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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-11(c) or §240.14a-12
BADGER STATE ETHANOL, LLC
(Name of Registrant As Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:
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BADGER STATE ETHANOL, LLC.
820 West 17th Street
Monroe, Wisconsin 53566
(608) 329-3900

Dear Member:

        You are cordially invited to attend a special meeting of members of Badger State Ethanol, LLC to be held on                        , 2006 at [    ]:00 [    ].m., central time, at [                        ].

        At this important meeting, you will be asked to vote on proposed amendments to our Second Amended and Restated Operating Agreement that are included in a proposed Third Amended and Restated Operating Agreement. Among other things, these proposed amendments provide for the reclassification of our Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such record holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such unit holders immediately prior to the effective time of the reclassification. Unit holders receiving Class A-1 member units will receive no additional consideration for their Class A member units. All other Class A member units will remain outstanding and be unaffected by the reclassification, except as described in the proxy statement accompanying this letter.

        Generally, if the proposed amendments to our Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement are approved, the Class A-1 member units will have no voting rights except under very limited circumstances and will be more freely transferable than Class A member units. Under the proposed Third Amended and Restated Operating Agreement, the new Class A-1 unit holders will receive the same share of our "profits" and "losses" and their respective rights to receive distributions of our assets will not change

        If approved at the special meeting, the reclassification will affect our unit holders as follows:

If you are a Class A unit holder of record with:	Effect:
More than 20 Class A member units:	Will continue to hold the same number of Class A member units
20 or fewer Class A member units:	Will receive one Class A-1 member unit for each Class A member unit held immediately prior to the effective time of the reclassification

        The primary effect of the reclassification, also referred to as a Rule 13e-3 transaction, will be to reduce our total number of Class A unit holders of record to below 300. As a result, pursuant to Rule 13e-3, we will terminate the registration of our Class A member units under federal securities laws and our SEC reporting obligations will be suspended. In addition, because the Class A-1 member units will be held by less than 500 holders of record, the Class A-1 member units will be unregistered securities and therefore, will not be subject to the public reporting requirements imposed by the SEC. As a result of the reclassification, our unit holders will lose the benefits of holding Section 15 registered securities, such as access to the information concerning the company required to be contained in the company's periodic reports to the SEC and which the company chooses not to otherwise distribute to unit holders, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the company of the requirements of The Sarbanes-Oxley Act of 2002.

        We are proposing the Rule 13e-3 transaction because our board has concluded, after careful consideration, that the costs and other disadvantages associated with being an SEC-reporting company outweigh any of the advantages. The reasons the board considered in reaching this conclusion include:

  •
  we estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $200,000 on an annual basis by eliminating the requirement to make periodic reports;

  •
  terminating our public company reporting obligation will help to protect sensitive business information from required or inadvertent disclosure that might benefit our competitors;

  •
  operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from increasingly stringent SEC reporting requirements, including requirements of The Sarbanes-Oxley Act of 2002, thus allowing management and our employees to focus more of their attention on our primary business which is the production and sale of fuel grade ethanol; and

  •
  by eliminating the pressure and expectation to produce short-term per unit earnings, management may have increased flexibility to consider and initiate actions that may produce long-term benefits and growth.

        Except for the effects described in the accompanying proxy statement, we do not expect the Rule 13e-3 transaction to adversely affect our operations. In addition, we have no current intentions to engage in any significant transactions following the reclassification, but instead expect to focus management's energy on our core business.

        Your board of directors believes the terms of the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the contemplated reclassification, are fair and in the best interest of our unaffiliated unit holders, and unanimously recommends that you vote "FOR" the proposal to approve our Third Amended and Restated Operating Agreement. The enclosed proxy statement includes a discussion of the alternatives and factors considered by the board in connection with its approval of the reclassification, and we encourage you to read carefully the proxy statement and appendices. As discussed in greater detail in the proxy statement, you will not have appraisal rights in connection with the reclassification transaction.

        Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

        On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of Badger State Ethanol.

Sincerely,
John M. Malchine Chairman of the Board and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated [                        , 2006] and is being mailed to members on or about [                        , 2006].

BADGER STATE ETHANOL, LLC.
820 West 17th Street
Monroe, Wisconsin 53566
(608) 329-3900

NOTICE OF SPECIAL MEETING OF MEMBERS
TO BE HELD ON [                        , 2006]

        A special meeting of members of Badger State Ethanol, LLC will be held on [                        , 2006], at [    ]:00 [    ].m., central time, at [            ]:

  (1)
  To consider and vote upon the following proposed amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement of Badger State Ethanol, LLC:

  A.
  Amendments to Sections 1.11, 2.2, 2.5, 6.2, 10.2 and 10.4 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such record holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such record holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification, except as described in the Proxy Statement relating to the Meeting;

  B.
  By amendment to Section 2.2 of the Second Amended and Restated Operating Agreement, the addition of a minimum ownership threshold requiring each holder of our Class A member units to own not less than 10 Class A member units and the modification of the Class A unit concentration limit to provide that each Class A unit holder together with his or her affiliates may own no more than 2,000 Class A units without the consent of our board, without reference to the 10% ownership limitation in our Second Amended and Restated Operating Agreement;

  C.
  By amendment to Section 10.3 of the Second Amended and Restated Operating Agreement, that our board of directors be provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  D.
  Revision of the amendment provisions in Section 9.1 of the Second Amended and Restated Operating Agreement to provide that our operating agreement may be modified or amended by the affirmative vote of two thirds of the directors then serving without member approval or by the affirmative vote of holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members;

  E.
  Removal of member approval rights currently contained in Sections 5.4(a) and 5.4(b) of the Second Amended and Restated Operating Agreement with respect to aspects of our operations that we believe are more properly determined by our directors, such as confessions of judgment against the company, taking steps to declare bankruptcy, the issuance of member units and engaging in transactions with our directors;

  F.
  By amendment to Section 5.1 of the Second Amended and Restated Operating Agreement, the increase of our board size from a maximum of seven directors to a maximum of nine directors, with the actual board size determined from time to time by the affirmative vote of two thirds of all directors then serving; and

    G.
    Deletion of the requirement in Section 1.10 of the Second Amended and Restated Operating Agreement that our board of directors adopt a formal business plan prior to each fiscal year, which will give our board additional flexibility in operating the company and responding to changing economic, market and other conditions.

    H.
    The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout, including updates in connection with provisions regarding our former Class B member units and Class C member units, which were converted to Class A member units in connection with our initial public offering.
(2)
To consider and vote upon a proposal to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

        The board of directors has fixed the close of business on [                        , 2006] as the record date for determining those members entitled to vote at the special meeting and any adjournment or postponement of the special meeting. Only members at the close of business on the record date are entitled to notice of, and to vote at, the special meeting.

                      By order of the board of directors

                      John L. Malchine
                      Chairman of the Board and
                      Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT.

        Whether or not you plan to attend the special meeting in person, please take the time to vote by completing and marking the enclosed proxy card in the enclosed postage-paid envelope. If you attend the special meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

        Your board of directors unanimously recommends that you vote "FOR" approval of the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that will, among other things, effect the reclassification.

i

Voting and Revocation of Proxies	54
Solicitation of Proxies; Expenses of Solicitation	55
Authority to Adjourn Special Meeting to Solicit Additional Proxies	55
FINANCIAL INFORMATION	56
Selected Historical Financial Data	56
MARKET PRICE OF BADGER STATE ETHANOL, LLC CLASS A MEMBER UNITS AND DISTRIBUTION INFORMATION	58
Comparative Market Price Data	58
Distributions	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
CLASS A MEMBER UNIT PURCHASE INFORMATION	60
Prior Purchases of Class A Member Units	60
Recent Transactions	60
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
Related Transactions	60
Agreements Involving Badger State's Securities	62
OTHER MATTERS	62
Reports, Opinions, Appraisals and Negotiations	62
Persons Making the Solicitation	62
Other Matters of Special Meeting	62
Forward Looking Statements	62
Where You Can Find More Information	62
Information Incorporated by Reference	63

APPENDIX A
Second Amended and Restated Badger State Ethanol, LLC Operating Agreement	A-1
APPENDIX B
Proposed Third Amended and Restated Badger State Ethanol, LLC Operating Agreement	B-1
APPENDIX C
Annual Report on Form 10-K for Fiscal Year Ended December 31, 2005 and Quarterly Report on Form 10-Q for Quarter Ended March 31, 2006	C-1

ii

SUMMARY TERM SHEET

        This summary provides an overview of material information from this proxy statement about the proposed Rule 13e-3 transaction and the proposed amendments to our currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. However, it is a summary only. To better understand the transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

        In this proxy statement, "Badger State," "we," "our," "ours," "us" and the "company" refer to Badger State Ethanol, LLC, a Wisconsin limited liability company. Moreover, using the same terminology as is used in our operating agreement, our managers and board of managers are referred to as "directors" and "board of directors" or "board," respectively. The term "reclassification" refers to the reclassification of our Class A member units held by unit holders who are record holders of 20 or fewer Class A member units. The reclassification is designed to reduce the number of Badger State Class A unit holders of record to below 300, which will allow us to suspend our filing obligations under the Securities Exchange Act of 1934, as amended. This transaction is referred to as a "Rule 13e-3 going private transaction," or a "Rule 13e-3 transaction." The "new Class A-1 unit holders" of Badger State means all Class A unit holders of record of Badger State with 20 or fewer Class A member units immediately prior to the effective time of the reclassification. The term "continuing Class A unit holders" means all Class A unit holders of record of Badger State with more than 20 Class A member units immediately prior to the effective time of the reclassification. References to "member units" or "units" refers to Badger State's Class A member units or the proposed Class A-1 member units as applicable.

Badger State Ethanol, LLC

        Badger State Ethanol, LLC, a Wisconsin limited liability company with a business address of 820 West 17th Street, Monroe, Wisconsin 53566 and a business telephone number of (608) 329-3900, was organized in 2000 and, is engaged in the production and sale of fuel grade ethanol. We completed construction of our plant and started operations in October 2002. In November 2005, we began construction on an addition to our facility for the production of corn protein concentrate and corn germ.

        Fuel grade ethanol is our primary product accounting for the majority of our revenue. In addition, we sell distillers grains, a principal co-product of the ethanol production process, which may be sold as distillers dried grains and distillers modified wet grains, and carbon dioxide. Also, as of October, 2005, we completed construction of our Smart Station retail fuel station and began selling ethanol based fuel (both 10% ethanol and 85% ethanol) to retail customers. In 2005, we produced over 18 million bushels of corn into over 50 million gallons of ethanol. We also processed over 168,000 tons of distillers grains and over 97,000 tons of carbon dioxide in 2005.

Introduction and Overview of the Rule 13e-3 Transaction

(see page 15)

        We are proposing that our members adopt a Third Amended and Restated Operating Agreement that will include amendments to our currently effective Second Amended and Restated Operating Agreement dated March 26, 2001. If the proposed Third Amended and Restated Operating Agreement is adopted, it will, among other things, result in a reclassification of our Class A member units held by Class A unit holders of record with 20 or fewer Class A member units immediately prior to the effective time of the reclassification. If the proposed amendments to our Second Amended and Restated Operating Agreement are approved and the reclassification is completed, Class A unit holders of record with 20 or fewer Class A member units immediately prior to the reclassification will receive one Class A-1 member unit for each Class A member unit held prior to the reclassification. Unit holders receiving Class A-1 member units will receive no additional consideration for their Class A member units. Class A unit holders of record with more than 20 Class A member units will remain Class A unit holders. We expect to pay a total of approximately $150,000 in fees and expenses in connection with the Rule 13e-3 transaction and we anticipate that the number of outstanding Class A member units will decrease approximately [14.7%], from [19,774] Class A member units to approximately [16,864] Class A member units and we expect to issue a corresponding number of Class A-1 member units or approximately 2,910 units. We anticipate that the reclassification will result in the reduction of our Class A unit holders of record from [475] to approximately [146], and that approximately [329] record unit holders of Class A-1 member units will have been created. The effect of the reclassification will be to reduce the number of Class A unit holders of record to less than 300, which will allow us to suspend our reporting obligations under federal securities laws. In addition, because the Class A-1 member units will be held by less than 500 holders of record, the Class A-1 member units will not be required to be registered with the SEC and therefore will not be subject to the public reporting requirements imposed by the SEC.

The Third Amended and Restated Operating Agreement

(see pages 44 through 45)

        As discussed above, the amendments to our currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement provide for the reclassification of our Class A member units held by Class A unit holders of record who own 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such unit holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such unit holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification, except as described in this proxy statement.

        In addition, the proposed Third Amended and Restated Operating Agreement provides for the following amendments to our Second Amended and Restated Operating Agreement:

  •
  by amendment to Section 2.2 of the Second Amended and Restated Operating Agreement, the addition of a minimum ownership threshold requiring each holder of our Class A member units to own not less than 10 Class A member units and the modification of the Class A unit concentration limit to provide that each Class A unit holder together with his or her affiliates may own no more than 2,000 Class A units without the consent of our board, without reference to the 10% ownership limitation in our Second Amended and Restated Operating Agreement;

  •
  by amendment to Section 10.3 of the Second Amended and Restated Operating Agreement, that our board of directors be provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  •
  revision of the amendment provisions in Section 9.1 of the Second Amended and Restated Operating Agreement to provide that our operating agreement may be modified or amended by the affirmative vote of two thirds of the directors then serving without member approval or by the affirmative vote of holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members;

  •
  removal of member approval rights currently contained in Sections 5.4(a) and 5.4(b) of the Second Amended and Restated Operating Agreement with respect to aspects of our operations that we believe are more properly determined by our directors, such as confessions of judgment against the company, taking steps to declare bankruptcy, the issuance of member units and engaging in transactions with our directors;

  •
  by amendment to Section 5.1 of the Second Amended and Restated Operating Agreement, the increase of our board size from a maximum of seven directors to a maximum of nine directors, with the actual board size determined from time to time by the affirmative vote of two thirds of all directors then serving;

  •
  by amendment to Section 1.10 of the Second Amended and Restated Operating Agreement, deletion of the requirement that our board of directors adopt a formal business plan prior to each fiscal year, which will give our board additional flexibility in operating the company and responding to changing economic, market and other conditions; and

  •
  general updates throughout the document, including updates in connection with provisions regarding our former Class B member units and Class C member units, which were converted to Class A member units in connection with our initial public offering.

        A description of the reclassification, along with a summary of the other proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement can be found on pages 44 through 45. The proposed amendments to our Second Amended and Restated Operating Agreement to effect the reclassification and the other proposed amendments listed above will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of directors, in their discretion, may determine not to implement:

  •
  the reclassification; or

  •
  any or all of the proposed amendments to the currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that our members otherwise approved.

Background of the Rule 13e-3 Transaction

(see pages 16 through 22)

        For a description of the events leading to the approval of the Rule 13e-3 transaction by our board of directors and the reasons for its approval, you should refer to "Special Factors—Background of the Rule 13e-3 Transaction," "Special Factors—Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation" and "Special Factors—Purpose and Structure of the Rule 13e-3 Transaction" on pages 16 through 26 and 32 through 33. As we explain more fully in these sections, our board considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company, while remaining an independent company.

Reasons for the Rule 13e-3 Transaction

(see pages 22 through 26)

        Our reasons for the Rule 13e-3 transaction include the following:

  •
  we estimate that we will be able reallocate resources and eliminate costs and avoid anticipated future costs of approximately $200,000 on an annual basis starting in 2007, by eliminating the requirement to make periodic reports and reducing the expenses of unit holder communications;

  •
  there is little justification for remaining a reporting company given the low trading volume in our Class A member units, our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, which means our member units cannot be traded on an established securities market or be readably tradable in a secondary market, and that our earnings are sufficient to support growth, thereby eliminating any need to raise capital in the public market;

  •
  as a reporting company, we are required to disclose information to the public, including to actual or potential competitors, that may be helpful to these competitors in challenging our business operations and to take market share, employees and customers away from us. Terminating our public company reporting obligation will help to protect that sensitive information from required or inadvertent disclosure;

  •
  operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business;

  •
  operating as a non-SEC reporting company may eliminate the pressure and expectation to produce short-term per unit earnings and may increase management's flexibility to consider and initiate actions that may produce long-term benefits and growth;

  •
  the Rule 13e-3 transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those unit holders receiving Class A-1 member units to retain an equity interest in Badger State, and therefore, continue to receive a pro rata portion of the profits, losses and distributions of Badger State; and

  •
  completing the Rule 13e-3 transaction at this time will allow us to begin to realize the cost savings, and will allow our management and employees to redirect their focus to our business, at the earliest possible date.

        We considered that some of our Class A unit holders may prefer to continue as unit holders of Badger State as an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. To review the reasons for the Rule 13e-3 transaction in greater detail, please see pages 22 through 26.

Fairness of the Rule 13e-3 Transaction; Board Recommendation

(see pages 26 through 32)

        Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction, our board of directors believes that the Rule 13e-3 transaction and the terms and provisions of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including those regarding the reclassification of Class A member units, are substantively and procedurally fair to our unaffiliated unit holders. Our board of directors unanimously approved Rule 13e-3 transaction and the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement.

        In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated unit holders (defined as those unit holders who are not our directors or executive officers), the board considered a number of positive and negative factors affecting both unaffiliated unit holders who will continue to hold our Class A member units as well as those unit holders whose Class A member units will be reclassified into Class A-1 member units, and those factors are set forth in greater detail on pages 26 through 32. Badger State's board of directors chose a reclassification to effect the going private transaction because Badger State does not have the financial resources to purchase sufficient Class A member units to effect a going private transaction by other alternative means and it will enable those holders of our Class A member units who will receive Class A-1 member units to retain an equity interest in Badger State and therefore, continue to share in our profits and losses on the same basis. The board considered other alternatives, including, among others, a cash-out merger and a tender offer, but decided against such alternatives because some of our unit holders would receive only cash consideration, which Badger State would not be able to pay, but may also have resulted in some of our unit holders who desired to continue holding member units no longer holding an equity interest in Badger State because of their inability or failure to restructure their holdings. By structuring the transaction in this manner, the board of directors believes that it has attempted to balance the interests of reducing Badger State's expenses in transitioning to a non-SEC reporting company while at the same time affording all of our unit holders the opportunity to retain an equity ownership interest in Badger State.

        Our board of directors unanimously recommends that you vote "FOR" the proposed Third Amended and Restated Operating Agreement that will effect the Rule 13e-3 Transaction.

Purpose and Structure of the Rule 13e-3 Transaction

(see pages 32 and 33)

        The purpose of the Rule 13e-3 Transaction is to consolidate ownership of our Class A member units and reduce the number of our Class A unit holders of record to less than 300. If successful, we will be able to discontinue our SEC reporting requirements and allow our management and employees to refocus time spent on complying with SEC-reporting obligations on operational and business goals.

        The reclassification structure of the Rule 13e-3 transaction will allow us to effect the transaction without the expenditure of substantial funds and will result in all of our unit holders retaining an equity interest in Badger State. Therefore, all of our unit holders will continue to participate in any future growth and earnings of the company and in any future value received as a result of the sale of the company. Because we are not cashing out any of our unit holders, we believe that this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement. See "Special Factors—Background of the Rule 13e-3 Transaction" beginning on page 16.

        Our board of directors will have the discretion to determine if and when to effect the Rule 13e-3 transaction and reserves the right to abandon the transaction even if the appropriate amendments to the Second Amended and Restated Operating Agreement effecting the reclassification are approved by our members. For example, if the number of record holders of Class A member units changes such that the Rule 13e-3 transaction would no longer accomplish our intended goal of discontinuing our SEC-reporting obligations, the board of directors may determine not to effect the Rule 13e-3 transaction.

        The Rule 13e-3 transaction is being effected at the record unit holder level. This means that we will look at the number of Class A member units registered in the name of a single holder to determine if that holder's Class A member units will be reclassified. It is important that our unit holders understand how member units that are held by them in "street name" will be treated for purposes of the Rule 13e-3 transaction described in this proxy statement. Unit holders who have transferred their Class A member units of Badger State into a brokerage or custodial account are no longer shown on our membership register as the record holder of those member units. Instead, the brokerage firms or custodians typically hold all of the member units of Badger State that its clients have deposited with it through a single nominee; this is what is meant by "street name." If that single nominee is the unit holder of record of more than 20 Class A member units, then the Class A member units registered in that nominee's name will be completely unaffected by the Rule 13e-3 transaction. Because the Rule 13e-3 transaction only affects unit holders of record, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own 20 or fewer Class A member units. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of Class A member units as they did at the start of this transaction, even if the number of Class A member units that they beneficially own is 20 or fewer.

        If you hold your member units in "street name," you should talk to your broker, nominee or agent to determine how they expect the Rule 13e-3 transaction to affect you. Because other "street name" holders who hold through your broker, agent or nominee may adjust their holdings prior to the Rule 13e-3 transaction, you may have no way of knowing whether your Class A member units will be reclassified in the transaction until it is completed. However, because we think it is likely that any brokerage firm or other nominee will hold more than 20 Class A member units in any one account, we think it is likely that all "street name" holders will remain continuing Class A unit holders.

        The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level in part to allow unit holders some flexibility with respect to how their Class A member units will be treated in the Rule 13e-3 transaction. See "—Purpose and Structure of the Rule 13e-3 Transaction." Unit holders of record who would prefer to continue as Class A unit holders of Badger State, despite the board's recommendation, may elect to do so by acquiring sufficient Class A member units so that they hold more than 20 Class A member units in their own name immediately prior to the effective time of Rule 13e-3 transaction or by combining ownership of their Class A member units with those owned by family members or other unit holders into one record account (for example, a family company or trust) or by transferring their Class A member units into a brokerage or nominee account so that it is held in "street name" by an entity holding a total of greater than 20 Class A member units. In addition, beneficial owners whose Class A member units would be reclassified if they were record owners instead of beneficial owners, and who wish to receive Class A-1 member units from Badger State as a part of the Rule 13e-3 transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their Class A member units into a record account in their own name. Record holders owning more than 20 Class A member units who wish to receive Class A-1 member units for their Class A member units may reduce their ownership of record to 20 or fewer Class A member units by selling or gifting some of their Class A member units or transferring to a separate record account some of their Class A member units. In any case, these unit holders will have to act within the constraints of the transfer restrictions in our Second Amended and Restated Operating Agreement and far enough in advance of the Rule 13e-3 transaction so that any consolidation, purchase or transfer is completed by the effective time of the Rule 13e-3 transaction.

Effects of the Rule 13e-3 Transaction

(see pages 33 through 41)

        The Rule 13e-3 transaction is a going private transaction for Badger State, meaning it will allow us to deregister with the SEC and our reporting obligations under federal securities laws will be suspended. As a result of the Rule 13e-3 transaction, among other things:

  •
  the number of our Class A unit holders of record will be reduced from approximately [475] to approximately [146], and the number of outstanding Class A member units will decrease approximately [14.7%], from [19,774] Class A member units to approximately [16,864] Class A member units and the number of our Class A-1 member units will correspondingly increase from zero to approximately [2,910], to be held by approximately [329] Class A-1 unit holders of record;

  •
  as a group, the percentage beneficial ownership of and voting power over Class A member units by all directors and executive officers of Badger State will increase approximately [1.4%], from approximately [8.4%] to approximately [9.8%] after the Rule 13e-3 transaction, which is unlikely to have a practical effect on their collective ability to control the company;

  •
  the affiliated and unaffiliated new Class A-1 unit holders will have received one Class A-1 member unit for each Class A member unit held by them immediately prior to the effective time of the Rule 13e-3 transaction and will continue to have an equity interest in Badger State and therefore, will continue to share in our profits and losses and may be entitled to realize the same value per unit as the continuing Class A unit holders in the event of any future sale of the company;

  •
  the new Class A-1 unit holders will receive no additional consideration for their Class A member units other than the Class A-1 units received in the reorganization;

  •
  because of the reduction of our total number of Class A unit holders of record to less than 300, we will be allowed to suspend our status as a reporting company with the SEC;

  •
  once our SEC reporting obligations are suspended, our unit holders will lose the benefits of holding Section 15 registered securities. For example, our unit holders will not have access to the information concerning the company required to be contained in the company's periodic reports to the SEC and which the company chooses not to otherwise distribute to unit holders, we will not be subject to the provisions of The Sarbanes-Oxley Act of 2002 or the liability provisions of the Securities Exchange Act of 1934, as amended, and our officers will not be required to certify the accuracy of our financial statements under SEC rules;

  •
  the liquidity of our Class A member units will likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our Class A unit holders of record;

  •
  the new Class A-1 unit holders will have no voting rights except under very limited circumstances and will have no rights to nominate, elect or remove directors or to amend our Third Amended and Restated Operating Agreement. The loss of these rights may cause potential purchasers of Class A-1 member units to value these units at a value less than Class A member units. In addition, if approved, the amendment to our Second Amended and Restated Operating Agreement imposing a 10-unit minimum ownership requirement on holders of our Class A member units may cause potential purchasers of Class A member units to value these units at a value less than the price at which Class A member units were trading prior to such amendment. Further, the fact that the Class A-1 member units and Class A member units will be unregistered securities and that the Class A member units will be held by fewer holders of record than prior to the reclassification may cause a decrease in the marketability of the Class A-1 member units and the Class A member units, which may cause a corresponding decrease in the value of the Class A-1 member units and Class A member units; and

  •
  the annual compensation paid by us to our officers and directors will not increase as a result of the Rule 13e-3 transaction, nor will the Rule 13e-3 transaction result in any material alterations to any existing employment agreements with our officers.

        For a further description of how the Rule 13e-3 transaction will affect our unaffiliated unit holders, including the different effects on the continuing Class A unit holders and the new Class A-1 unit holders, please see "Special Factors—Effects of the Rule 13e-3 Transaction on the Unit Holders of Badger State" on pages 36 through 41.

Possible Conflicts of Interest of Directors and Officers in the Rule 13e-3 Transaction

(see pages 41 and 42)

        You should be aware that the directors and executive officers of Badger State have interests in the Rule 13e-3 transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Rule 13e-3 transaction.

        Other than Messrs. Wayne Mitchell and James Leitzinger, we expect that all of the directors and executive officers of Badger State will own more than 20 Class A member units at the effective time of the Rule 13e-3 transaction, and will therefore continue to hold Class A member units if the Rule 13e-3 transaction is approved.

        Because there will be fewer Class A member units following the Rule 13e-3 transaction, and because the Class A-1 member units will have limited voting rights, the directors and executive officers who will be continuing as Class A member unit holders will own a larger relative percentage of the voting interest in the company. As of the record date, these directors and executive officers collectively beneficially held and had voting power over 1,660 Class A member units, or [8.4%] of our member units. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction on our outstanding Class A member units as described above, the directors and executive officers will beneficially hold and have voting power over [9.8%] of our Class A member units following the Rule 13e-3 transaction. This represents a potential conflict of interest because the directors of Badger State approved the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement and the Rule 13e-3 transaction and are recommending that you approve them. Despite this potential conflict of interest, the board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated unit holders for the reasons discussed in this proxy statement.

Financing of the Rule 13e-3 Transaction

(see page 42)

        We estimate that the Rule 13e-3 transaction will cost approximately $150,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See "Special Factors—Fees and Expenses" for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

(see pages 42 through 43)

        We believe that the reclassification, if approved and completed, should have the following federal income tax consequences:

  •
  the reclassification should result in no material federal income tax consequences to us;

  •
  those unit holders continuing to hold Class A member units will not recognize any gain or loss in connection with the reclassification.

  •
  those unit holders receiving Class A-1 member units for their Class A member units will not recognize any gain or loss in the reclassification, their adjusted tax basis in their Class A-1 member units held immediately after the reclassification will equal their adjusted tax basis in their Class A member units held immediately before the reclassification, and their holding period in their Class A-1 member units will include the holding period during which their Class A member units were held.

        Because determining the tax consequences of the reclassification can be complicated, you should consult your own tax advisor to understand fully how the reclassification will affect you.

Appraisal Rights

(see page 43)

        Under Wisconsin law, you do not have appraisal rights in connection with the Rule 13e-3 transaction, and pursuant to our Second Amended and Restated Operating Agreement, you have waived any dissenter's rights that may have otherwise been available. In connection with the Rule 13e-3 transaction, you may pursue all other available remedies under applicable law.

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

(see pages 52 through 54)

        Our board of directors is asking for your proxy for use at a special meeting of members to be held on [                        , 2006], at [    ]:00 [    ].m., central time, at [                        ], Wisconsin, and at any adjournments or postponements of that meeting. At the special meeting, members will be asked:

  •
  to consider and vote upon the following proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement:

  A.
  Amendments to Sections 1.11, 2.2, 2.5, 6.2, 10.2 and 10.4 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such record holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such record holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification, except as described in the Proxy Statement relating to the Meeting;

  B.
  By amendment to Section 2.2 of the Second Amended and Restated Operating Agreement, the addition of a minimum ownership threshold requiring each holder of our Class A member units to own not less than 10 Class A member units and the modification of the Class A unit concentration limit to provide that each Class A unit holder together with his or her affiliates may own no more than 2,000 Class A units without the consent of our board, without reference to the 10% ownership limitation in our Second Amended and Restated Operating Agreement;

  C.
  By amendment to Section 10.3 of the Second Amended and Restated Operating Agreement, that our board of directors be provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  D.
  Revision of the amendment provisions in Section 9.1 of the Second Amended and Restated Operating Agreement to provide that our operating agreement may be modified or amended by the affirmative vote of two thirds of the directors then serving without member approval or by the affirmative vote of holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members;

  E.
  Removal of member approval rights currently contained in Sections 5.4(a) and 5.4(b) of the Second Amended and Restated Operating Agreement with respect to aspects of our operations that we believe are more properly determined by our directors, such as confessions of judgment against the company, taking steps to declare bankruptcy, the issuance of member units and engaging in transactions with our directors;

    F.
    By amendment to Section 5.1 of the Second Amended and Restated Operating Agreement, the increase of our board size from a maximum of seven directors to a maximum of nine directors, with the actual board size determined from time to time by the affirmative vote of two thirds of all directors then serving; and

    G.
    Deletion of the requirement in Section 1.10 of the Second Amended and Restated Operating Agreement that our board of directors adopt a formal business plan prior to each fiscal year, which will give our board additional flexibility in operating the company and responding to changing economic, market and other conditions.

    H.
    The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout, including updates in connection with provisions regarding our former Class B member units and Class C member units, which were converted to Class A member units in connection with our initial public offering.
  •
  to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting.

Record Date

(see page 54)

        You may vote at the special meeting if you are a member owning at least five Class A member units of Badger State at the close of business on [                        , 2006], which has been set as the record date. At the close of business on the record date, there were [19,774] Class A member units outstanding held by approximately [475] Class A unit holders of record. Members entitled to vote have one vote on each matter considered and voted upon at the special meeting for each Class A member unit held of record by such member at the close of business on the record date.

Vote Required for Approval

(see page 54)

        Approval of the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement requires the affirmative vote of a majority of the total outstanding Class A member units entitled to vote at the special meeting, or 9,888 of the 19,774 outstanding Class A member units. Because the executive officers and directors of Badger State have the power to vote a total of 1,660 Class A member units and because we believe that all of the executive officers and directors will vote in favor of the amendments to effect the Rule 13e-3 transaction and other amendments, this means a total of 8,228 Class A member units held by unit holders who are not executive officers or directors of the company will be required to vote in favor of the transaction for it to be approved. Because the executive officers and directors of Badger State own approximately 8.4% of the voting power of our outstanding Class A member units, there is no assurance that the amendments to effect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement will be approved.

        Abstentions and broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. Therefore, abstentions and broker non-votes will have the effect of a vote "AGAINST" the amendments to effect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. Approval of the

amendments to effect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement does not require the separate vote of a majority of our unaffiliated unit holders, and no separate vote will be conducted.

        You may vote your Class A member units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person.

Provisions for Unaffiliated Unit Holders

(see page 31)

        Badger State has not made any provisions in connection with the Rule 13e-3 transaction to grant unaffiliated unit holders access to our corporate files, or the files of the Class A unit holders, or to obtain counsel or appraisal services for unaffiliated unit holders at our expense or at the expense of the Class A unit holders whose Class A member units will not be reclassified in connection with the transaction.

Terms of the Class A-1 Member Units to be Received in the Reclassification

(see pages 45 through 52)

        We are authorized to issue up to an aggregate of 30,000 units. As of the date of this proxy statement, the only authorized units of Badger State that were outstanding were our Class A member units. The proposed Third Amended and Restated Operating Agreement authorizes the issuance of Class A-1 member units. The terms of the Class A-1 member units provide as follows:

  •
  Voting Rights.    Unlike the Class A member units, the Class A-1 member units will not have voting rights, except under very limited circumstances. Class A-1 unit holders are entitled to vote only upon proposals for consolidation, merger, or dissolution of the company. On the matters on which the Class A-1 unit holders are entitled to vote, the Class A-1 unit holders will have one vote for each Class A-1 member unit held by them. The Class A-1 unit holders will vote together with the Class A unit holders as a single class and not as a separate class on those matters on which Class A-1 unit holders are entitled to vote. Holders of Class A-1 member units will not be entitled to nominate, elect or remove directors. In addition, holders of Class A-1 member units will not be entitled to amend our Third Amended and Restated Operating Agreement.

  •
  Transferability.    Our Class A-1 member units will be subject to fewer transfer restrictions than our Class A member units, which will make transfers of our Class A-1 units easier to accomplish. However, there is a limited market for our Class A member units now and we do not anticipate this market to increase substantially for either our Class A member units or our Class A-1 member units after the Rule 13e-3 transaction. Rather, the market for our member units may become more limited. The transfer of Class A member units in most circumstances require the consent of a majority of our board of directors. Unlike our Class A member units, Class A-1 member units may be transferred without the approval of a majority of our board of directors, except that our board of directors may disallow a transfer of Class A-1 member units if it believes that a transfer will result in the Class A-1 member units being held by 500 or more Class A-1 unit holders or another number that otherwise obligates the company to register its Class A-1 member units under Section 12(g) of the Securities Exchange Act. Our Class A-1 member units will still be subject to some restrictions on transfer, such as transfers that change certain tax treatment of the company. As with transferees of our Class A member units, transferees of Class A-1 member units will be required to furnish certain tax information to the company and the company need not make distributions to the transferee until such information is provided. In order to become members of the company, transferees of Class A-1 member units must also become parties to the company's operating agreement.

  •
  Ownership Restrictions.    Class A-1 unit holders will not be subject to the same ownership restrictions as Class A unit holders. Class A unit holders are currently subject to a "Class A concentration limit," which restricts the acquisition of Class A member units to the lesser of 2,000 Class A member units or 10% of the company's issued and outstanding Class A member units. In the proposed Third Amended and Restated Operating Agreement, that limit will be amended to restrict ownership to 2,000 Class A member units without regard to percentage ownership. In addition, the proposed Third Amended and Restated Operating Agreement adds a minimum ownership requirement, requiring Class A unit holders to own a minimum of 10 Class A member units. There is no "concentration limit" with respect to Class A-1 member units although there is a minimum ownership requirement of five Class A-1 member units. Class A-1 unit holders receiving less than five Class A-1 member units in the reclassification may continue to hold those Class A-1 member units without violating the minimum ownership requirement.

  •
  Economic Rights of the Class A-1 Unit Holders.    The rights of our Class A unit holders and Class A-1 unit holders will be the same with respect to sharing in our profits and losses, receiving distributions of our assets when declared by our directors, and participating in the distribution of our assets if we dissolve.

        For additional details on the terms of the Class A member units and the Class A-1 member units, see "Description of Member Units."

 QUESTIONS AND ANSWERS ABOUT THE RULE 13E-3 TRANSACTION

Q:
What is the date, time and place of the special meeting?

A:
The special meeting of our members will be held on [                        , 2006], at [    ]:00 [    ].m., central time, at [                        ], to consider and vote upon the Rule 13e-3 transaction proposal.

Q:
Who is entitled to vote at the special meeting?

A:
Members of record of our Class A member units as of the close of business on [                        , 2006], are entitled to vote at the special meeting so long as such members hold at least five Class A member units. Each of our members who is entitled to vote is entitled to one vote for each Class A member unit owned on the record date.

Q:
What vote is required for our members to approve the Rule 13e-3 transaction?

A:
For the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement to be adopted and the Rule 13e-3 transaction to be approved, a majority of the Class A member units held by members who are entitled to vote at the special meeting must vote "FOR" the Rule 13e-3 transaction and these amendments.

Q:
What happens if I do not return my proxy card?

A:
Because the affirmative vote of a majority of the total outstanding Class A member units entitled to vote at the special meeting is required to approve the amendments to affect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, unless you vote in person, a failure to return your proxy card will have the same effect as voting against the Rule 13e-3 transaction and these amendments.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your Class A member units as soon as possible. You may vote your Class A member units by returning the enclosed proxy by mail. You may also vote in person at the special meeting of members. This proxy statement includes detailed information on how to cast your vote.

Q:
If my Class A member units are held for me by my broker, will my broker vote those units for me?

A:
Your broker will vote your Class A member units only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your Class A member units using the voting instruction card provided by your broker.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting by delivering a later-dated and signed proxy card or a written revocation of the proxy to our secretary prior to the date of the special meeting or at the special meeting prior to the taking of the vote. You may also revoke your proxy by attending the meeting and voting in person.

Q:
Do I need to attend the special meeting in person?

A:
No. You do not have to attend the special meeting to vote your Class A member units. You may vote your Class A member units by returning the enclosed proxy, or by voting in person at the special meeting of members.

Q:
Will I have appraisal or dissenters' rights in connection with the Rule 13e-3 transaction?

A:
No. Dissenters' rights are not available under Wisconsin law, which governs the Rule 13e-3 transaction, and pursuant to the Second Amended and Restated Operating Agreement, all Badger State members have waived and agreed not to assert any dissenters' rights.

Q:
Should I send in my Class A member unit certificates now?

A:
No. If you own in record name fewer than 20 Class A member units, after the reclassification is completed, we will send you written instructions for exchanging your old certificates for new certificates representing Class A-1 member units. If you own in record name more than 20 Class A member units, you will continue to hold the same certificates after the reclassification as you did before.

Q:
What does it mean if I receive more than one proxy?

A:
It means that you have multiple holdings reflected in our membership register and/or in accounts with brokers. Please sign and return ALL proxy forms to ensure that all your Class A member units are voted. If you received more than one proxy card but only one copy of the proxy statement and supplemental materials, you may request additional copies from us at any time.

Q.
Where can I find more information about Badger State?

A.
We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. General information about us is available at our Internet site at http://www.badgerstateethanol.com; the information on our Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement. For a more detailed description of the information available, please see page 62.

Q.
Who can help answer my questions?

A.
If you have questions about the Rule 13e-3 transaction and the proposed amendments to our Second Amended and Restated Operating Agreement after reading this proxy statement or need assistance in voting your units, you should contact John L. Malchine, our Chief Executive Officer or Gary Kramer, our President and General Manager at (608) 329-3900 (call collect).

SPECIAL FACTORS

Overview of the Rule 13e-3 Transaction

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Badger State Ethanol, LLC, a Wisconsin limited liability company, and is to be used at a special meeting at which our members will be asked to consider and vote upon amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. If approved, the amendments to our Second Amended and Restated Operating Agreement contained inthe Third Amended and Restated Operating Agreement will, among other things, result in a reclassification of our Class A member units held by unit holders of record with 20 or fewer Class A member units immediately prior to the effective time of the reclassification.

        If the amendments to our Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement and the Rule 13e-3 transaction are approved as described below, Class A unit holders of record with 20 or fewer Class A member units immediately prior to the reclassification will receive one Class A-1 member unit for each Class A member unit held immediately prior to the effective time of the reclassification. Class A unit holders of record with more than 20 Class A member units will remain Class A unit holders. We intend, immediately following the reclassification, to terminate the registration of our Class A member units with the SEC and suspend further reporting under the Securities Exchange Act of 1934, as amended.

        If approved by our members at the special meeting and implemented by our board of directors, the Rule 13e-3 transaction will generally affect our Class A unit holders as follows:

UNIT HOLDER POSITION PRIOR TO RULE 13E-3 TRANSACTION	EFFECT OF RULE 13E-3 TRANSACTION
Unit holders of record holding more than 20 Class A member units	Unit holder will continue to hold the same number of Class A member units held prior to the Rule 13e-3 transaction.
Unit holders of record holding 20 or fewer Class A member units	Class A member units will be reclassified into Class A-1 member units on the basis of one Class A-1 member unit for each Class A member unit held by such unit holders, immediately prior to the effective time of the Rule 13e-3 transaction.
Unit holders holding Class A member units in "street name" through a nominee (such as a bank or broker)	The Rule 13e-3 transaction will be effected at the record unit holder level. Therefore, assuming the nominee is the holder of more than 20 Class A member units of record, regardless of the number of beneficial holders or the number of Class A member units held by each beneficial holder, Class A member units held in "street name" will not be subject to the Rule 13e-3 transaction and the beneficial holders who hold their Class A member units in "street name" will continue to hold the same member Class A member units as before the Rule 13e-3 transaction.

        The effects of the Rule 13e-3 transaction on each group of unaffiliated unit holders are described more fully below under "—Effects of the Rule 13e-3 Transaction on Unit Holders of Badger State," and the effects on the company are described more fully below under "—Effects of the Rule 13e-3 Transaction on Badger State; Plans or Proposals after the Rule 13e-3 Transaction."

Background of the Rule 13e-3 Transaction

        As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

  •
  Annual Reports on Form 10-K;

  •
  Quarterly Reports on Form 10-Q;

  •
  Current Reports on Form 8-K.

        Our management and several of our employees expend considerable time and resources to prepare and file these reports and we believe that energy could be beneficially diverted to other areas of our operations that would allow management and those employees to focus more of their attention on our business. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting related costs have been increasing over the years, and we believe they will increase significantly in 2007, when we become subject to the rules adopted by the SEC pursuant to Section 404 of The Sarbanes-Oxley Act of 2002, following the extension by the SEC of the compliance deadline. These rules require us to include in our Annual Report on Form 10-K our management's report on, and assessment of, the effectiveness of our internal controls over financial reporting. In addition, our independent auditors must attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting and the effectiveness of those internal controls. We estimate that our costs and expenses incurred in connection with SEC reporting for 2007 will be approximately $200,000 as a result of the adoption and implementation of The Sarbanes-Oxley Act.

        As of May 19, 2006, there were 19,774 Class A member units issued and outstanding, held by approximately 475current unit holders of record. Of our approximately 475 unit holders of record, we believe approximately 329, or 69%, hold 20 or fewer Class A member units. Our board of directors and management believe that the recurring expense and burden of our SEC-reporting requirements described above are not cost efficient for Badger State. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we will not be subject to the provisions of The Sarbanes-Oxley Act of 2002 or the liability provisions of the Securities Exchange Act of 1934, as amended, and our officers will not be required to certify the accuracy of our financial statements under SEC rules.

        There can be many advantages to being a public company, possibly including a higher value for our Class A member units, a more active trading market and the enhanced ability of the company to raise capital or make acquisitions. However, there is a limited market for our Class A member units and, in order to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our member units cannot be traded on an established securities market or be readably tradable in a secondary market, thereby assuring that there will continue to be a limited market for our member units. We have therefore not been able to effectively take advantage of these benefits. Based on the limited number of Class A member units available and the trading restrictions we must observe under the Internal Revenue Code, we believe it is highly unlikely that our Class A member units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, as a result of our limited trading market and our status as a limited liability company, we are unlikely to be well-positioned to use our public company status to raise capital in the future through sales of additional securities in a public offering or to acquire other business entities using our Class A member units as consideration. Moreover, our limited trading market and ownership limitations for Class A member units could make it difficult for our Class A member unit holders to liquidate a large number of Class A member units without negatively affecting the per unit sale price. The Rule 13e-3 transaction will provide some additional liquidity to Class A-1 unit holders making those member units easier to transfer because the terms of the Third Amended and Restated Operating Agreement eliminates for the new Class A-1 member units most of the restrictions as to transferability that will continue to apply to the Class A member units. However, even with the removal of these restrictions, we believe there will continue to be a limited market for the Class A-1 members units because of our desire to avoid being taxed as a corporation under applicable Internal Revenue Service rules as described above.

        Therefore, our board of directors and management have concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and our employees and the expense related to the SEC reporting obligations. The board considered that many of the factors arguing in favor of de-registration, including eliminating costs associated with registration and allowing management and our employees to focus on core business initiatives, had been in existence for some time, and felt that the increasingly stringent regulation brought on by The Sarbanes-Oxley Act would only make these factors more compelling as time went on. As a result of the confluence of these factors, the board determined at that time that it would be beneficial to consider the pursuit of such a transaction. Please refer to "—Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation" for a further discussion of the reasons supporting the Rule 13e-3 transaction. As a result of the board's conclusions, our management began to explore the possibility of reducing our number of record Class A unit holders to below 300 in order to suspend our periodic reporting obligations to the SEC.

        In June of 2005, management began to evaluate generally the advantages and disadvantages of a going private transaction. Management contacted Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, prospective legal counsel, to discuss preliminary issues related to going private transactions, including background information concerning the company and our members, our initial public offering of Class A member units and possible structures for a going private transaction.

        Our management again contacted Barack Ferrazzano in August of 2005 to continue discussions concerning going private, including the exploration of a transaction structure that would not require the cash out of unit holders. Because our cash resources to effect a transaction are limited and we believe many of our unit holders feel strongly about retaining their equity interest in our company, management found the prospect of effecting a going private transaction by reclassifying some of our Class A member units an attractive option. Our management determined that they wanted to observe and better understand the terms of the reclassification transactions then pending with the Securities and Exchange Commission and, with the assistance of Barack Ferrazzano, began to review and compile information concerning the terms of these transactions.

        At the regular monthly meeting of our board held on September 22, 2005, management held an initial discussion with our board concerning a possible going private transaction and reported to the board regarding its conversations with representatives from Barack Ferrazzano. In its preliminary discussions, our board of directors considered the following factors:

  •
  given the company's limited personnel resources, management anticipated that the time required to assist management in documenting and testing the internal control structure would pose a significant strain on our existing staff and may require the hiring of additional employees;

  •
  management expected future costs of approximately $200,000 on an annual basis starting in 2007 in connection with compliance with The Sarbanes-Oxley Act;

  •
  in connection with our 2001 initial public offering, we did not seek to limit the number of Class A unit holders below 300 because we believed community support would be important to our success and The Sarbanes-Oxley Act was not in place;

  •
  like many other ethanol producers, many of our unit holders are members of the local community, which the board believes has contributed to our success;

  •
  approximately 324 of our members owned 20 or fewer Class A member units and together only owned an aggregate of approximately 17% of the outstanding units;

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  a transaction designed to cash out approximately 324 of our Class A unit holders could be received negatively by the community and our unit holders and adversely affect our business;

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  in light of our decision in early 2005 to construct an addition to our facility, our board was aware that our cash resources and any available financing to effect a going private transaction, including to cash out unit holders, were limited;

  •
  our board was aware that, as a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in taking market share, employees and customers away from us; and

  •
  our board was aware of other companies in Southern Wisconsin and the Midwest generally that had completed or that were in the process of completing transactions that would allow them to deregister their securities or suspend their obligations to file reports with the SEC.

        Following this discussion, the board authorized management to continue its investigation and evaluation of a proposed going private transaction.

        Management did not engage in any further substantive activities concerning a possible going private transaction until November 2005, focusing instead on the construction and opening of our Smart Station retail fuel station and the construction of the addition to our facility. In early November 2005, management again turned to the consideration of a going private transaction and formally engaged Barack Ferrazzano on November 11, 2005.

        At a regular meeting of our board held on December 8, 2005, and attended by representatives from Barack Ferrazzano, Mr. John L. Malchine, our Chairman of the Board and Chief Executive Officer, and Mr. Gary L. Kramer, our President and General Manager, led a discussion with the board on the business considerations for engaging in a going private transaction, highlighting some of the advantages, disadvantages, and issues raised in a going private transaction. In addition to recapping some of the advantages of, and business purposes for, a going private transaction that are listed above, Messrs. Malchine and Kramer discussed with the board the following advantages of going private:

  •
  the elimination of the administrative burden and expense of making periodic reports apart from compliance with the requirements of Sarbanes-Oxley;

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  the possible reduction of potential legal liability based on compliance with Sarbanes-Oxley and certain federal securities laws;

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  the potential increased flexibility for management to consider and initiate actions as a non-SEC company that may produce long-term benefits and growth; and

  •
  more time for management to focus on the company's core business.

        Some of the disadvantages of a going private transaction that were considered during the discussion with the board included:

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  reduced access by unit holders to the company's financial information once it is no longer an SEC-reporting company;

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  the possibility that our unit price could go down as a result of the company no longer being a public company or as a result of the differing terms among our reclassified units, if that alternative was chosen;

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  a potential decrease in the liquidity of our member units;

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  reduced flexibility in benefit plan structuring for the company;

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  the company's potential costs, in terms of time and dollars, in connection with accomplishing the going private filings;

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  the possibility that future business partners, if any, might require more information from us before entering into a business relationship due to the lack of publicly available information; and

  •
  the possibility that we could have a lower public profile in our community, which may be a negative factor with some of our unit holders.

        The board discussed the future costs and expenses that might be incurred by the company in connection with complying with the requirements of Sarbanes-Oxley as estimated by management and the time that might be allotted for management and other employees in connection with compliance. The costs discussed included estimated fees and expenses of our independent auditors and our counsel and the soft costs that we incur in connection with our SEC reporting obligations, including the salary and benefits of staff who focus on SEC reporting and Section 404 testing issues, and the increased risk of liability to members of management and the board.

        Also at the meeting, representatives of Barack Ferrazzano advised the board on the methods for proceeding with a going private transaction. Barack Ferrazzano reviewed alternative methods of effecting the transaction with the board and informed the board of the potential advantages of the use of a reclassification of Class A member units as a method to achieve the board's goals of avoiding the cost and possible negative unit holder reaction of cashing out unit holders. As part of this discussion, Barack Ferrazzano discussed with the board some of the possible terms of a new class of member units, including limited voting rights, removal of transfer restrictions and preferences on dividends and distributions. For a discussion of the alternatives considered, see "—Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation" below. Representatives of Barack Ferrazzano also discussed with the board various other corporate and securities law matters applicable to the transaction, including the possible creation of an independent special committee of the board of directors comprised of independent members of the board to review and evaluate the proposed transaction on behalf of our unit holders.

        Following this discussion, the board determined not to form an independent special committee to evaluate the proposed transaction. In making this determination, the board took into consideration the fact that a majority of the members of our board currently own Class A member units and after a going private transaction would continue to own Class A member units. As a result, the board determined that a majority of its members shared a similar interest in a going private transaction and the formation of a special committee would not add any significant protection for our unaffiliated unit holders. See "—Effects of the Rule 13e-3 Transaction on Badger State; Plans or Proposals After the Rule 13e-3 Transaction—Effect on our Directors and Executive Officers" for a further discussion of the effects of the Rule 13e-3 Transaction on the Class A member unit ownership of our directors and executive officers.

        Following the presentations by management and Barack Ferrazzano, and after considerable discussion of the issues, the board determined that it would be in the company's and its unit holders' best interests to suspend its registration obligations with the SEC. The board directed management to proceed with a going private transaction that would result in the termination of its registration with the SEC and the suspension of the company's reporting requirements under federal securities laws. In making this determination, the board focused on factors such as the current unit holder base, the low trading volume of the company's Class A member units, the administrative burden and expense of making periodic filings with the SEC, and the fact that operating as a non-reporting company would enable management to better focus on long-term benefits over short-term results with more time to focus on the company's business. The board also considered possible negative factors including the cost and expense to the company of the going private transaction, the elimination of a public market for the company's member units and possible decrease in price and liquidity of the member units. Although alternative transaction structures were discussed, the board determined that management should focus its consideration on effecting the going private transaction through a reclassification of our Class A member units held by Class A unit holders of record with 20 or fewer Class A member units held immediately prior to the effective time of the reclassification resulting in a reduction in the record Class A unit holders to below 300.

        In mid-January, 2006, Barack Ferrazzano provided our board with a draft of the proposed Third Amended and Restated Operating Agreement to review and consider. That draft provided for the reclassification of an as yet undetermined number of Class A member units into new Class A-1 member units, which would have limited voting rights, fewer transferability restrictions and the same rights to profits, losses and distributions as the Class A member units. At the regular monthly meeting of the board on January 26, 2006, our board continued its discussions with management concerning the proposed reclassification and considered the Third Amended and Restated Operating Agreement, focusing on the terms of the to be created new Class A-1 member units. In structuring the terms of the Class A-1 member units, the board first recognized that to establish a second class of member units that would allow the company to suspend its reporting obligations under the Securities Exchange Act, the Class A-1 member units could not be substantially similar in character to our Class A member units. The board sought to structure the Class A-1 member units so that its terms were fair to all of our unit holders, including those receiving Class A-1 member units and those retaining Class A member units.

        The board chose to differentiate the voting and transferability rights of the Class A member units and Class A-1 member units because these rights are typically among the principal features that characterize a class of securities. To distinguish the voting rights, the board chose to limit the voting rights of the holders of the Class A-1 member units to proposals relating to the merger, consolidation and dissolution of the company. Holders of Class A-1 member units would not be entitled to nominate, elect or remove directors and would not be entitled to amend our operating agreement. The board's decision to limit the voting rights of the Class A-1 member units was made in light of the fact that currently the unit holders receiving the Class A-1 member units do not hold in the aggregate a sufficient number of Class A member units to control or substantially influence any given member vote.

        To balance the limited voting rights of the Class A-1 member units, which was perceived by the board as a negative feature, the board chose to relax the transferability restrictions on the Class A-1 member units as compared to those in place for the Class A member units. Under the terms of the Class A-1 member units, the transfer generally does not require the consent of the board. The board must consent to most transfers of Class A member units.

        The board believed that the Class A-1 member units should be structured so that the holders of the Class A-1 member units continue to participate in the future growth and earnings of the company with the holders of the Class A member units, without preference over the Class A member units, including any value to be received upon a change in control of the company.

        The board selected the 20-or-fewer Class A member unit cutoff because it was the lowest threshold that would allow the company to accomplish the objective of reducing its number of Class A unit holders to below 300 while also maintaining the number of Class A-1 unit holders below 500, so as to avoid having to register the Class A-1 member units with the SEC.

        To further ensure that the company can maintain the number of Class A-1 unit holders below 500 or any future applicable threshold under the Securities Exchange Act, the board determined to add a provision to our proposed Third Amended and Restated Operating Agreement restricting any transfer of our Class A-1 member units that would result in there being more than 500 Class A-1 member units.

In addition, the board decided to add a similar provision to our proposed Third Amended and Restated Operating Agreement restricting any transfer of our Class A member units that would result in there being more than 300 Class A member units. The board considered adding call provisions to its proposed Third Amended and Restated Operating Agreement in order to control the number of its unit holders, but determined that a call right would be unattractive to its unit holder base, which the board believed had a strong desire to remain unit holders in the company.

        After discussing the terms of the new Class A-1 member units, the board unanimously approved the reclassification of our Class A member units such that Class A unit holders of record with 20 or fewer Class A member units prior to the reclassification will receive one Class A-1 member unit for each Class A member unit held prior to the reclassification and Class A unit holders of record with more than 20 Class A member units will remain Class A unit holders. The board determined that the Rule 13e-3 transaction was fair to our unaffiliated unit holders, and specifically with respect to the unaffiliated unit holders receiving Class A-1 member units in the Rule 13e-3 transaction. In making this determination, the board did not utilize the following procedural safeguards:

  •
  the Rule 13e-3 transaction was not structured to require separate approval by a majority of those unit holders who are not executive officers or directors of the company; and

  •
  the board of directors did not retain any unaffiliated representative to act solely on behalf of unit holders who are not officers or directors of the company for purposes of negotiating the terms of the Rule 13e-3 transaction or to prepare a report regarding the fairness of the transaction.

        In approving the Rule 13e-3 transaction, the board took into consideration the fact that, because unit holders would be aware of the 20 Class A member unit cutoff for participating in the reclassification, unit holders holding 20 or fewer Class A member units who would still prefer to continue holding Class A member units, despite the board's recommendation of the transaction, could elect to do so by acquiring sufficient Class A member units or consolidating ownership so that they would hold more than 20 Class A member units in their own name prior to the reclassification, or by transferring their Class A member units to a brokerage account or to another nominee so that it is held in street name. This would allow a small unit holder to have some control over the decision as to whether to remain a Class A unit holder after the reclassification is effected, or to exchange its Class A member units for Class A-1 member units. In addition, beneficial owners who would receive Class A-1 member units in the reclassification if they were record owners instead of beneficial owners, and who wish to receive Class A-1 member units in exchange for their Class A member units, would have the ability to inquire of their broker or nominee as to the procedure and cost, if any, to transfer their member units into a record account in their own name. The board felt that this flexibility helped to balance the interests of our unit holders.

        At the regular meeting of our board held on March 2, 2006, our board discussed with Barack Ferrazzano the terms of the Third Amended and Restated Operating Agreement provided by Barack Ferrazzano in mid-January. The board determined to make several changes to the Third Amended and Restated Operating Agreement including adding a minimum ownership threshold of 10 Class A member units and five Class A-1 member units following the reclassification, revising the amendment provisions to allow the amendment of the operating agreement by the board without member approval except in certain circumstances and affecting member approval rights with respect to aspects of our operations that the board believed are properly determined by management and the board. The board unanimously approved the Third Amended and Restated Operating Agreement and the amendments to our Second Amended and Restated Operating Agreement contained therein with these changes. See "The Third Amended and Restated Operating Agreement—Description of Proposed Other Changes in the Third Amended and Restated Operating Agreement" for a description of the changes to our operating agreement affected by the Third Amended and Restated Operating Agreement.

        At our regular meeting of the board held on March 30, 2006, our board unanimously reaffirmed the Third Amended and Restated Operating Agreement and the amendments to our Second Amended and Restated Operating Agreement contained therein in the form attached to this proxy statement as Appendix A.

        As part of our strategic planning, we have considered, from time to time, whether a business combination would be in the best interests of our unit holders, but to date we have determined that it would be in the best interests of our unit holders for the company to remain an independent going concern. We have not received any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals during our consideration of the proposed going private transaction because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation

Badger State's Reasons for the Rule 13e-3 Transaction

        Badger State is undertaking the Rule 13e-3 transaction at this time to end our SEC reporting obligations, which will enable us to save the company and our unit holders the substantial costs associated with being a reporting company. The specific factors considered in electing at this time to undertake the Rule 13e-3 transaction and become a non-SEC reporting company are as follows:

  •
  We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $200,000 on an annual basis starting in 2007, by eliminating the requirement to make periodic reports and reducing the expenses of communications with our unit holders. These expenses for 2007 are expected to include legal expenses ($50,000), accounting expenses ($100,000), expenses for testing control internal audits ($25,000) and miscellaneous expenses, including filing costs ($10,000). We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($15,000) spent on reporting and securities law compliance matters.

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  We believe that, as a result of the recent disclosure and procedural requirements resulting from The Sarbanes Oxley Act of 2002, and specifically in connection with the SEC rules adopted pursuant to Section 404 of The Sarbanes-Oxley Act, which we will be subject to beginning with the 2007 fiscal year, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will remain significant as regulations implementing the act continue to be issued, without a commensurate benefit to our unit holders. We expect to continue to provide our unit holders with company financial information on an annual basis, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs associated with these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

  •
  In our board of directors' judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC given that our compliance costs have increased as a result of heightened government oversight; the low trading volume in our Class A member units; that at the time our board approved the Rule 13e-3 transaction, approximately two thirds of our Class A unit holders held 20 or fewer Class A member units; and that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities. We recognize, however, that our borrowing to finance the current expansion of our facility may limit our ability to borrow in the future and that there can be no assurance that we will be able to raise additional capital when required or that the cost of additional capital will be attractive.

  •
  Because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our Class A member units are not listed on an exchange and historically have been very thinly traded. Although trading of our units are facilitated on agstocktrade.com, an alternative trading system, as defined by the SEC, we do not enjoy sufficient market liquidity to enable our Class A unit holders to trade their units very easily. In addition, our Class A member units are subject to transferability restrictions, requiring the consent of our directors in most instances. We also do not have sufficient liquidity in our Class A member units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our Class A member units under the Securities Exchange Act has benefited our Class A unit holders in proportion to the costs we have incurred and expect to incur in the future. Unlike the Class A member units, the proposed Class A-1 member units will not require board consent for transfer. This should make transferring the Class A-1 member units easier for the Class A-1 unit holders. We considered easing the transfer restrictions in the past for our Class A member units. However, because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules of the Internal Revenue Code, it is unlikely that our member units will be actively traded. Our board of directors is also aware that the Rule 13e-3 transaction will result in greater transfer restrictions on our member units under applicable securities laws because our member units will no longer be registered.

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  As a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in challenging our business operations. Some of this information includes the development of new technology, product research and development, known market trends and contingencies that may impact our operating results. These competitors and potential competitors can use that information against us in an effort to take market share, employees and customers away from us. Terminating our reporting obligation will help to protect that sensitive information from required or inadvertent disclosure.

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  Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our business.

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  Operating as a non-SEC reporting company may eliminate the pressure and expectation to produce short-term per unit earnings and may increase management's flexibility to consider and initiate actions that may produce long-term benefits and growth.

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  The Rule 13e-3 transaction proposal allows us to discontinue our reporting obligations with the SEC, but still allows those unit holders receiving Class A-1 member units to retain an equity interest in Badger State. Thus, our Class A-1 unit holders will continue to share in our profits and losses and distributions.

  •
  Completing the Rule 13e-3 transaction at this time will allow us to begin to realize the cost savings and will allow our management and employees to redirect their focus to our business at the earliest possible date.

        We considered that some unit holders may prefer to continue as unit holders of an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our member units as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

        The board realized that many of the benefits of a deregistration transaction, such as eliminating costs associated with SEC reporting obligations and allowing management and our employees to focus on core business initiatives, have been in existence for some time. However, it was not until the board felt the impact over time of the increasingly stringent regulation brought on by The Sarbanes-Oxley Act that it began seriously to consider a strategic transaction that would result in the deregistration of our Class A member units. Moreover, the board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase in 2007, when the company becomes subject to the SEC rules adopted pursuant to Section 404 of The Sarbanes-Oxley Act, following the recent extension by the SEC of the compliance deadlines. See "—Background of the Rule 13e-3 Transaction."

        Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above and as described in the discussion under "—Purpose and Structure of the Rule 13e-3 Transaction," we do not have any other purpose for engaging in the Rule 13e-3 transaction at this particular time.

        In view of the wide variety of factors considered in connection with its evaluation of the Rule 13e-3 transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

        The Rule 13e-3 transaction, if completed, will have different effects on the new Class A-1 unit holders and the continuing Class A unit holders. You should read the discussions under "—Badger State's Position as to the Fairness of the Rule 13e-3 Transaction" and "—Effects of the Rule 13e-3 Transactionon Unit Holders of Badger State" for more information regarding these effects of the Rule 13e-3 transaction.

        We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the reclassification. The following were the alternative transactions considered, but rejected:

  •
  Tender Offer to all Unaffiliated Unit Holders.  Our board of directors determined that we do not have the funds to effect a tender offer and would have to incur unacceptably high amounts of debt, if available, in order to effect this transaction. In addition, there might not be a sufficient number of Class A unit holders of record tendering their Class A member units to reduce the number of Class A unit holders of record below 300, resulting in the requirement of a second-step merger. Our board of directors did consider, however, that a tender offer might provide our unit holders with liquidity for their units.

  •
  Open Market Class A Member Unit Repurchase.  The board considered announcing a buy-back plan and purchasing additional Class A member units on the open market. Although the transactional expenses associated with this repurchase plan would be low, it might not result in the desired reduction of Class A unit holders of record. The board determined that an open market repurchase program would deplete our working capital and possibly not adequately reduce the number of Cass A unit holders of record.

  •
  Cash-Out Merger.  The board considered the reorganization of the company through a merger with a new entity formed solely to effect the reorganization. In a cash-out merger, unit holders owning 20 or fewer Class A member units of Badger State would have received cash equal to the fair value of their Class A member units in exchange for their member units, and all other

    Class A member units would have remained outstanding. Similar to its analysis regarding a tender offer, our board determined that we do not have the funds to effect a cash out merger. In making this determination, the board did not make a determination of the fair value of our member units. Additionally, the receipt of cash in exchange for Class A member units generally would be a taxable event for those Class A unit holders receiving cash. In addition to these factors, the board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the reclassification, but would have required the formation of a new entity, more documentation than the reclassification, including a detailed plan of the merger and a substantial increase in the cost of the transaction associated with the purchase of outstanding Class A member units. Our board of directors did consider, however, that a cash out merger might provide our unit holders with liquidity for their member units.

  •
  Business Combination.  As part of our strategic planning, we have considered, from time to time, whether a business combination would be in the best interest of our unit holders, but to date we have determined that it would be in the best interest of our unit holders for the company to remain an independent going concern. We have not received any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals during our consideration of the proposed going private transaction because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management and employees will be better positioned to focus its attention on our business, and expenses will be reduced.

  •
  Maintaining the Status Quo.  The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated unit holders and rejected this alternative.

  •
  Expense Reductions in Other Areas.  While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business and impeding our opportunity to grow. We believe that the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For those reasons, we did not analyze the cost reductions in other areas as an alternative to the reclassification.

        See "—Purpose and Structure of the Rule 13e-3 Transaction" for further information as to why this reclassification structure was chosen.

Badger State's Position as to the Fairness of the Rule 13e-3 Transaction

        Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction, our board of directors believes that the Third Amended and Restated Operating Agreement and the terms and provisions of the Rule 13e-3 transaction, are substantively and procedurally fair to our unaffiliated unit holders. Our board of directors unanimously approved the Rule 13e-3 transaction.

        In concluding that the terms and conditions of the Rule 13e-3 transaction are substantively fair to our unaffiliated unit holders, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, the board considered the potential effect of the transaction as it relates to all unit holders generally, to new Class A-1 unit holders and to continuing Class A unit holders. Because the transaction will affect unit holders differently only to the extent that some will receive Class A-1 member units in the Rule 13e-3 transaction and some will retain their Class A member units, these are the only groups of unit holders with respect to which the board considered the relative fairness and the potential effects of the Rule 13e-3 transaction. See"—Effects of the Rule 13e-3 Transaction on Unit Holders of Badger State."

Substantive Fairness

        The factors that our board of directors considered positive for all unaffiliated unit holders, including both those that are continuing Class A unit holders and new Class A-1 unit holders, included the following:

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  our Class A unit holders of record who prefer to remain as Class A unit holders of Badger State, despite the board's recommendation, may elect to do so by acquiring sufficient Class A member units so that they hold more than 20 Class A member units in their own names immediately prior to the Rule 13e-3 transaction, although the limited market for our member units may make acquiring sufficient Class A member units difficult, or by combining ownership of their Class A member units with those owned by family members or other unit holders into one record account (for example, a family company or trust) or by transferring their Class A member units into a brokerage or nominee account so that it is held in "street name";

  •
  beneficial owners who hold their Class A member units in "street name" who would receive Class A-1 member units if they were record owners instead of beneficial owners, and who wish to receive Class A-1 member units as if they were record owners instead of beneficial owners, can work with their broker or nominee and the company to transfer their Class A member units into a record account in their own name so that they will receive Class A-1 member units;

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  record holders owning more than 20 Class A member units who wish to receive Class A-1 member units for their Class A member units may reduce their record ownership of Class A member units to 20 or fewer Class A units by selling or gifting some of their Class A member units or transferring to a separate record account some of their Class A member units, although the limited market for our member units may make the sale of sufficient Class A member units difficult;

  •
  our unit holders receive limited benefit from us being an SEC-reporting company because of our small size, the lack of analyst coverage and limited trading of our Class A member units;

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  the reclassification should not result in a taxable event for our continuing Class A unit holders or our new Class A-1 unit holders;

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  both the new Class A-1 unit holders and the continuing Class A unit holders will continue to have the opportunity to participate in our future growth and earnings, including any premium obtained upon any future sale of Badger State; and

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  both the new Class A-1 unit holders and the continuing Class A unit holders will realize the potential benefits of the reduced expenses as a result of no longer needing to comply with SEC reporting requirements.

        In addition to the positive factors applicable to all of our unaffiliated unit holders set forth above, the factors that the board of directors considered positive for the unaffiliated unit holders that are new Class A-1 unit holders included:

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  under the Third Amended and Restated Operating Agreement, Class A-1 member units will not require director consent for transfer unlike the Class A member units;

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  unlike our Class A member units, there are no restrictions on the total number of Class A-1 member units that a unit holder may own, and a smaller minimum ownership requirement of five Class A-1 member units rather than the 10 Class A member unit minimum that will apply to Class A unit holders; and

  •
  the new Class A-1 unit holders will continue to own an equity interest in the company and will continue to share in our profits and losses and distributions in the same respects as the Class A unit holders.

        In addition to the positive factors applicable to all of our unit holders set forth above, the factors that the board of directors considered positive for the unaffiliated unit holders that are continuing Class A unit holders included:

  •
  the continuing Class A unit holders will continue to have voting rights and the attendant right to elect our directors and determine other decisions on our behalf; and

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  our class A unit holders will continue to own an equity interest in the company and will continue to share in our profits and losses and distributions in the same respects as the Class A-1 unit holders.

        Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the Rule 13e-3 transaction to our unaffiliated unit holders, whether they are continuing Class A unit holders or new Class A-1 unit holders.

        The board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Rule 13e-3 transaction to the unaffiliated unit holders. In particular, the factors that our board of directors considered as potentially negative for the unaffiliated unit holders that are new Class A-1 unit holders included:

  •
  they will be required to surrender their Class A member units involuntarily in exchange for Class A-1 member units;

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  they will be subject to a minimum ownership requirement of five Class A-1 member units; and

  •
  their voting rights will be limited under the Third Amended and Restated Operating Agreement. See "Approval of the Third Amended and Restated Operating Agreement—Description of Class A-1 Member Units," for additional details.

        The factors that our board of directors considered are potentially negative for the unaffiliated unit holders who are continuing Class A unit holders included:

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  the liquidity of Class A member units will likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our record Class A unit holders; and

  •
  following the Rule 13e-3 transaction, Class A unit holders will be required to own at least 10 Class A member units and they will not be able to transfer any of their Class A member units if as a result they own less than 10 Class A member units.

        The factors that our board of directors considered as potentially negative for all unaffiliated unit holders including both those that are continuing Class A unit holders and new Class A-1 unit holders included:

  •
  they will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide unit holders with annual financial information about Badger State;

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  once our SEC reporting obligations are suspended, we will not be subject to the provisions of The Sarbanes-Oxley Act of 2002 or the liability provisions of the Securities Exchange Act of 1934, as amended, and our officers will not be required to certify the accuracy of our financial statements under SEC rules;

  •
  the fact that our unit holders will lose certain protections currently provided under the Securities Exchange Act, such as the reporting requirements under which we must file annual, quarterly and other periodic reports;

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  the fact that future business partners might require more information from us before entering into a business relationship due to the lack of publicly available information about us;

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  the fact that we may have a lower public profile in our community, which may be a negative factor with some of our unit holders;

  •
  unit holders may have limited opportunities to acquire or sell sufficient Class A member units such that they can control whether they will receive Class A-1 member units in the Rule 13e-3 transaction because our member units are not actively traded and have no established public market, except that trading in our member units is facilitated by agstocktrade.com, an alternative trading system, as defined by the SEC; and

  •
  unit holders who do not believe that the Rule 13e-3 transaction is fair to them do not have the right to dissent from the Rule 13e-3 transaction.

        Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Rule 13e-3 transaction to our unaffiliated unit holders, whether they be continuing Class A unit holders or new Class A-1 unit holders and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

        We believe that the Rule 13e-3 transaction is procedurally fair to our unaffiliated unit holders, including both those that are continuing Class A unit holders and those that are new Class A-1 unit holders. In concluding that the Rule 13e-3 transaction is procedurally fair to our unaffiliated unit holders, the board of directors considered a number of factors. The factors that our board of directors considered positive for all unaffiliated unit holders, including both continuing Class A unit holders and new Class A-1 unit holders, included the following:

  •
  the Rule 13e-3 transaction is being effected in accordance with all applicable requirements of Wisconsin law;

  •
  our board determined that there was no need to form a special committee or retain any unaffiliated representative(s) to represent unaffiliated unit holders because our board believed that it was able to consider the competing interests of both the continuing Class A unit holders and the new Class A-1 unit holders. With the exception of Mr. Mitchell, all of our board members own more than 20 Class A member units. However, the threshold of 20 Class A member units set in connection with the reclassification was determined without regard to the directors' Class A member unit ownership, and as this represented the sole potential conflict of interest and the board members will not be entitled to any special benefits in the Rule 13e-3 transaction, the board did not feel that any additional protections that may be afforded by a special committee would be significant;

  •
  the board retained and received advice from legal counsel in evaluating the terms of the Rule 13e-3 transaction, including the possible creation of a special committee of the board of directors to evaluate the Rule 13e-3 transaction and the terms of the reclassification as provided in the Third Amended and Restated Operating Agreement, including the balancing of the rights of the Class A unit holders and the Class A-1 unit holders;

  •
  management and the board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification and thus not possible for the company based on our available funds, or potentially ineffective in achieving the goal of eliminating the costs and burdens of public company status;

  •
  Class A unit holders will have the opportunity to determine whether or not they will remain Class A unit holders after the Rule 13e-3 transaction by acquiring sufficient Class A member units so that they hold more than 20 Class A member units immediately prior to the Rule 13e-3 transaction, combining ownership of Class A member units with family members or other unit holders in one record account (for example, a family company or trust), transferring their Class A member units to "street name" or selling sufficient Class A member units so that they hold 20 or fewer Class A member units immediately prior to the Rule 13e-3 transaction. Unit holders must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity and infrequent trading of our Class A member units, it may be more difficult for some of our unit holders to acquire additional Class A member units at an acceptable price; and

  •
  to implement the Rule 13e-3 transaction it must be approved by the affirmative vote of a majority of Class A member units entitled to vote at the special meeting and members of our board of directors then only held 3,660 Class A member units or 18.5%.

        The board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the Rule 13e-3 transaction to our unaffiliated unit holders, whether they will be continuing Class A member unit holders or new Class A-1 member unit holders.

        The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both continuing Class A unit holders and new Class A-1 unit holders to the same degree, on the procedural fairness of the Rule 13e-3 transaction:

  •
  although the interests of the continuing Class A unit holders are different from the interests of the Class A-1 unit holders and may create actual or potential conflicts of interest in connection with the Rule 13e-3 transaction, neither the board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the new Class A-1 unit holders for the purpose of negotiating the terms of the Rule 13e-3 transaction or preparing a report concerning the fairness of the Rule 13e-3 transaction;

  •
  the transaction is not structured to require approval of at least a majority of unaffiliated unit holders although at the time the Rule 13e-3 transaction was approved by our board of directors, members of our board then only held 3,660 Class A member units or 18.5% of the outstanding Class A member units, and now, following the resignation of Mr. Don Endres from our board, members of our board hold only 1,660 Class A member units or 8.4% of the outstanding Class A member units; and

  •
  we did not solicit any outside expressions of interest in acquiring the company.

        The board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Rule 13e-3 transaction to our unaffiliated unit holders, whether they are continuing Class A unit holders or new Class A-1 unit holders, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in its aggregate ownership of Class A member units following the Rule 13e-3 transaction, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

        We therefore believe that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated unit holders, including those that are continuing Class A unit holders and those that are new Class A-1 unit holders, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the Rule 13e-3 transaction is unfair to our unaffiliated unit holders, whether they are continuing Class A unit holders or new Class A-1 unit holders.

        In reaching its conclusion that the Rule 13e-3 transaction is fair to both our unaffiliated new Class A-1 unit holders and our continuing Class A unit holders, the board did not consider the current or historical market price of our Class A member units, our going concern value, our net book value or the liquidation value of our assets to be material. Our board did not believe these factors to be material because our unit holders are not being "cashed out" in connection with the Rule 13e-3 transaction, and we will continue to have the same number of member units outstanding with the same material economic rights and preferences. As a result, new Class A-1 unit holders will continue to hold an equity interest in Badger State and will therefore participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Class A member units in our profits and losses, the receipt of distributions, and the benefits resulting from any sale of Badger State. See "Market Price of Badger State Ethanol, LLC Class A Member Units and Distribution Information—Comparative Market Price Data" for the current and historical market price of our Class A member units. Instead of the foregoing factors, the board subjectively considered the collective advantages of the Class A-1 member units, including the removal of board approval to transfer and the lack of a Class A-1 member unit ownership limit, as compared to the collective benefits of the Class A member units, including the continuing right to vote and otherwise act with respect to directors and our operating agreement and the increased percentage of voting power that the continuing Class A unit holders will have following the Rule 13e-3 transaction. The board also subjectively considered the relative disadvantages of the two classes of member units, including the limitations on voting and decision-making in the case of the Class A-1 member units and the transfer restrictions and imposed ownership minimum in the case of the Class A member units.     In addition, the board also evaluated the benefits shared by both the Class A unit holders and the Class A-1 unit holders, such as the ability to vote upon certain events, such as a proposals for consolidation, merger or dissolution of the company, the ability to benefit form the cost savings associated with the Rule 13e-3 transaction and the opportunity to share in our future growth and earnings. Finally, the board considered the lack of a trading market in our Class A member units, which may make it difficult for our unit holders to acquire or sell member units in order to control whether they will receive Class A-1 member units in the reorganization and determined that our unit holders will have other opportunities to control that result, including combining record accounts, dividing member units into separate record accounts and transferring member units in or out of broker or nominee accounts.

        As a result of the analysis described above, the board determined, subjectively, and in its business judgment, based on its discretionary view of the matter, that our unit holders may find the overall rights, preferences and limitations of either or both the Class A member units and the Class A-1 member units attractive. Depending on the preference as to the type of member unit each of our unit holders would like to hold, our members may, as described in this proxy statement, control whether they receive Class A-1 member units in the reclassification. For the foregoing reasons, the Board also did not request or receive any reports, opinions or appraisals from any outside party relating to the Rule 13e-3 transaction or the monetary value of the Class A-1 member units or Class A member units.

        No unaffiliated person has made any offer during the past two years regarding our merger or consolidation with or into such person, for the sale or other transfer of all or any substantial part of our assets, or for the purchase of a controlling number of our Class A member units.

        We have not made any provision in connection with the Rule 13e-3 transaction to grant unaffiliated unit holders access to our company files or to obtain counsel or appraisal services at our expense. With respect to unaffiliated unit holders' access to our company files, our board determined that this proxy statement, together with our other filings with the SEC, provide adequate information for unaffiliated unit holders. With respect to obtaining counsel or appraisal services solely for unaffiliated Class A unit holders at our expense, the board did not consider these actions necessary or customary. Our board also considered the fact that under Wisconsin limited liability company law, and subject to certain conditions set forth in our Second Amended and Restated Operating Agreement, our members have rights to review certain information, such as a list of our members, copies of our tax returns, financial statements, operating agreement and our relevant books and records of account for the current and past four fiscal years. In deciding not to adopt these additional procedures, the board also took into account factors such as Badger State's size and the cost of such procedures.

Board Recommendation

        Our board of directors believes the terms of the Rule 13e-3 transaction are fair and in the best interests of our unaffiliated Class A unit holders and unanimously recommends that you vote "FOR" the proposed amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that will allow us to effect the Rule 13e-3 transaction.

Reasons and Purpose for the Rule 13e-3 Transaction by Badger State Affiliates

        Messrs. Klassy, Kolsrud, Kramer, Leitzinger, Malchine, Mitchell, and Wright are joining in the filing of this proxy statement solely because under the SEC rules they are affiliates of the company, as its directors and executive officers. In their capacities as officers and directors of the company, they have played a role in the company's review and consideration of the Rule 13e-3 transaction and participated in the deliberations of the company's board of directors. See"—Background of the Rule 13e-3 transaction." Our affiliates' reasons and purposes for engaging in the Rule 13e-3 transaction are the same as those of the company. See "—Badger State's Reasons for the Rule 13e-3 transaction" and "—Purpose and Structure of the Rule 13e-3 transaction." Our affiliates do not have any independent, personal reasons or purposes for engaging in the Rule 13e-3 transaction apart from those of the company.

Position as to the Fairness of the Rule 13e-3 Transaction by Badger State Affiliates

        The rules of the SEC require Messrs. Klassy, Kolsrud, Kramer, Leitzinger, Malchine, Mitchell, and Wright to express their belief as to the substantive and procedural fairness of the Rule 13e-3 transaction to the company's unaffiliated unit holders. Each of our affiliates, each of whom serves as a director or executive officer of the company, believes that the Rule 13e-3 transaction and the terms and provisions of the reclassification provided in our proposed Third Amended and Restated Operating Agreement, are substantively and procedurally fair to our unaffiliated Class A unit holders, including both unaffiliated unit holders that will be continuing Class A unit holders and unaffiliated unit holders who will be new Class A-1 unit holders if the reclassification is implemented. In reaching this conclusion, Messrs. Klassy, Kolsrud, Kramer, Leitzinger, Malchine, Mitchell, and Wright relied upon the same factors considered by and the analyses and conclusions of the full board of directors, and each of them adopts such analyses and conclusions as their own. See "—Badger State's Position as to the Fairness of the Rule 13e-3 Transaction."

Purpose and Structure of the Rule 13e-3 transaction

        The purposes of the Rule 13e-3 transaction are to:

  •
  consolidate ownership of our Class A member units in under 300 unit holders of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings. We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately 200,000 on an annual basis, starting in 2007, by eliminating the requirement to make periodic reports and reducing the expenses of unit holder communications. These expenses for 2007 are expected to include legal expenses ($50,000), accounting expenses ($100,000), expenses for testing control internal audits ($25,000) and miscellaneous expenses including filing costs ($10,000). We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($15,000) spent on reporting and securities law compliance matters;

  •
  help protect sensitive business information from required or inadvertent disclosure that might benefit our competitors;

  •
  allow our management and employees to refocus time spent on SEC-reporting obligations and unit holder administrative duties to our business; and

  •
  eliminate the pressure and expectation to produce short-term per unit earnings, thereby increasing management's flexibility to consider and initiate actions that may produce long-term benefits and growth.

        For further background on the reasons for undertaking the Rule 13e-3 transaction at this time, see "—Background of the Rule 13e-3 transaction" and "—Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation."

        The structure of the Rule 13e-3 transaction will give all our unit holders the opportunity to retain an equity interest in Badger State and therefore to participate in any future growth and earnings of the company and in any future value received as a result of the sale of the company. Because we are not cashing out any of our unit holders, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

        The board elected to structure the transaction to take effect at the record unit holder level, meaning that Badger State will look at the number of Class A member units registered in the name of a single holder to determine if that holder's units will be reclassified. The board chose to structure the transaction this way in part because it determined that this method would provide Badger State with the best understanding at the effective time of how many Class A unit holders would have their Class A member units reclassified. Conversely, if the transaction treated beneficial holders, who own their Class A member units through a broker or a nominee, the same as unit holders of record, then although Badger State would provide each broker and nominee the opportunity to reserve Class A-1 member units in exchange for each beneficial holder owning 20 or fewer Class A member units, the broker or nominee would not be required to exchange the Class A member units, thus creating some uncertainty as to how many Class A unit holders will have their units reclassified. In addition, the board considered that effecting the transaction at the record unit holder level would allow Class A unit holders some flexibility with respect to whether they will be treated as continuing Class A unit holders or new Class A-1 unit holders. See "—Effect of the Rule 13e-3 transaction on Unit Holders of Badger State—Examples." The board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing Class A unit holders and new Class A-1 unit holders. Although providing this flexibility generates an element of uncertainty, in that the reclassification may not eliminate as many Class A unit holders as anticipated, the board felt that the threshold ratio of 20 or fewer Class A member units allowed a sufficient margin for unit holders to transfer their Class A member units in or out of street name. Overall, the board determined that structuring the transaction as a reclassification that would affect Class A unit holders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving unit holders the flexibility to transfer their holdings. For further background on the alternative structures considered by the board of directors and the selection of the reclassification threshold, see "—Background of the Rule 13e-3 transaction" and "—Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation."

Effects of the Rule 13e-3 Transaction on Badger State; Plans or Proposals after the Rule 13e-3 Transaction

        The Rule 13e-3 transaction will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on Outstanding Class A Member Units.

        Our Second Amended and Restated Operating Agreement currently authorizes the board to issue up to 30,000 member units without member approval. The number of authorized member units will remain unchanged after completion of the Rule 13e-3 transaction. As of the record date, the number of outstanding Class A member units was [19,774]. Based upon our best estimates, if the Rule 13e-3 transaction had been consummated as of the record date, the number of outstanding Class A member units would have been reduced from [19,774] to approximately [16,864], there would be approximately [2,910] Class A-1 member units issued, the number of Class A unit holders of record would have been reduced from approximately [475] to approximately [146], or by approximately [329] unit holders of record, and approximately [329] unit holders of record of Class A-1 member units will have been created. We have no other current plans, arrangements or understandings to issue any member units.

Effect of the Proposed Rule 13e-3 transaction of Class A-1 Member Units.

        Our current Second Amended and Restated Operating Agreement and the proposed Third Amended and Restated Operating Agreement provide that the board may issue up to 30,000 member units. As noted above, assuming that the Rule 13e-3 transaction is consummated as of the record date, the number of Class A-1 unit holders of record will be [329] and the number of Class A-1 member units that will be issued in the transaction will be [2,910] units.

Termination of Securities Exchange Act Registration and Reporting Requirements

        Upon the completion of the Rule 13e-3 transaction, we expect that our Class A member units will be held by fewer than 300 Class A unit holders of record. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Securities Exchange Act.

        The suspension of the filing requirement will substantially reduce the information required to be furnished by us to our unit holders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid anticipated future costs associated with these filing requirements, which we estimate to be approximately $200,000 on an annual basis, starting in 2007. These annual costs are broken down as follows:

Description	Amount
Accounting Expenses	$100,000
SEC Counsel	50,000
Current and Additional Staff and Executive Time	15,000
Testing Control Internal Audits	25,000
Miscellaneous, including Filing Fees	10,000

Total	$200,000

        We will apply for termination of the registration of our Class A member units and suspension of our SEC reporting obligations as soon as practicable following completion of the Rule 13e-3 transaction. Following completion of the Rule 13e-3 transaction, we intend to continue to provide our unit holders with annual financial information about Badger State.

        The Class A-1 member units that will be issued in the reclassification will have the rights and preferences described on pages 45 through 52 of this proxy statement as well as in the attached Appendix B, which is a copy of the proposed Third Amended and Restated Operating Agreement. For additional information regarding our capital structure after the Rule 13e-3 transaction, see "Description of Member Units."

Potential Registration of the Class A-1 Member Units or Discontinuation of our Suspended Duty to Report

        After the Rule 13e-3 transaction, we anticipate that there will be up to approximately [329] Class A-1 unit holders of record. If the number of record holders of our Class A-1 member units exceeds 500 on the last day of any given fiscal year, Badger State will be required to register the Class A-1 member units under Section 12(g) of the Securities Exchange Act. As a result, Badger State would be subject to all of the reporting and disclosure obligations under the Securities Exchange Act and The Sarbanes-Oxley Act to which it is currently subject. For this reason, the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement contains a provision that gives our board of directors the authority to disallow a transfer of Class A-1 member units if it believes that a transfer will result in the Class A-1 member units being held by 500 or more Class A-1 unit holders or another number that otherwise obligates the company to register its Class A-1 member units under Section 12(g) of the Securities Exchange Act. We do not anticipate any significant change in the number of record holders of Class A-1 member units in the near term that will obligate us to register our Class A-1 member units.

        Similarly, if the number of our Class A unit holders of record exceeds 300 on the last day of any given fiscal year, the suspension of our duty to file reports under Section 15(d) of the Securities Exchange Act would be discontinued, and as a result, Badger State would be subject to the reporting and disclosure obligations under the Securities Exchange Act and The Sarbanes Oxley Act to which it is currently subject. For this reason, the Third Amended and Restated Operating Agreement also contains a new restriction on the transfer of Class A member units that gives our board of directors the authority to disallow a transfer of Class A member units if it believes that the transfer will result in the Class A member units being held by 300 or more Class A unit holders. We estimate that following the Rule 13e-3 transaction, we will have 162 Class A unit holders of record and do not anticipate any significant change in the number of Class A unit holders of record that would oblige us to resume our periodic reporting with the SEC.

Effect on Trading of Class A Member Units

        Our Class A member units are not traded on an exchange and not otherwise actively traded, although trading in our units is facilitated by agstocktrade.com, an alternative trading system as defined by the SEC. Because we will no longer be required to maintain current public information by filing reports with the SEC, and because of the reduction of the number of our Class A unit holders of record and the fact that our Class A member units will only be tradable in privately negotiated transactions, the liquidity of our Class A member units will likely be reduced following the Rule 13e-3 transaction. We do expect, however, that trading in our Class A member units and our Class A-1 member units will continue to be facilitated by agstocktrade.com following consummation of the Rule 13e-3 transaction although our unit holders are not required to use agstocktrade.com in order to transfer their member units, provided that they comply with the transfer provisions of our operating agreement and applicable law. Agstocktrade.com uses an electronic platform to collect and execute orders in agricultural securities. The following summary of the operation of agstocktrade.com is based on information provided on the agstocktrade.com website. In order to purchase and sell securities through agstocktrade.com, potential buyers and sellers must provide certain personal information to become registered users of the site. Once registered, sellers may offer to sell member units during three separate fifteen-day-periods designated to start on the first day of each of January, May and September each year. Buyers may offer to purchase the member units for sale during a bid period, which begins on the first day of each of January, May and September and lasts for sixty days. Based on certain criteria, offers for purchase and sale will be "matched" during the bid period and the respective buyers and sellers will then have the opportunity to enter into a contract for sale of the member units and execute their trades. Trades are also subject to the review and approval of Badger State. We expect that the process described above, which currently applies to trades in our Class A member units, will also be implemented for our Class A-1 member units following the completion of the Rule 13e-3 transaction. However because our Class A-1 member units will have fewer restrictions on their transferability, we believe that trades in Class A-1 member units will be subject to a more limited review by our board.

Financial Effects of the Rule 13e-3 transaction

        We expect that the professional fees and other expenses related to the Rule 13e-3 transaction of approximately $150,000 will not have any material adverse effect on our liquidity, results of operations or cash flow. See "—Fees and Expenses" for a description of the fees and expenses we expect to incur in connection with the Rule 13e-3 transaction. See "—Financing of the Rule 13e-3 transaction" below for a description of how the Rule 13e-3 transaction will be financed.

Effect on Conduct of Business after the Transaction

        We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

        It is not anticipated that the Rule 13e-3 transaction will have any effect on our directors and executive officers, other than with respect to their relative ownership of Class A member units. With the exception of Messrs. Mitchell and Leitzinger, we expect that all of our directors and executive officers will hold more than 20 Class A member units immediately prior to the Rule 13e-3 transaction. As a result, they will continue to hold the same number of Class A member units after the Rule 13e-3 transaction as they did before the Rule 13e-3 transaction. However, because total outstanding Class A member units will be reduced, this group will hold a larger relative percentage of the voting interests of Badger State. As of the record date, these directors and executive officers collectively beneficially held and had voting power over [1,660] member units, or [8.4%] of our Class A member units. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction on our outstanding Class A member units as described above, our directors and executive officers will beneficially hold and have voting power with respect to [9.8%] of our Class A member units.

        The annual compensation paid by us to our officers and directors will not increase as a result of the Rule 13e-3 transaction, nor will the Rule 13e-3 transaction result in any material alterations to any existing employment agreements with our officers.

Plans or Proposals

        Other than as described in this proxy statement and in connection with the Rule 13e-3 transaction, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Rule 13e-3 transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our member units or entering into any other arrangement or transaction we may deem appropriate.

Effects of the Rule 13e-3 Transaction on Unit Holders of Badger State

        The general effects of the Rule 13e-3 transaction on the unit holders of Badger State are described below.

Effects of the Rule 13e-3 transaction n New Class A-1 Unit Holders

        The Rule 13e-3 transaction will have both positive and negative effects on the unit holders. All of these changes will affect unaffiliated and affiliated new Class A-1 unit holders in the same way. The board of directors of Badger State considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

        As a result of the Rule 13e-3 transaction, the new Class A-1 unit holders will:

  •
  realize the potential benefits of termination of registration of our Class A member units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act;

  •
  have Class A-1 member units, which will not require the consent of our board transfer unlike the Class A member units; and

  •
  be subject to a smaller minimum ownership requirement of five Class A-1 member units rather than the larger minimum ownership requirement applicable to Class A unit holders of 10 Class A member units, thus potentially increasing the liquidity of Class A-1 units over Class A units.

Detriments:

        As a result of the Rule 13e-3 transaction, the new Class A-1 unit holders will:

  •
  be required to have their Class A member units reclassified involuntarily for Class A-1 member units, for which they will receive no additional consideration;

  •
  be entitled to vote only upon (i) a proposed merger, consolidation, exchange, or other disposition of, at any one time, all or substantially all of the property of the company, except for a liquidating sale of such property in connection with the dissolution of the company and (ii) a proposed dissolution of the company;

  •
  have no rights to nominate, elect or remove directors or to amend our Third Amended and Restated Operating Agreement;

  •
  hold unregistered securities and therefore will lose the benefits of holding Section 15 registered securities, such as access to the information concerning the Company required to be contained in the Company's periodic reports to the SEC and which the Company chooses not to otherwise distribute to unit holders, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the Company of the requirements of The Sarbanes-Oxley Act of 2002; and

  •
  bear the risk of a decrease in the market value of the Class A-1 member units due to the limited voting rights of the Class A-1 member units and the reduction in public information concerning the company as a result of us not having to file reports under the Securities and Exchange Act, which may adversely affect the already limited liquidity of the Class A-1 member units.

        In addition, unit holders receiving Class A-1 member units will not have dissenters' rights of appraisal in connection with the Rule 13e-3 transaction.

Effects on Continuing A Unit Holders

        The Rule 13e-3 transaction will have both benefits and detriments on the continuing Class A unit holders. All of these changes will affect unaffiliated and affiliated continuing Class A unit holders in the same way. Our board of directors considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

        As a result of the Rule 13e-3 transaction:

  •
  continuing Class A unit holders will exercise the sole voting control over Badger State, other than in connection with (i) a proposed merger, consolidation, exchange, or other disposition of, at any one time, all or substantially all of the property of the company, except for a liquidating sale of such property in connection with the dissolution of the company and (ii) a proposed dissolution of the company;

  •
  because the number of outstanding Class A member units will be reduced, continuing Class A unit holders will have relative increased voting control over Badger State; and

  •
  continuing Class A unit holders will realize the potential benefits of termination of registration of our Class A member units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act.

Detriments:

        As a result of the Rule 13e-3 transaction:

  •
  although there will be fewer restrictions on the transferability of our Class A-1 member units, the liquidity of our Class A member units will likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our Class A unit holders of record and the fact that our Class A member units will only be tradable in privately negotiated transactions; and

  •
  Class A unit holders and Class A-1 unit holders will be subject to minimum ownership requirements after the Rule 13e-3 transaction and at all times thereafter of at least 10 Class A member units and five Class A-1 member units, respectively, thus also potentially reducing the liquidity of our member units. Class A-1 unit holders receiving less than five Class A-1 member units in the Rule 13e-3 transaction, however, may continue to hold those Class A-1 member units without violation of the minimum ownership requirement.

Effects of the Rule 13e-3 Transaction on Affiliated Unit Holders

        In addition to the effects of the Rule 13e-3 transaction on unit holders generally, which are described in the previous section, the Rule 13e-3 transaction will have some additional effects on our executive officers and directors. As used in this proxy statement, the term "affiliated unit holders" means any unit holder who is a director or executive officer of Badger State and the term "unaffiliated member" means any member other than an affiliated member.

  •
  No Further Reporting Obligations Under the Exchange Act.    After the Rule 13e-3 transaction, our Class A member units will not be registered under the Exchange Act. As a result, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, and information about their compensation and unit ownership will not be publicly available.

  •
  Rule 144 Not Available.    Because our Class A member units will not be registered under the Exchange Act after the Rule 13e-3 transaction and we will no longer be required to furnish publicly available periodic reports, our executive officers and directors will lose the ability to dispose of their Class A member units under Rule 144 of the Securities Act of 1933, which provides a "safe harbor" for resales of securities by affiliates of an issuer.

Examples

        The following table illustrates some examples of how the Rule 13e-3 transaction, if approved, will affect our unit holders:

HYPOTHETICAL SCENARIO	RESULT
Mr. Young is a Class A unit holder of record who holds 11 Class A member units in his own name prior to the Rule 13e-3 transaction.	Mr. Young will receive 11 Class A-1 member units following the Rule 13e-3 transaction.

Note: If Mr. Young wants to avoid having his Class A member units reclassified in the transaction, prior to the effective time, he can buy at least 10 more Class A member units or could combine ownership with a family member or other unit holder of at least 11 more class A member units in one record account. Mr. Young would have to act far enough in advance of the Rule 13e-3 transaction so that the purchase or combination is completed and account activity is reflected in the company's records by the effective time of the Rule 13e-3 transaction.

Ms. Garcia has two separate record accounts. As of the effective time, she holds 5 Class A member units in one account and 17 Class A member units in the other account. All of her Class A member units are held of record in her name only.	Ms. Garcia will receive a total of 22 Class A-1 member units — 5 Class A-1 member units in one account and 17 Class A-1 member units in her other account.

Note: If Ms. Garcia wants to avoid having her Class A member units reclassified, she can consolidate or transfer her two record accounts prior to the effective time into an account with more than 20 Class A member units. Alternatively, she can buy at least 16 more Class A member units for the first account and 4 more Class A member units for the second account, and hold them in her respective accounts. She would have to act far enough in advance of the Rule 13e-3 transaction so that the consolidation or the purchase is completed by the effective time of the Rule 13e-3 transaction.

Mr. Nelson holds 30 Class A member units as of the effective time.	After the Rule 13e-3 transaction, Mr. Nelson will continue to hold 30 Class A member units.

Ms. Richards holds 15 Class A member units in her name in a brokerage account through ABC Bank as of the effective time. She is the sole beneficial owner holding Class A member units in this account.
Badger State intends for the Rule 13e-3 transaction to be effected at the record-holder level. Because ABC Bank is the record holder of fewer than 21 Class A member units, Ms. Richards will receive, through her broker, 15 Class A-1 member units.

Mr. Johnson holds 20 Class A member units in "street name" through XYZ Brokerage as of the effective time. XYZ Brokerage also holds a total of 125 Class A member units for 10 other beneficial owners.
Because the Rule 13e-3 transaction will be effected at the record-holder level, Mr. Johnson will continue to hold 20 Class A member units in "street name" name through XYZ Brokerage, which is considered the record-holder. The other beneficial owners will likewise continue to own their Class A member units in "street name."

Note: If Mr. Johnson wants his Class A member units to be reclassified, he can transfer his Class A member units out of "street name" into his own name. He would have to act far enough in advance of the Rule 13e-3 transaction so that the transfer is completed by the effective time of the Rule 13e-3 transaction.

        It is important that our unit holders understand how Class A member units that are held by them in "street name" will be treated for purposes of the Rule 13e-3 transaction described in this proxy statement. Unit holders who have transferred their Class A member units of Badger State into a brokerage or custodial account are no longer shown on our membership register as the record holder of these member units. Instead, the brokerage firms or custodians typically hold all member units of Badger State that its clients have deposited with it through a single nominee; this is what is meant by "street name." If that single nominee is the unit holder of record for more than 20 Class A member units, then the Class A member units registered in that nominee's name will be completely unaffected by the Rule 13e-3 transaction. Because the Rule 13e-3 transaction only affects Class A unit holders of record, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own 20 or fewer Class A member units. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of Class A member units as they did at the start of this transaction, even if the number of Class A member units they own is 20 or fewer. If you hold your Class A member units in "street name," you should talk to your broker, nominee or agent to determine how they expect the Rule 13e-3 transaction to affect you. Because other "street name" holders who hold through your broker, agent or nominee may adjust their holdings prior to the Rule 13e-3 transaction, you may have no way of knowing whether your Class A member units will be reclassified in the transaction until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold more than 20 Class A member units in any one account, we think it is likely that all "street name" holders will remain Class A unit holders.

        The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level, in part, to allow unit holders some flexibility in determining whether they would like their Class A member units to be reclassified. See "—Purpose and Structure of the Rule 13e-3 transaction." Unit holders who would still prefer to remain as Class A unit holders of Badger State, despite the board's recommendation, may elect to do so by acquiring sufficient Class A member units so that they hold more than 20 Class A member units in their own name or consolidate ownership of more than 20 Class A member units with a family member or other unit holder in the record account immediately prior to the Rule 13e-3 transaction. In addition, beneficial owners whose Class A member units would be reclassified if they were record owners instead of beneficial owners, and who wish to receive Class A-1 member units from Badger State as a result of the Rule 13e-3 transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their member units into a record account in their own name. In either case, these unit holders will have to act far enough in advance of the Rule 13e-3 transaction so that any consolidation, purchase or transfer is completed by the effective time.

Interests of Certain Persons in the Rule 13e-3 Transaction

        The executive officers and directors of Badger State who are also Class A unit holders will participate in the Rule 13e-3 transaction in the same manner and to the same extent as all of the other unit holders. With the exception of Mr. Mitchell, who does not own any of our Class A member units, and Mr. Leitzinger who owns five Class A member units, we anticipate that all of the directors and executive officers will own more than 20 Class A member units, and therefore continue as Class A unit holders if the Rule 13e-3 transaction is approved. See "Security Ownership of Certain Beneficial Owners and Management."

        Because there will be fewer Class A member units following the Rule 13e-3 transaction, and because the Class A-1 member units will have limited voting rights, the directors and executive officers who will be continuing as Class A unit holders will own a larger percentage of voting interest in the company. This represents a potential conflict of interest because the directors of Badger State approved the Rule 13e-3 transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated unit holders, for the reasons discussed in this proxy statement.

        The fact that each director's percentage ownership of our member units will increase as a result of the Rule 13e-3 transaction was not a consideration in the board's decision to approve the Rule 13e-3 transaction or in deciding its terms, including setting the 20 Class A member unit threshold. In this regard, the directors as a group will be treated exactly the same as other unit holders. In addition, the board determined that any potential conflict of interest created by the directors' ownership of our Class A member units is relatively insignificant. The board did not set the 20 Class A member unit threshold to avoid exchanging the Class A member units of any directors. In addition, the increase in each director's percentage ownership of our Class A member units resulting from the Rule 13e-3 transaction is expected to be insignificant. As a group, the percentage beneficial ownership and voting power of all of our directors and executive officers would increase only approximately [1.4%] from approximately [8.4%] to approximately [9.8%] after the Rule 13e-3 transaction which also is very unlikely to have a practical effect on their collective ability to control the company.

        Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions "—Background of the Rule 13e-3 Transaction," "—Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation," and "—Effects of the Rule 13e-3 Transaction on Unit Holders of Badger State."

        None of our executive officers or directors, who beneficially own an aggregate of 1,660 Class A member units, has indicated to us that he or she intends to sell some or all of his or her Class A member units during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide Class A member units among different record holders so that 20 or fewer Class A member units are held in each account so that the holders would receive Class A-1 member units.

Financing of the Rule 13e-3 Transaction

        We estimate that the Rule 13e-3 transaction will cost approximately $150,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See "Special Factors—Fees and Expenses" for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

        The following discussion is a general summary of the anticipated material United States federal income tax consequences of the reclassification. This discussion does not consider the particular facts or circumstances of any holder of our Class A member units or Class A-1 member units. This discussion assumes that you hold, and will continue to hold, your Class A member units or your Class A-1 member units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code." The federal income tax laws are complex and the tax consequences of the reclassification may vary depending upon each unit holder's individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of Class A member units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a "hedge," "straddle" or "conversion transaction").

        This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, no opinion of counsel or ruling from the Internal Revenue Service has been or will be sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. Accordingly, the Internal Revenue Service or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to Badger State.

        We believe that the reclassification will not have any material federal income tax consequences to us.

Federal Income Tax Consequences to Unit Holders Who Continue to Own Class A Member Units.

        If you continue to hold Class A member units immediately after the reclassification, you will not recognize any gain or loss as a result of the reclassification. You will have the same adjusted tax basis and holding period in your Class A member units as you had in such Class A member units immediately prior to the reclassification.

Federal Income Tax Consequences to Unit Holders Who Receive Class A-1 Member Units.

        Unit holders receiving Class A-1 member units in exchange for their Class A member units will not recognize any gain or loss in the reclassification. You will have the same adjusted tax basis and holding period in your Class A-1 member units as you had in your Class A member units immediately prior to the reclassification.

        The discussion of anticipated material United States federal income tax consequences of the reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification, in light of your specific circumstances.

Appraisal Rights and Dissenters' Rights

        Under Wisconsin law, you do not have appraisal rights in connection with the Rule 13e-3 transaction. Moreover, pursuant to our Second Amended and Restated Operating Agreement, you have waived any dissenter's rights that may have otherwise been available. There may exist other rights or actions under Wisconsin law or federal or state securities laws for unit holders who can demonstrate that they have been damaged by the Rule 13e-3 transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, unit holder challenges to actions of the company in general are related to the fiduciary responsibilities of limited liability company officers and directors and to the fairness of limited liability company transactions.

Regulatory Requirements

        In connection with the Rule 13e-3 transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses

        We will be responsible for paying the Rule 13e-3 transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We estimate that our expenses will total approximately $150,000, assuming the Rule 13e-3 transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$125,000
Printing and mailing costs	$20,000
Miscellaneous expenses	$5,000

Total	$150,000

THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT

        We are currently governed by our Second Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix B. In connection with the Rule 13e-3 transaction we are proposing that our members approve amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix B.

The Reclassification

        Amendments to Sections 1.11, 2.2, 2.5, 6.2, 10.2 and 10.4 of our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement provide for the reclassification of our Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such record holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such unit holders immediately prior to the effective time of the reclassification. Unless otherwise elected by the board as described in this proxy statement, we anticipate that the reclassification will be effective upon the approval of the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement by our members. For a description of the terms of the Class A-1 member units, see"Description of Member Units—Terms of the Class A-1 Member Units to be Received in the Reclassification."

Description of Proposed Other Changes in the Third Amended and Restated Operating Agreement

        In addition to the provisions related to the reclassification and the new Class A-1 member units which have been described above, and described below in "Description of Member Units," our board of directors has proposed the following additional amendments to our Second Amended and Restated Operating Agreement:

  •
  the addition in Section 2.2 of the Second Amended and Restated Operating Agreement of a minimum ownership threshold requiring each holder of our Class A member units to own not less than 10 Class A member units;

  •
  the modification of the Class A unit concentration limit in Section 2.2 of our Second Amended and Restated Operating Agreement by continuing to provide that each Class A unit holder together with his or her affiliates may own no more than 2,000 Class A member units without the consent of our board, but removing the requirement in Section 2.2 of our Second Amended and Restated Operating Agreement that the Class A unit concentration limit be the lesser of 2,000 Class A member units or 10% of the issued and outstanding Class A member units;

  •
  by amendment to Section 10.3 of our Second Amended and Restated Operating Agreement, that our board of directors be provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  •
  revision of the amendment provisions in Section 9.1 of our Second Amended and Restated Operating Agreement to provide that our operating agreement may be modified or amended by the affirmative vote of two thirds of the directors then serving without member approval or by the affirmative vote of holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members;

  •
  removal of member approval rights currently contained in Sections 5.4(a) and 5.4(b) of the Second Amended and Restated Operating Agreement with respect to aspects of our operations that we believe are more properly determined by our directors, such as confessions of judgment against the company, taking steps to declare bankruptcy, the issuance of member units and engaging in transactions with our directors;

  •
  by amendments to Section 5.1 of the Second Amended and Restated Operating Agreement for the increase of our board size from a maximum of seven directors to a maximum of nine directors, with the actual board size determined from time to time by the affirmative vote of two thirds of all directors then serving;

  •
  deletion of the requirement in Section 1.10 of the Second Amended and Restated Operating Agreement that our board of directors adopt a formal business plan prior to each fiscal year, which will give our board additional flexibility in operating the company and responding to changing economic, market and other conditions; and

  •
  general updates throughout our Second Amended and Restated Operating Agreement, including updates in connection with provisions regarding our former Class B member units and Class C member units, which were converted to Class A member units in connection with our initial public offering.

DESCRIPTION OF MEMBER UNITS

General

        We are authorized to issue up to an aggregate of 30,000 units. As of the record date, [19,774] Class A member units were issued and outstanding and were held of record by approximately [475] unit holders. We estimate the number of Class A member units outstanding after the Rule 13e-3 transaction will be approximately [16,864] units. If the Rule 13e-3 transaction is approved, we estimate there will be approximately [2,910] Class A-1 member units after the Rule 13e-3 transaction. The exact number of Class A-1 member units and Class A member units following the Rule 13e-3 transaction will depend on the number of Class A member units that are reclassified into Class A-1 member units. All units when fully paid are nonassessable and are not subject to redemption or conversion. The company had previously issued Class B and Class C member units all of which were converted into Class A member units in connection with the closing of the company's initial public offering of Class A member units. Generally, the rights and obligations of our members are governed by the Wisconsin Limited Liability Company Act and our Second Amended and Restated Operating Agreement, a copy of which is attached as Appendix A to this Proxy Statement. The following summary describes the material terms of our Class A member units and the proposed terms of the Class A-1 member units as provided in the proposed amendments to our Second Amended and Restated Operating Agreement contained in our Third Amended and Restated Operating Agreement.

Class A Member Units

General

        Our Class A member units represent an ownership interest in the company. Upon purchasing Class A member units, our unit holders enter into our operating agreement and become members of our limited liability company. Each member has the right to:

  •
  a share of our profits and losses;

  •
  receive distributions of our assets when declared by our directors;

  •
  participate in the distribution of our assets if we dissolve;

  •
  access and copy certain information concerning our business; and

  •
  vote on matters which require the consent of our members.

Transfer of Units

        The transfer of our Class A member units is restricted. Prior to beginning operations at our ethanol plant, Class A member units could not be transferred unless they were transferred:

  •
  to the administrator or trustee of the Class A member, if such transfer was done involuntarily by operation of law; or

  •
  made without consideration to a trust for the descendants of the Class A member.

        After we began operations at our ethanol plant, but before any events that are deemed a "dissolution event," which occurs when the holders of at least 75% of our units entitled to vote determine that we should dissolve, or a court orders us to dissolve, Class A members may transfer their units to:

  •
  any other member, "affiliate" of another member, or an affiliate of the transferring Class A member; and

  •
  any other person or organization if a majority of our directors approve the transaction.

        Following a transfer of Class A member units approved by our directors, the transferee receiving the units will be admitted as a new member of our limited liability company if he or she:

  •
  agrees to be bound by our operating agreement;

  •
  pays or reimburses us for any legal, filing and publication costs that we incur relating to admitting such individual or entity as a new member; and

  •
  delivers upon request, any other materials, such as tax information and identification numbers needed to complete the transfer.

We may prohibit a transferee from becoming a member if he or she does not comply with these requirements. Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive distributions that we declare or that are available upon our dissolution or liquidation. Unadmitted assignees are not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

Termination of Membership; Separable Voting and Economic Interests

        Although we are managed by our directors, Class A members have the right to vote on certain transactions, such as amending our operating agreement or dissolving the company. Class A unit holders have these rights if they have been admitted as members of our limited liability company. If such membership terminates for any reason, then any such former member will lose his or her voting rights and access to information concerning our business.

        A Class A member's membership interest in our limited liability company may be terminated if her or she:

  •
  voluntarily withdraws from our limited liability company;

  •
  assigns our Class A member units for the benefit of creditors;

  •
  assigns all of our Class A member units and the individual or entity to whom they are assigned is admitted as a member;

  •
  files a voluntary petition in bankruptcy or becomes subject to an order for relief under the federal bankruptcy laws;

  •
  seeks or consents to the appointment of a trustee or receiver over all or substantially all of his or her property;

  •
  is subject to an involuntary proceeding seeking reorganization, liquidation, dissolution or other similar relief and at least 120 days have elapsed since such proceeding was commenced; or

  •
  is subject to a trustee or receiver over all or substantially all of his or her property and at least 120 days have passed the appointment, and it has not been postponed or vacated.

        In addition, individuals will cease to be members upon their death, or if they have been declared incompetent by a court of law. Corporations, trusts, limited liability companies or partnerships will cease to be members at the time they cease to exist. The membership of an estate will terminate when the fiduciary of the estate distributes all of the estate's Class A member units. Accordingly, it is possible to be a holder of our Class A member units, but not a member. A unit holder that is not a member will have the same rights as an unadmitted assignee, which are discussed above.

Restrictive Legend

        We may place, on any document evidencing ownership of our Class A member units, restrictive legends similar to the following:

    The transferability of the Company Units represented by this document is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with applicable state and federal law and the terms and conditions set forth in the Operating Agreement and agreed to by each Member.

    The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

Distribution of Operating Income

        Class A member unit holders are entitled to receive distributions of cash and property if a distribution is declared by our directors in their sole discretion. Distributions are made to our Class A member unit holders in a proportion based on the number of units that are then issued and outstanding.

Maximum Ownership and Voting Limitations

        Without the unanimous consent of our directors, Class A unit holders cannot, directly or indirectly, own more than 2,000 Class A member units or 10% of our outstanding Class A member units, whichever is less. This includes Class A member units owned directly or indirectly by affiliates of these unit holders. This restriction is referred to as our "Class A concentration limit." Purchasers of our Class A member units must also sign our operating agreement and become a member of our limited liability company. Members are entitled to one vote per Class A member unit so long as they own at least five Class A member units. Members may vote their Class A member units on matters on which our directors request the consent of Class A members in writing or at a meeting of the members, on all matters coming before a vote of the members. Class A members do not have cumulative voting or preemptive rights.

Modifications to Class A Member Units in the Third Amended and Restated Operating Agreement

        In connection with the Rule 13e-3 transaction, the amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement will modify the terms and provisions of the Class A member units in the following manner:

  •
  the board of directors has been provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  •
  holders of our Class A member units will be subject to a minimum ownership level requiring each Class A unit holder to hold not less than ten Class A member units;

  •
  the Class A member unit concentration limit has been modified to provide that each Class A unit holder may hold no more than 2,000 Class A member units without the consent of our board without regard to the percentage ownership level;

        In addition, the approval rights of the Class A unit holders have been affected by the removal of approval rights with respect to aspects of our operations that we believe are properly determined by our directors. Our Second Amended and Restated Operating Agreement currently restricts our directors from taking the following actions without the unanimous consent of our members:

  •
  causing the company to engage in any activity that is not consistent with the purposes of the company;

  •
  knowingly doing any act in contravention of our operating agreement or that would make it impossible to carry on the ordinary business of the company;

  •
  confessing a judgment against the company in an amount in excess of $250,000;

  •
  possessing company property or assigning rights in specific company property for other than a company purpose; or

  •
  causing the company to voluntarily take any action that would cause the bankruptcy of the company.

        We believe it would be virtually impossible to obtain unanimous consent of our members to any action. In addition, our Second Amended and Restated Operating Agreement requires that our board obtain the consent of a majority our Class A member units before:

  •
  issuing Class A member units at a purchase price of less than $1,000 per unit;

  •
  issuing more than an aggregate of 30,000 member units; or

  •
  adopting or materially modifying any business plan or causing the company to acquire any equity or debt securities of any director or otherwise make loans to any directors.

We believe these decisions properly fall within the authority of our directors and the requirement to obtain member consent to these actions unduly hampers the ability of our directors to effectively operate the company.

        Further, amendments to our operating agreement will now be made by the affirmative vote of two thirds of our directors or the affirmative vote of unit holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members. Currently, no amendment to our operating agreement may be effected without the consent of a majority of our Class A member units and all affected members must consent to any amendment that impacts their limited liability or economic interests in the company. We believe that allowing our directors to amend the operating agreement in this manner without the consent of our members provides our directors with needed flexibility to manage the company with greater efficiency while still affording our Class A unit holders the right to approve significant transactions, including our dissolution, and provisions that might affect the limited liability of our members or member distributions.

Terms of the Class A-1 Member Units to be Received in the Reclassification

        Generally, and as set out in the Third Amended and Restated Operating Agreement, which is attached as Appendix A to this proxy statement, many of the terms and conditions of the Class A-1 member units will be similar to the terms to the Class A member units discussed above. The following are differences between the Class A member units and the new Class A-1 member units:

Voting Rights

        Unlike the Class A member units, the Class A-1 member units will not have voting rights, except under limited circumstances. Class A-1 unit holders are entitled to vote only upon proposals for consolidation, merger, or dissolution of the company. On the matters on which the Class A-1 members are entitled to vote, the Class A-1 members will have one vote for each Class A-1 member unit held by them. On the matters on which Class A-1 members are entitled to vote, the Class A-1 members will vote together with the Class A members as a single class and not as a separate class.

Transferability

        Our Class A-1 member units will be more freely transferable than our Class A member units. Unlike our Class A member units, Class A-1 member units may be transferred without the approval of a majority of our board of directors, except that our board of directors may disallow a transfer of Class A-1 member units if:

  •
  it believes that a transfer will result in the Class A-1 member units being held by 500 or more Class A-1 unit holders or another number that otherwise obligates the company to register its Class A-1 member units under Section 12(g) of the Securities Exchange Act; or

  •
  the transfer would change certain tax treatments of the company.

        As with transferees of our Class A member units, transferees of Class A-1 member units will be required to furnish certain tax information to the company and the company need not make distributions to the transferee until this information is provided. In order to become members of the company, transferees of Class A-1 member units must also become parties to the company's operating agreement.

No Class A-1 Member Unit Concentration Limit; Reduced Minimum

        Class A-1 unit holders will not be subject to the same ownership restrictions as Class A unit holders. Class A unit holders are currently subject to a "Class A concentration limit," which restricts the acquisition of Class A member units to the lesser of 2,000 Class A member units or 10% of the company's issued and outstanding Class A member units. In the proposed Third Amended and Restated Operating Agreement, the Class A concentration limit has been revised to 2,000 Class A member units without regard to percentage ownership. There is no "concentration limit" on the amount of Class A-1 member units that may be purchased and held by Class A-1 unit holders.

        In addition, Class A-1 unit holders will be subject to a minimum ownership requirement, requiring Class A-1 unit holders to own not less than five Class A-1 member units. Class A-1 unit holders receiving less than five Class A-1 member units in the reclassification may continue to hold those Class A-1 member units without violating the minimum ownership requirement. The proposed Third Amended and Restated Operating Agreement imposes a minimum ownership level on Class A unit holders requiring Class A unit holders to own not less than 10 Class A member units.

Restrictive Legend

        Certificates representing the Class A-1 member units will bear the same restrictive legend as the certificates currently representing the Class A member units.

Comparison of Features of Class A Member Units and Class A-1 Member Units

        The following table sets forth a comparison of the proposed features of the Class A member units and the Class A-1 member units. Section references are to sections in the proposed Third Amended and Restated Operating Agreement.

	Class A Member Units	Class A-1 Member Units
Voting Rights	Holders of Class A Member Units are entitled to vote on all matters that require the consent of the Company's members, including for the election of directors. (Section 6.2(a))	Holders of Class A-1 Member Units will not have any voting rights, except with respect to proposals relating to the consolidation, merger or dissolution of the Company. (Section 6.2(b))
Transferability	The transfer of the Class A Member Units is restricted. Class A Member Units may not be transferred, except for:	Class A-1 Member Units may be transferred without approval of a majority of the Company's board of directors, except in two limited circumstances:
	• Transfers to any member or any affiliate of either another member or of the transferring member (Section 10.2(a)); or	•
The board believes that a transfer would result in the Class A-1 member units being held by 500 or more record holders or another number that would otherwise result in the Company's obligation to register the Class A-1 Member Units under Section 12(g) of the Act (Section 10.4(e)); or
	• Transfers approved by a majority of the Company's board of directors. (Section 10.3)	• The transfer would change certain tax treatment of the Company. (Section 10.4(b))

The board was expressly given authority to disallow a transfer of Class A Member Units if the transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company's duties to file reports with the SEC. (Section 10.3(h))
Concentration Limit	Holders are subject to a "Class A concentration limit," which restricts holders to the acquisition of 2,000 Class A Member Units. (Section 2.2)	There is no limit on the number of Class A-1 Member Units that may be purchased and held by any holder of record of Class A-1 Member Units.
Minimum Ownership Requirements	Holders of Class A Member Units must hold at least 10 Class A Member Units. (Section 2.2)
Holders of Class A-1 Member Units must hold at least 5 Class A-1 Member Units, except that persons receiving fewer than 5 Class A-1 Member Units in the reclassification may continue to hold those units without violating the minimum ownership requirement. (Section 2.2)
Director Nominations	Holders of Class A Member Units may make nominations for director positions. (Section 5.1(e))	Holders of Class A-1 Member Units are not entitled to make director nominations.
Removal of Directors	Holders of Class A Member Units may remove directors, with or without cause. (Section 6.3(e))	Holders of Class A-1 Member Units may not remove directors.
Calling Special Meetings	Holders of 25% or more of the Class A Units may demand a special meeting of the members. (Section 6.3(a))	Holders of Class A-1 Member Units do not have rights to demand a special meeting of members.

Amendments to the Operating Agreement	Holders of Class A Member Units may amend the Company's operating agreement. (Section 9.1)	Holders of Class A-1 Member Units do not have amendment rights.
Sharing of Profits and Losses	Holders of both the Class A Member Units and the Class A-1 Member Units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 3)	Holders of both the Class A Member Units and the Class A-1 Member Units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 3)
Distributions
Holders of both Class A Member Units and Class A-1 Members are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the Company's board of directors. (Section 4)
Holders of both Class A Member Units and Class A-1 Member Units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the Company's board of directors. (Section 4)
Dissolution	Holders of both Class A Member Units and Class A-1 Member Units are entitled to participate pro rata in the distribution of assets upon the Company's dissolution. (Section 12.2(c))	Holders of both Class A Member Units and Class A-1 Member Units are entitled to participate pro rata in the distribution of assets upon the Company's dissolution. (Section 12.2(c))
Information Rights
Holders of both Class A Member Units and Class A-1 Members Units are entitled to receive financial reports and to access and copy certain information concerning the Company's business. (Sections 8.2 and 8.4)
Holders of both Class A Member Units and Class A-1 Member Units are entitled to receive financial reports and to access and copy certain information concerning the Company's business. (Sections 8.2 and 8.4)

ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

        Our board of directors is asking for your proxy for use at a special meeting of members to be held on [                        , 2006], at [    ]:00 [    ].m., central time, at [                        ], Wisconsin, and at any adjournments or postponements of that meeting.

        Our board of directors has authorized, and unanimously recommends for your approval at the special meeting, the adoption of the following proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement:

  A.
  Amendments to Sections 1.11, 2.2, 2.5, 6.2, 10.2 and 10.4 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such record holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such record holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification, except as described in the Proxy Statement relating to the Meeting;

  B.
  By amendment to Section 2.2 of the Second Amended and Restated Operating Agreement, the addition of a minimum ownership threshold requiring each holder of our Class A member units to own not less than 10 Class A member units and the modification of the Class A unit concentration limit to provide that each Class A unit holder together with his or her affiliates may own no more than 2,000 Class A units without the consent of our board, without reference to the 10% ownership limitation in our Second Amended and Restated Operating Agreement;

  C.
  By amendment to Section 10.3 of the Second Amended and Restated Operating Agreement, that our board of directors be provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  D.
  Revision of the amendment provisions in Section 9.1 of the Second Amended and Restated Operating Agreement to provide that our operating agreement may be modified or amended by the affirmative vote of two thirds of the directors then serving without member approval or by the affirmative vote of holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members;

  E.
  Removal of member approval rights currently contained in Sections 5.4(a) and 5.4(b) of the Second Amended and Restated Operating Agreement with respect to aspects of our operations that we believe are more properly determined by our directors, such as confessions of judgment against the company, taking steps to declare bankruptcy, the issuance of member units and engaging in transactions with our directors;

  F.
  By amendment to Section 5.1 of the Second Amended and Restated Operating Agreement, the increase of our board size from a maximum of seven directors to a maximum of nine directors, with the actual board size determined from time to time by the affirmative vote of two thirds of all directors then serving; and

  G.
  Deletion of the requirement in Section 1.10 of the Second Amended and Restated Operating Agreement that our board of directors adopt a formal business plan prior to each fiscal year, which will give our board additional flexibility in operating the company and responding to changing economic, market and other conditions.

  H.
  The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout, including updates in connection with provisions regarding our former Class B member units and Class C member units, which were converted to Class A member units in connection with our initial public offering.

        These amendments will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of directors, in their discretion may determine not to implement:

  •
  the reclassification; or

  •
  any or all of the proposed amendments that our members otherwise approved.

        Our board of directors will have the discretion to determine if and when to effect the amendments to our Second Amended and Restated Operating Agreement, including the reclassification, and reserves the right to abandon the amendments, including the reclassification, even if they are approved by the members. For example, if the number of record holders of Class A member units changes such that the reclassification would no longer accomplish our intended goal of discontinuing our SEC-reporting obligations, the board of directors may determine not to effect the Rule 13e-3 transaction.

        We expect that if the members approve and the board elects to effect the amendments to our Second Amended and Restated Operating Agreement, the reclassification will become effective on [            ,] 2006.

        Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting. The board is not aware of any other business to be conducted at the special meeting.

Record Date

        You may vote at the special meeting if you were the record owner at least five Class A member units at the close of business on [                        , 2006], which has been set as the record date. At the close of business on the record date, there were [19,774] Class A member units outstanding held by approximately [475] record unit holders. If you are a member of the company holding at least five Class A member units, you are entitled to one vote on each matter considered and voted upon at the special meeting for each member unit you held of record at the close of business on the record date.

Quorum; Vote Required for Approval

        The presence, in person or by proxy, of 30% of our Class A member units entitled to vote is necessary to constitute a quorum at the special meeting. Approval of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, requires the affirmative vote of a majority of the total outstanding Class A member units entitled to vote at the special meeting, or 9,888 of the 19,774 outstanding Class A member units. Because the executive officers and directors of Badger State have the power to vote a total of 1,660 Class A member units and because we believe that all of the executive officers and directors will vote in favor of the transaction, this means a total of 8,228 Class A member units held by members who are not executive officers or directors of the company will be required to vote in favor of the amendments for them to be approved. Because the executive officers and directors hold only approximately 8.4% of the voting power of our outstanding Class A member units, there is no assurance that the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, will be approved.

        Abstentions and broker non-votes will not be counted as entitled to vote, but will count for purposes of establishing a quorum at the special meeting. Therefore, abstentions and broker non-votes will have the effect of a vote "AGAINST" the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction. Approval of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, do not require the separate vote of a majority of our unaffiliated members, and no separate vote will be conducted.

        Any proposal to adjourn or postpone the special meeting, if necessary, must be approved by the holders of at least a majority in voting power of the outstanding Class A member units present at the meeting.

Voting and Revocation of Proxies

        You may vote your Class A member units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted by mail without instructions, the proxies will be voted "FOR" the proposal to approve the proposed amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, and the proposal to adjourn or postpone the meeting, if necessary.

        You can revoke your proxy at any time before Badger State takes a vote at the meeting by:

  •
  delivering to Mr. David Kolsrud, our Secretary, at our corporate offices at 820 West 17th Street, Monroe, Wisconsin 53566, on or before the business day prior to the special meeting, a later-dated and signed proxy card or a written revocation of the proxy;

  •
  delivering to us at the special meeting prior to the taking of the vote on the proposed amendments, including the Rule 13e-3, transaction a later-dated and signed proxy card or a written revocation;

  •
  attending the special meeting and voting in person; or

  •
  if you have instructed a broker to vote your Class A member units, following the directions received from your broker to change those instructions.

        Revoking a proxy will not affect a vote once it has been taken. Attendance at the special meeting will not, in itself, constitute a revocation of a proxy. If you plan to attend the special meeting to change a vote that you have previously made by submitting a signed proxy, you must vote in person at the special meeting.

        Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Solicitation of Proxies; Expenses of Solicitation

        Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

        We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the member units that those persons hold of record.

        We are mailing this proxy material to our unit holders on or about [                        ], 2006.

Authority to Adjourn Special Meeting to Solicit Additional Proxies

        We are asking our members to grant full authority for the special meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction,proposed by this proxy statement.

FINANCIAL INFORMATION

Selected Historical Financial Data

        Set forth below is our selected historical consolidated financial information. The historical financial information was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and from other information and data contained in the Annual Report and Quarterly Report. The financial information that follows should be read in conjunction with the Annual Report and the Quarterly Report. Copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report have been included as Appendix C to this Proxy Statement and may also be obtained as set forth under the caption "Other Matters—Where You Can Find More Information."

BADGER STATE ETHANOL, LLC

SELECTED CONSOLIDATED FINANCIAL INFORMATION

	December 31 2005 (Audited)	December 31 2004 (Audited)	Three Months Ended March 31, 2006 (Unaudited)
ASSETS
Cash and cash equivalents	$1,526,528	$3,807,383	$32,484
Other current assets	11,436,270	10,890,900	12,238,065
Property & equipment, net	52,556,501	44,975,217	58,076,584
Non-current assets	1,092,830	528,106	1,328,339

TOTAL ASSETS	$66,612,129	$60,201,606	$71,675,472

LIABILITIES AND MEMBERS' EQUITY
Current maturities of long-term debt	$2,144,563	$3,409,246	$2,423,622
Other current liabilities	3,937,143	5,083,982	2,836,745
Long-term debt, less current maturities	20,808,299	17,635,157	28,958,151

TOTAL LIABILITIES	26,890,005	26,128,385	34,218,518
MEMBERS' EQUITY
Class A unit members' contributions	17,859,787	17,859,787	17,859,787
Retained earnings	21,862,337	16,213,434	19,597,167

	39,722,124	34,073,221	37,456,954

TOTAL LIABILITIES AND MEMBERS' EQUITY	$66,612,129	$60,201,606	$71,675,472

	Year Ended December 31 2005 (Audited)	Year Ended December 31 2004 (Audited)	Year Ended December 31 2003 (Audited)	Three Months Ended March 31, 2006 (Unaudited)
Sales and revenues	$97,652,135	$92,084,766	$74,149,226	$32,672,895
Cost of sales	79,488,978	75,471,115	57,799,611	23,781,667

Gross margin	18,163,157	16,613,651	16,349,615	8,891,228
Selling, general and administrative expenses	3,284,996	2,940,724	2,663,322	990,474

Operating income	14,878,161	13,672,927	13,686,293	7,900,754
Interest expense	(1,591,002)	(1,311,346)	(1,846,937)	(294,032)
Interest income	34,056	22,889	7,894	15,108
Other income	—	—	65,229	—

Net income	$13,321,215	$12,384,470	$11,912,479	$7,621,830

Net income per Class A unit—basic and diluted	$673.67	$626.30	$602.43	$385.45

Weighted average units outstanding—basic and diluted	19,774	19,774	19,774	19,774

Net book value per Class A unit	$2,008.81	$1,723.13	$1,346.83	$1,894.25

Ratio of earnings to fixed charges	12.9	12.6	6.9	22.0

MARKET PRICE OF BADGER STATE ETHANOL, LLC
CLASS A MEMBER UNITS AND DISTRIBUTION INFORMATION

Comparative Market Price Data

        Our Class A member units are not traded actively and there is no established public trading market for our securities although trading in our units is facilitated by agstocktrade.com, an alternative trading system as defined by the SEC. We are aware of certain transactions in our member units that have occurred since January 1, 2004, although the trading prices of all such transactions are not known. The following table sets forth the high and low trading prices on a quarterly basis for transactions in our member units known to us that occurred during the first two quarters of 2006, in 2005 and in the last three quarters of 2004. There may be other transactions of which we are not aware.

			Distribution Paid
	Closing Price Per Unit
Quarter ending:
	High	Low
June 30, 2006 (through May 19, 2006)	$6,111	$5,821	$
March 31, 2006	$4,500	$3,900		$500.00
December 31, 2005	$3,640	$3,452	$
September 30, 2005	$3,505	$3,475	$
June 30, 2005	$3,200	$2,862	$
March 31, 2005	$—	$—		$388.00
December 31, 2004	$—	$—	$
September 30, 2004	$—	$—	$
June 30, 2004	$2,630	$2,111	$

        There were approximately 475 record holders of our Class A member units on May 19, 2006.

Distributions

        On January 27, 2005, we declared a cash distribution of $388.00 per Class A member unit payable on February 24, 2005. On January 26, 2006, we declared a cash distribution of $500.00 per Class A member unit payable on March 2, 2006. The total amount of our 2006 distribution was approximately $9.89 million and was approved by our lender and is in compliance with our lending covenants.

        The payment and rate of future distributions, if any, are subject to review by the board of directors in light of our financial condition, results of operations, capital requirements and other factors deemed relevant at that time. Loan covenants mandate that $4 million of working capital must be accumulated prior to making any distributions to our unit holders, unless waived. Additional covenants require 25% of any excess cash flow (as that term is defined in our senior debt arrangements) to be applied toward the principal of the senior debt and that we cannot make any distributions without the consent of the holder of our senior debt, unless waived. Under our loan agreement any distributions to our unit holders may not exceed, in the aggregate, 65% of our net income (as that term is defined in the loan agreement), without the consent of our lender.

        We do not anticipate that the Rule 13e-3 transaction will have any affect on our ability to declare and pay distributions to our unit holders, nor will the terms of the Class A member units and the Class A-1 member units differ with respect to the rights of members to receive distributions from the company. See "Approval of the Third Amended and Restated Operating Agreement—Description of the Class A-1 Member Units" for more details.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of our Class A member units as of May 19, 2006, by each 5% unit holder, by each of our executive officers and directors and by all of our directors and executive officers as a group. Other than Mr. Don Endres, no person or entity is currently known to the company to be the beneficial owner of more than 5% of our outstanding Class A member units. Except as otherwise noted in the footnotes to the table, each individual has sole investment and voting power with respect to the Class A member units set forth opposite his name.

        The table also sets forth the number and approximate percentage of Class A member units that the persons named in the table would beneficially own after the Rule 13e-3 transaction effective time on a pro forma basis, assuming 2,910Class A member units are reclassified as Class A-1 member units and there are no changes in the named person's ownership between May 19, 2006, and the Rule 13e-3 transaction effective time.

	Class A member units directly, indirectly or beneficially owned as of May 19, 2006		Percent of Outstanding
Name and Other Position with Badger State Ethanol, LLC.			Before Rule 13e-3 transaction	After Rule 13e-3 transaction
John L. Malchine, Director and Executive Officer	600	(1)	3.03%	3.56%
Gary L. Kramer, Director and Executive Officer	920	(2)	4.65%	5.46%
Nathan Klassy, Director	50		*	*
David Kolsrud, Director and Executive Officer	60		*	*
Wayne Mitchell, Director	0		*	*
Robert Wright, Director	25	(3)	*	*
James Leitzinger, Executive Officer	5		*	*
All directors and executive officers of the company as a group (8 persons)	1,660		8.4%	9.84%
5% Class A Unit Holders
Don Endres,	2,000		10.11%	11.86%

(*)
Indicates that the individual or entity owns less than one percent of our Class A member units.

(1)
Mr. Malchine's amount includes 500 units owned individually and 100 units owned in joint tenancy.

(2)
Mr. Kramer's amount includes 520 units owned individually and 400 units owned in trust.

(3)
Mr. Wright's amount includes 25 units owned by Murex, for which Mr. Wright disclaims beneficial ownership.

        The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this proxy statement. Briefly stated, under that rule, units are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such units, or who has the right to acquire beneficial ownership thereof within 60 days. Beneficial ownership for the purposes of this proxy statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

CLASS A MEMBER UNIT PURCHASE INFORMATION

Prior Purchases of Class A Member Units

        During the past two years, we have not repurchased any of our Class A member units.

Recent Transactions

        Since March 15, 2006, none of Badger State, its affiliates, directors, or executive officers has made any purchases of our Class A member units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

        Since our inception, we have engaged in several transactions with related parties. We currently do not have outside directors or unaffiliated members to evaluate related party transactions. Management believes that these transactions were as favorable as those that could have been obtained in an arms-length transaction.

Executive Salaries

        We currently compensate our executive officers pursuant to oral agreements for the salaries set forth below. We are currently compensating John Malchine, our Chief Executive Officer, $45,000 per year pursuant to an oral agreement. We are currently compensating Gary Kramer, our President and General Manager, $125,000 per year pursuant to an oral agreement.

Ethanol Agreement

        We entered into an ethanol purchase and marketing agreement with Murex, N.A., Ltd. granting Murex the exclusive rights to purchase and market all ethanol produced by the plant. Under the agreement, we have agreed to provide Murex with estimates of our production. Murex has agreed to purchase and deliver all the ethanol produced by the plant.

        The agreement with Murex expires in 2009 and automatically renews for one-year terms after 2009 unless either party provides notice prior to the renewal anniversary date. In addition, the agreement may be terminated by either party in the event of the other party's insolvency, force majeure for at least a period of twelve months, or the default, which is not cured, by the other party in the performance of any term or covenant. We may also terminate the agreement, following a decision of an arbitrator, if Murex breaches its obligation to use its best efforts to obtain for us the highest purchase price available for ethanol, after considering its own resale costs and transportation costs.

        Murex is a member of the Company and has a representative on our board of directors.

Distillers Grains and Solubles Agreement

        We entered into a purchase and marketing agreement with United Big Energy Ingredients, LLC (successor to ICM Marketing, Inc. and an affiliate of ICM, Inc., and Fagen, Inc.) for the exclusive rights to purchase and market all of the distillers grains produced by the plant. Under the agreement, United has agreed to purchase our wet distillers grains with solubles and our dried distillers grains with solubles produced at the ethanol production plant. We are obligated to provide United a production schedule, the labor, equipment and facilities to meet United's loading schedule and to reserve storage space for the products. United has agreed to use its commercially reasonable efforts to achieve the highest resale price available under prevailing market conditions, in United's and our reasonable judgment.

        This exclusive agreement has an initial term which ended on October 25, 2005. The agreement was renewed under the automatic renewal provision which provides for successive one-year terms unless written notice of termination is issued 90 days prior to the end of the then current term. No written notice was provided by either party, therefore, this agreement is still in effect. This agreement may be terminated by the nondefaulting party in the event of default, which includes the failure to make payment when due, a default in the performance of a party's covenants and agreements and the insolvency of a party.

        United is an affiliate of ICM and Fagen. ICM was a member of the Company and had a representative on our board of directors until December, 2003. ICM was a prime subcontractor for the construction of the ethanol plant. Fagen is a member of the Company and currently has a representative on our board of directors. Fagen was the general contractor for the construction of the ethanol plant.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between and among our members, officers, directors and their affiliates. Although our officers and directors have fiduciary duties to us, certain of our directors also owe fiduciary duties and other obligations to entities with whom we compete or do business with. Whenever conflicts arise between us and an officer or director or an entity with whom that officer or director is affiliated, the board as a whole will seek to resolve the conflict. A director will not participate when the board considers a transaction where he or she has a conflict of interest. We do not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from, or are fraught with conflicts of interest. Some conflict situations include disputes that may arise between us and Fagen or ICM as a result of the construction of the ethanol plant are expected to be resolved through binding arbitration according to construction industry rules.

        Conflicts of interest could arise in the situations described below, among others:

  •
  We will engage in transactions with affiliates of our directors. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.

  •
  Our directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of director's expenses, loan covenants, capital improvements and contingencies that will effect the amount of cash available for distribution to members. We have representatives of Murex and Fagen (an affiliate of United) on our board and formerly had a representative of ICM (an affiliate of United) on our board. We engage in transactions with Murex and United. Our expenditures, reserves and the amount of cash available for distribution may be affected by these transactions and our relationship with Murex and United.

  •
  We will reimburse our directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that directors submit to us.

  •
  We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

  •
  Fagen Inc., Mr. Mitchell, Mr. Endres, Mr. Kolsrud, and Mr. Wright, are involved in and/or own interests in various ethanol construction and development projects throughout the United States and in Wisconsin. These projects will compete with our project for purchasing corn and other raw material supplies, and the sale of ethanol and distillers grains. Our operating agreement does not prevent our directors from being involved in activities that compete with us.

  •
  Our directors or their affiliates may loan money to us for which we may pay interest up to a rate of prime plus 4%.

Agreements Involving Badger State's Securities

        There are no agreements relating to our Class A member units other than our Second Amended and Restated Operating Agreement, which sets forth the rights and preferences of the Class A member units. A copy of our Second Amended and Restated Operating Agreement is attached as Appendix A to this Proxy Statement.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

        We have not received any report, opinion or appraisal from an outside party that is materially related to the Rule 13e-3 transaction.

Persons Making the Solicitation

        The enclosed proxy is solicited on behalf of our board of directors. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and directors may solicit proxies by telephone or other electronic means. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our Class A member units.

Other Matters of Special Meeting

        As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Forward Looking Statements

        Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "—Where You Can Find More Information."

Where You Can Find More Information

        We are subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC's public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).

Information Incorporated by Reference

        In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, including unaudited financial information;

  •
  our Current Report on Form 8-K filed with the SEC on April 24, 2006; and

  •
  our Annual Report on Form 10-K for fiscal year ended December 31, 2005, including audited financial information.

        We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act's forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have already received the information incorporated by reference in this document by us, and we have attached our Annual Report and Quarterly Report for the quarter ended March 31, 2006 with this proxy statement as Appendix C. You can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Badger State Ethanol, LLC, 820 West 17th Street, Monroe, Wisconsin 53566 Attention: John M. Malchine.

By order of the board of directors
[ , 2006]

 APPENDIX A

SECOND AMENDED AND RESTATED BADGER
STATE ETHANOL, LLC OPERATING AGREEMENT

 Appendix A

BADGER STATE ETHANOL, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

(CONTAINS RESTRICTIONS ON TRANSFER

OF MEMBERSHIP INTERESTS)

Dated Effective March 26, 2001

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
BADGER STATE ETHANOL, LLC

SECTION 1	THE COMPANY	A-1
1.1	Formation	A-1
1.2	Name	A-1
1.3	Purpose; Powers	A-1
1.4	Principal Place of Business	A-2
1.5	Term	A-2
1.6	Filings; Agent for Service of Process	A-2
1.7	Title to Property	A-2
1.8	Payments of Individual Obligations	A-3
1.9	Independent Activities; Transactions with Affiliates	A-3
1.10	Adoption of Business Plan	A-3
1.11	Definitions	A-3
SECTION 2	CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	A-10
2.1	Original Capital Contributions	A-10
2.2	Contribution Agreements; Class A Unit Concentration Limit	A-10
2.3	Additional Capital Contributions; Additional Units	A-11
2.4	Capital Accounts	A-11
2.5	Class B Unit and Class C Unit Conversion	A-12
SECTION 3	ALLOCATIONS	A-12
3.1	Profits	A-12
3.2	Losses	A-12
3.3	Special Allocations	A-12
3.4	Curative Allocations	A-14
3.5	Loss Limitation	A-14
3.6	Other Allocation Rules	A-14
3.7	Tax Allocations: Code Section 704(c)	A-15
SECTION 4	DISTRIBUTIONS	A-15
4.1	Net Cash Flow	A-15
4.2	Amounts Withheld	A-15
4.3	Limitations on Distributions	A-15

i

SECTION 5	MANAGEMENT	A-16
5.1	Director-Managed; Election of Directors; Committees	A-16
5.2	Authority of Directors	A-17
5.3	Director as Agent; Director Actions	A-19
5.4	Restrictions on Authority of Directors	A-19
5.5	Duties and Obligations of Directors	A-20
5.6	Chairman and Vice Chairman	A-20
5.7	General Manager; President and Chief Executive Officer (CEO)	A-21
5.8	Chief Financial Officer	A-21
5.9	Secretary; Assistant Secretary	A-21
5.10	Vice President	A-21
5.11	Delegation	A-22
5.12	Execution of Instruments	A-22
5.13	Limitation of Liability; Indemnification of Directors	A-22
5.14	Compensation; Expenses of Directors; Loans	A-23
SECTION 6	ROLE OF MEMBERS	A-23
6.1	Rights or Powers	A-23
6.2	Voting Rights	A-23
6.3	Procedure for Consent; Member Meetings; Quorum and Proxies	A-24
6.4	Termination of Membership	A-25
6.5	Continuation of the Company	A-25
6.6	No Obligation to Purchase Membership Interest	A-25
6.7	Waiver of Dissenters Rights	A-25
6.8	Member's Authority to Sue on behalf of Company	A-25
SECTION 7	[RESERVED]	A-25
SECTION 8	ACCOUNTING, BOOKS AND RECORDS	A-25
8.1	Accounting, Books and Records	A-25
8.2	Reports	A-26
8.3	Tax Matters	A-27
8.4	Delivery to Members and Inspection	A-27
SECTION 9	AMENDMENTS	A-28
9.1	Amendments	A-28
SECTION 10	TRANSFERS	A-28
10.1	Restrictions on Transfers	A-28
10.2	Permitted Transfers	A-28
10.3	Conditions to Permitted Transfers	A-29
10.4	[Reserved]	A-30
10.5	Prohibited Transfers	A-30
10.6	Rights of Unadmitted Assignees	A-31
10.7	Admission of Substituted Members	A-31
10.8	Representations Regarding Transfers; Legend	A-31
10.9	Distributions and Allocations in Respect of Transferred Units	A-32
SECTION 11	[RESERVED]	A-33

ii

SECTION 12	DISSOLUTION AND WINDING UP	A-33
12.1	Dissolution Events	A-33
12.2	Winding Up	A-33
12.3	Compliance With Certain Requirements of Regulations; Deficit Capital Accounts	A-33
12.4	Deemed Distribution and Recontribution	A-34
12.5	Rights of Unit Holders	A-34
12.6	Notice of Dissolution/Termination	A-34
12.7	Allocations During Period of Liquidation	A-35
12.8	Character of Liquidating Distributions	A-35
12.9	The Liquidator	A-35
12.10	Form of Liquidating Distributions	A-35
SECTION 13	[RESERVED]	A-35
SECTION 14	MISCELLANEOUS	A-35
14.1	Notices	A-35
14.2	Binding Effect	A-36
14.3	Construction	A-36
14.4	Time	A-36
14.5	Headings	A-36
14.6	Severability	A-36
14.7	Incorporation by Reference	A-36
14.8	Variation of Terms	A-37
14.9	Governing Law	A-37
14.10	Waiver of Jury Trial	A-37
14.11	Counterpart Execution	A-37
14.12	Specific Performance	A-37

iii

 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
BADGER STATE ETHANOL, LLC

        THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is entered into and shall be effective as of the 26th day of March, 2001, by, between and among BADGER STATE ETHANOL, LLC, a Wisconsin limited liability company (the "Company"); Gary Kramer ("Kramer"); John Malchine ("Malchine"; Kramer and Malchine are each a "Founding Member" and together are referred to as the "Founding Members"); and each of the Persons who are identified as Class C Members on the attached Exhibit A and who have executed a counterpart of this Agreement and a Subscription Agreement; and each of the Persons who are identified as Class B Members on the attached Exhibit A and who have executed a counterpart of this Agreement and a Subscription Agreement; and each of the Persons who are identified as Class A Members on the attached Exhibit A and who have executed a counterpart of this Agreement and a Subscription Agreement.

        This Second Amended and Restated Operating Agreement amends and restates in its entirety that certain Amended and Restated Operating Agreement dated as of January 31, 2001, by and between the Company, the Founding Members, and each Class B Member and each Class C Member executing a counterpart signature page thereof (the "Original Operating Agreement").

        NOW, THEREFORE, in consideration of the above premises and for other valuable consideration, the receipt and sufficiency of which is acknowledged by each party signing this Agreement from time to time, the parties hereto agree to be bound by this Agreement and the provisions of the Act as follows:

SECTION 1
THE COMPANY

1.1    Formation.

        The Founding Members formed the Company as a Wisconsin limited liability company by filing Articles of Organization with the Wisconsin Department of Financial Institutions on May 11, 2000 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2    Name.

        The name of the Company shall be Badger State Ethanol, LLC and all business of the Company shall be conducted in such name. The Directors may change the name of the Company upon ten (10) days' notice to the Members.

1.3    Purpose; Powers.

        (a)   The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in the Facilities or an portion thereof as agreed by the Members and permitted under the applicable laws of the State of Wisconsin; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Wisconsin limited liability company may lawfully be engaged, as determined by the Directors.

        (b)   The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company set forth in Section 1.3(a) hereof and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4    Principal Place of Business.

        The Company shall continuously maintain an office in Wisconsin. The principal office of the Company shall be at P.O. Box 317, Monroe, Wisconsin 53566, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal office.

1.5    Term.

        The term of the Company commenced on the date the Articles of Organization (the "Articles") of the Company were filed pursuant to Section 1.6(a) hereof, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event, as provided in Section 12 hereof.

1.6    Filings; Agent for Service of Process.

        (a)   The Directors caused the Articles to be filed on May 11, 2000, in the office of the Department of Financial Institutions of the State of Wisconsin in accordance with the provisions of the Act. The Company shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Wisconsin. The Directors shall cause amendments to be filed whenever required by the Act.

        (b)   The Directors shall cause to be filed original or amended articles of organization and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other states or jurisdictions in which the Company engages in business.

        (c)   The name and address of the agent for service of process on the Company in the State of Wisconsin shall be John Malchine, 27402 Malchine Road, Waterford, Wisconsin 53185, or any successor as appointed by the Directors upon ten (10) days' notice to the Members.

        (d)   Upon the dissolution and completion of the winding up and liquidation of the Company, the Directors shall promptly execute and cause to be filed Articles of Dissolution in accordance with the Act and the laws of any other jurisdictions in which the Directors deem such filing necessary or advisable.

1.7    Title to Property.

        All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8    Payments of Individual Obligations.

        The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9    Independent Activities; Transactions with Affiliates.

        (a)   The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Directors may deem appropriate in its discretion.

        (b)   Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

        (c)   To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10    Adoption of Business Plan.

        At least 90 days prior to the beginning of each Fiscal Year, the Directors shall prepare a business plan (the "Business Plan") for such Fiscal Year. The Business Plan shall include an annual budget for revenues, expenses, working capital reserves and capital expenditures; any additional Capital Contributions anticipated to be required for the operation of the Company's Business; and such other information, plans, and strategies as the Directors deem advisable. If the Directors fail to approve a Business Plan for any Fiscal Year as required hereunder, the Business Plan previously in effect shall continue in effect, with appropriate adjustments to reflect the then current rate of inflation, until such time as a new Business Plan is adopted. The Business Plan may be reviewed by any Member upon request therefor at the Company's principal office or, for a nominal charge to cover copying, mailing and administrative costs, a copy of the Business Plan will be mailed to such Member if requested.

1.11    Definitions.

        Capitalized words and phrases used in this Agreement have the following meanings:

        "Act" means Chapter 183 of the Wisconsin Statutes, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

        "Additional Capital Contributions" means, with respect to any Unit Holder, the Capital Contributions made with respect to the Units held or purchased by such Unit Holder pursuant to Section 2.3 hereof. In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Additional Capital Contributions of the transferor to the extent they relate to the Transferred Units.

        "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

  (i)
  Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

  (ii)
  Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, Directors, members, or persons exercising similar authority with respect to such Person or entities.

        "Agreement" or "Operating Agreement" means this Operating Agreement of Badger State Ethanol, LLC, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

        "Articles" means the Articles of Organization filed with the Wisconsin Department of Financial Institutions for the purpose of forming the Company.

        "Asset Contribution Agreement" means an agreement between the Company and a Member pursuant to which the Company has agreed that such Member shall make its original non-cash (such as real or personal property) capital contributions to the Company.

        "Assignee" means a transferee of Units who is not admitted as a substituted member pursuant to Section 10.7.

        "Business Plan" shall have the meaning set forth in Section 1.10 hereof.

        "Capital Account" means the capital account maintained for each Unit Holder in accordance with Section 2.4.

        "Capital Contributions" means, with respect to any Unit Holder, the amount of money (US Dollars) and the initial Gross Asset Value of any Contributed Assets (other than money) contributed to the Company with respect to the Units in the Company held or purchased by such Unit Holder, including Additional Capital Contributions.

        "Class A Member" means any Person (i) whose name is set forth as such on Exhibit A initially attached hereto or who has become a Class A Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A Units.

        "Class A Members" means all such Persons.

        "Class A Unit(s)" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of Class A Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        "Class A Unit Holder(s)" means the owner of one or more Class A Units, regardless of whether they are Members.

        "Class B Member" means any Person (i) whose name is referred to as such in the first paragraph of this Agreement and who is listed on Exhibit A initially attached hereto, or who has become a Class B Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class B Units.

        "Class B Members" means all such Persons.

        "Class B Unit(s)" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of Class B Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        "Class B Unit Holder(s)" means the owner of one or more Class B Units regardless of whether they are Members.

        "Class C Member" means any Person (i) whose name is referred to as such in the first paragraph of this Agreement and who is listed on Exhibit A initially attached hereto, or who has become a Class C Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class C Units. "Class C Members" means all such Persons.

        "Class C Unit(s)" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of Class C Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        "Class C Unit Holder(s)" means the owner of one or more Class C Units regardless of whether they are Members.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        "Contributed Assets" of a Member shall have the meaning assigned in the Asset Contribution Agreement, if any, between such Member and the Company.

        "Company" means the limited liability company formed pursuant to this Agreement and the Articles and the limited liability company continuing the business of this Company in the event of dissolution of the Company as herein provided.

        "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

        "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

        "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the

Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

        "Directors" means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the Terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. "Directors" means all such Persons. For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.3(b)) and entitled to vote thereat.

        "Dissolution Event" shall have the meaning set forth in Section 12.1 hereof.

        "Effective Date" means May 12, 2000.

        "Facilities" shall mean the ethanol production and co-product production facilities in Monroe, Wisconsin or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

        "Financial Closing" means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

        "Fiscal Quarter" means (i) the period commencing on May 11, 2000 and ending on September 30, 2000, (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 12 hereof.

        "Fiscal Year" means (i) the period commencing on May 11, 2000 and ending on December 31, 2000, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31 and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 12 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

        "Founding Members" shall mean collectively, Gary Kramer and John Malchine.

        "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

        "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

  (i)
  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section;

  (ii)
  The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

  (iii)
  The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and

  (iv)
  The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

        "Issuance Items" has the meaning set forth in Section 3.3(g) hereof.

        "Liquidation Period" has the meaning set forth in Section 12.7 hereof.

        "Liquidator" has the meaning set forth in Section 12.9(a) hereof.

        "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

        "Members" means all Class A Members, all Class B Members, and all Class C Members when no distinction is required by the context in which the terms is used herein.

        "Member" means any one of the Members.

        "Membership Economic Interest" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as "Units."

        "Membership Interest" means collectively, the Membership Economic Interest and Membership Voting Interest.

        "Membership Register" means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number and class of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

        "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean (a) as to any matter to which the Member is entitled to vote hereunder including specifically without limitation, a Member's right to vote (i) to elect Directors under Sections 5.1(d) and 6.3(d); (ii) to remove Directors under Sections 5.1(f) and 6.3(e); and (iii) to authorize a lawsuit on behalf of the Company pursuant to Section 6.8; or (b) as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register so long as such Member is the registered owner of at least five (5) Units, it being the intention of the Members and Company that only registered owners of at least five (5) or more Units shall have Membership Voting Interests in the Company.

        "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

        "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

        "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

        "Officer" or "Officers" has the meaning set forth in Section 5.11 hereof.

        "Permitted Transfer" has the meaning set forth in Section 10.2 hereof.

        "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

        "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

  (i)
  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

  (ii)
  Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

  (iii)
  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

  (iv)
  Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

  (v)
  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account

    Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

  (vi)
  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

  (vii)
  Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

        "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

        "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

        "Regulatory Allocations" has the meaning set forth in Section 3.4 hereof.

        "Related Party" means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subscription Agreement" means any subscription or contribution agreement or application required by the Company for a Member to own Units in the Company.

        "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

        "Tax Matters Member" has the meaning set forth in Section 8.3(a) hereof.

        "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

        "Units or Unit" means a Class A Unit or a Class B Unit or a Class C Unit, or Units as the context may require.

        "Unit Holders" means all Class A Unit Holders, all Class B Unit Holders, and all Class C Unit Holders when no distinction is required by the context in which the term is used herein.

        "Unit Holder" means any one of the Unit Holders.

        "Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

        "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

        "Unit Holder Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1    Original Capital Contributions.

        The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register.

2.2    Contribution Agreements; Class A Unit Concentration Limit.

        (a)   The contributions made by each of the Members pursuant to Section 2.1 hereof shall be subject to the terms and provisions of the Subscription Agreement or the Asset Contribution Agreement of each such Member. Each Member shall execute, deliver and perform all obligations of such Member under its Subscription Agreement or Asset Contribution Agreement, respectively.

        (b)   Each Member shall make an original Capital Contribution to the Company consisting of (a) in respect of the Class B Members and the Class C Members, the amount of cash, in accordance with the terms and conditions of such Member's Subscription Agreement; and (b) in respect of Class A Members, the amount of cash or the value of other property (such value to be determined in the sole discretion of the Directors) permitted by the Directors to be contributed to the Company in accordance with the terms and conditions of such Member's Subscription Agreement or Asset Contribution Agreement. The Directors shall consider all subscriptions for Class A Units and shall in their sole discretion and by majority vote of such Directors present, either accept or reject such subscriptions. Upon acceptance of any subscription for Class A Units, the Company shall enter into a Subscription Agreement and/or Asset Contribution Agreement, and any agreement referred to therein, without requirement of any further act, approval, or vote of any other Person and such agreements shall be deemed to satisfy all requirements of this Agreement. Except upon the unanimous consent of all Directors, at no time shall any Class A Unit Holder and any Affiliate and Related Party of such Class A Unit Holder, together in the aggregate, own, either directly or indirectly or beneficially, more than an aggregate total of the lesser of (i) two thousand (2,000) Class A Units; and (ii) ten percent (10%) of the issued and outstanding Class A Units of the Company (herein, such limitation shall be referred to as the "Class A Unit Concentration Limit"). At Financial Closing, the Company will adjust downward any Unit Holder's ownership of Class A Units to the extent such ownership exceeds the Class A Unit Concentration Limit by refunding the purchase price for such excess Units. Thereafter, at any time any Person exceeds and thereby violates the Class A Unit Concentration Limit, the Directors shall have the power by majority vote of such Directors to take any action in their sole discretion to cure such violation.

2.3    Additional Capital Contributions; Additional Units.

        No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Sections 5.4(b)(ii) and (iii) hereof, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Class A Member unless such Person is acquiring Class B Units in its capacity as a Class B Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.4    Capital Accounts.

        A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

        (a)   To each Unit Holder's Capital Account there shall be credited (A) such Unit Holder's Capital Contributions, (B) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (C) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unit Holder related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unit Holder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

        (b)   To each Unit Holder's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (B) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (c) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

        (c)   In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

        (d)   In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 12 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.5    Class B Unit and Class C Unit Conversion.

        (a)    Class B Unit Conversion.    At Financial Closing, all Class B Units held by Class B Unit Holders shall be converted into Class A Units at the conversion rate of one (1) Class A Unit for each Class B Unit held by such Class B Unit Holder. From and after Financial Closing, there shall exist no outstanding Class B Units of the Company. Upon such conversion, the Directors shall cause Exhibit A attached hereto to be amended accordingly to reflect the conversion of said Class B Unit Holder's Class B Units to Class A Units.

        (b)    Class C Unit Conversion.    At Financial Closing, all Class C Units held by Class C Unit Holders shall be converted into Class A Units at the conversion rate of one (1) Class A Unit for each Class C Unit held by such Class C Unit Holder. From and after Financial Closing, there shall exist no outstanding Class C Units of the Company. Upon such conversion, the Directors shall cause Exhibit A attached hereto to be amended accordingly to reflect the conversion of said Class C Unit Holder's Class C Units to Class A Units.

SECTION 3
ALLOCATIONS

3.1    Profits.

        After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held. In addition, all allocations of Profits to Unit Holders shall be made based upon the number of days each Unit was held by such Unit Holder during the period for which such Profits are being calculated.

3.2    Losses.

        After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held. In addition, all allocations of Losses to Unit Holders shall be made based upon the number of days each Unit was held by such Unit Holder during the period for which such Losses are being calculated.

3.3    Special Allocations.

        The following special allocations shall be made in the following order:

        (a)    Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

        (b)    Unit Holder Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

        (c)    Qualified Income Offset.    In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

        (d)    Unit Holder Nonrecourse Deductions.    Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

        (e)    Section 754 Adjustments.    To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

        (f)    [Intentionally Omitted].

        (g)    Allocations Relating to Taxable Issuance of Company Units.    Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4    Curative Allocations.

        The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(g).

3.5    Loss Limitation.

        Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6    Other Allocation Rules.

        (a)   For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

        (b)   The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

        (c)   Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Class A Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

        (d)   Allocations of Profits and Losses to the Class A Unit Holders shall be allocated among them in the ratio which each Class A Unit Holder's Units bears to the total number of Class A Units issued and outstanding. Allocations of Profits and Losses to the Class B Unit Holders shall be allocated among them in the ratio which each Class B Unit Holder's Units bears to the total number of Class B Units issued and outstanding. Allocations of Profits and Losses to the Class C Unit Holders shall be allocated among them in the ratio which each Class C Unit Holder's Units bears to the total number of

Class C Units issued and outstanding. In addition, all allocations of Profits and Losses to Unit Holders shall be made based upon the number of days each Unit was held by such Unit Holder during the period for which such Profits and Losses are being calculated.

3.7    Tax Allocations: Code Section 704(c).

        In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

        In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

        Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

SECTION 4
DISTRIBUTIONS

4.1    Net Cash Flow.

        Except as otherwise provided in Section 12 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company's lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2    Amounts Withheld.

        All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3    Limitations on Distributions.

        (a)   The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 12 hereof.

        (b)   A Unit Holder may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Unit Holders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company's assets.

SECTION 5
MANAGEMENT

5.1    Director-Managed; Election of Directors; Committees.

        (a)   The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by three or more Directors and not by its Members. Directors shall be Members. Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. The number of Directors serving the Company shall be determined initially by the Founding Members and after Financial Closing, shall be determined by a majority vote of all Directors then serving, and shall at all times from and after Financial Closing consist of not less than five (5) nor more than seven (7) Directors.

        (b)   The initial Directors, appointed by the Founding Members, shall be Gary Kramer, John Malchine, Daryl Gillund and Jeff Roskam. One (1) additional Director shall, not later than the Financial Closing, be appointed for an initial term ending one (1) year from the date of Financial Closing as the fifth initial Director by the Founding Members, such Director to be determined in the sole discretion of the Founding Members. The Founding Members shall each serve as Directors for initial terms as follows: Malchine's initial term shall end two (2) years after the Financial Closing and Kramer's initial term shall end three (3) years after Financial Closing. The other two (2) initial Directors (Gillund and Roskam) shall, subject to subsection 5.1(c) below, serve for an initial term ending three (3) years after Financial Closing. In all cases, Directors shall serve their specified terms and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Director. Each other Director shall serve for a term of three (3) years and until a successor is appointed and has qualified, or until the earlier death, resignation, removal or disqualification of the Director.

        (c)   So long as Fagen, Inc., through itself or its shareholders and/or employees, hold of record an aggregate of not less than two hundred fifty (250) Class A Units at all times, then in such case Fagen, Inc. shall be entitled to appoint the successor to the Director seat initially held by Daryl Gillund (herein the "Fagen Director") if and only if such successor is then a current employee of Fagen, Inc. In addition, so long as ICM, Inc., through itself or its shareholders and/or employees, hold of record an aggregate of not less than two hundred fifty (250) Class A Units at all times, then in such case ICM, Inc. shall be entitled to appoint the successor to the Director seat initially held by Jeff Roskam (herein the "ICM Director") if and only if such successor is then a current employee of ICM, Inc. If and when the requirements for appointment of the Fagen Director or the ICM Director, as the case may be, are no longer met, then the successor to such Director position shall no longer be appointed but instead shall be elected as set forth for the other Directors in the next paragraph.

        (d)   After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors (other than the Fagen Director and the ICM Director who shall be appointed as set forth above) shall be elected by the members pursuant to Section 6.3(d) for staggered terms of three (3) years and until a successor is elected and qualified.

        (e)   One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors. However, any Unit Holder who is the holder of record of at least twenty-five (25) Class A Units and who is entitled to vote in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such Unit Holder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the Secretary shall set forth: (i) the name and address of record of the Unit Holder who intends to make the nomination; (ii) a representation that the Unit Holder is a holder of record of at least twenty-five (25) Class A Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (v) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Class A Units.

        (f)    Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term. A Director may be removed with or without cause by the Members pursuant to Section 6.3(e).

        (g)   A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors.

        (h)   A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.2    Authority of Directors.

        Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager" under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

        (a)   Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

        (b)   Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

        (c)   Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

        (d)   Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

        (e)   Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

        (f)    Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

        (g)   Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

        (h)   Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

        (i)    Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

        (j)    Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors' and Officers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

        (k)   Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

        (l)    Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

        (m)  Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

        (n)   Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

        (o)   Indemnify a Member or Directors or Officers, or former Member or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.3    Director as Agent; Director Actions.

        (a)   Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

        (b)   Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, ten (10) days' written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a majority of all Directors, provided that a copy of such written action shall be promptly given to all Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director's meeting.

        (c)   Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall vote on any matter in which such Director (or his/her Affiliate) has a potential financial interest in the outcome of such vote.

5.4    Restrictions on Authority of Directors.

        (a)   The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

    (i)
    Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

    (ii)
    Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

    (iii)
    Confess a judgment against the Company in an amount in excess of $250,000;

    (iv)
    Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

    (v)
    Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

        (b)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

    (i)
    merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

    (ii)
    issue Class A Units at a purchase price of less than $1,000 per Unit;

    (iii)
    issue more than an aggregate of 30,000 Units;

    (iv)
    elect to dissolve the Company;

    (v)
    adopt or materially modify any Business Plan;

    (vi)
    cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

        (c)   The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.5    Duties and Obligations of Directors.

        The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Wisconsin and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.6    Chairman and Vice Chairman.

        (a)   Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and

Members; and shall perform such other duties as may from time to time be prescribed by the Directors.

        (b)   The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.7    General Manager; President and Chief Executive Officer (CEO).

        Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim General Manager, President and CEO of the Company (herein referred to as the "General Manager"; the titles of General Manager, President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the General Manager of the Company not later than the commencement of operations of the Facilities, and such General Manager shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.

5.8    Chief Financial Officer.

        Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the General Manager and the Directors, whenever requested, an account of all such Manager's transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the General Manager from time to time.

5.9    Secretary; Assistant Secretary.

        The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.10    Vice President.

        The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the General Manager in the absence of the General Manager.

5.11    Delegation.

        Unless prohibited by a resolution of the Directors, the General Manager, Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and collectively, "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.12    Execution of Instruments.

        All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the General Manager; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.13    Limitation of Liability; Indemnification of Directors.

        (a)   No Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of a financial benefit to which the Director is not entitled; (ii) liability under Section 183.0402 of the Act; (iii) a knowing violation of law; (iv) acts or omissions involving fraud, bad faith, willful misconduct, or gross negligence; or (iv) an act or omission occurring before the date when this provision becomes effective.

        (b)   The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or director in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.

        (c)   In the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action.

        (d)   The Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any Director, if for the benefit of the Company and in accordance with this Agreement, such Director makes any deposit or makes any other similar payment or assumes any obligation in connection with any Property proposed to be acquired by the Company and suffers any financial loss as the result of such action.

        (e)   Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by Section 183.0403(4) of the Act.

        (f)    The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.14    Compensation; Expenses of Directors; Loans.

        (a)   Except as provided to either or both of the Founding Members pursuant to any agreement between the Company and such Founding Member, and except as otherwise approved by or pursuant to an agreement (as to Members) or policy (as to Directors) approved by the Directors, no Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company.

        (b)   Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

        (c)   Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6
ROLE OF MEMBERS

6.1    Rights or Powers.

        Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2    Voting Rights.

        The Members shall have voting rights (and the Class A Members, the Class B Members, and Class C Members shall have voting rights as a class) as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

6.3    Procedure for Consent; Member Meetings; Quorum and Proxies.

        (a)   In any circumstances requiring the approval or consent of the Members as specified in this Agreement, such approval or consent shall, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Members and conveyed in writing to the Directors not later than thirty (30) days after such approval or consent was requested by the Directors. The Directors may require a response within a shorter time, but not less than ten (10) days. Failure to respond in any such time period shall constitute a vote against the proponent's recommendation with respect to the proposal. If the proponents receive the necessary approval or consent of the Members to such action, the Directors shall be authorized and empowered to implement such action without further authorization by the Members. In addition to requesting approval or consent of the Members in writing, approval or consent of the Members may also be obtained through a special meeting of the Members called by the Directors, to be held at the principal office of the Company or at such other place as shall be designated by the person calling the special meeting. Notice of the special meeting, stating the place, day and hour of the special meeting, shall be given to each Member in accordance with Section 14.1 hereof at least 10 days and no more than 30 days before the day on which the special meeting is to be held. Unit Holders representing an aggregate of not less than 25% of the Class A Units may also in writing demand that a special meeting of the Class A Members be called by the Directors. Unit Holders representing an aggregate of not less than 25% of the Class B Units may also in writing demand that a special meeting of the Class B Members be called by the Directors.

        (b)   Unless an earlier Member meeting is properly called, the first annual meeting of the Members shall be held within one hundred twenty (120) days after the one year anniversary of the Financial Closing. Thereafter, annual meetings of the Members shall be held within one hundred twenty (120) days after the Fiscal Year end, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than fourteen (14) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

        (c)   The presence (in person or by proxy or mail ballot) of at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at any annual or special meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

        (d)   Subject to Sections 5.1(b) and (c) concerning the initial terms of the initial Directors and concerning the Fagen Director and ICM Director seats, at each annual meeting of the Members, Directors shall be elected by the affirmative vote of a majority of the Membership Voting Interests represented by the Members entitled to vote at such meeting for staggered terms of three (3) years and until a successor is elected and qualified. Cumulative voting of a Member's Membership Voting Interests for any Director elections is prohibited.

        (e)   Any Director may be removed at any time, with or without cause, at any special meeting of the Members called for such purpose, by the affirmative vote of a majority of all of the Membership Voting Interests held by Members of the Company. New Directors may be elected by the Members at such special meeting at which the Directors are removed.

6.4    Termination of Membership.

        The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 10.6 hereof.

6.5    Continuation of the Company.

        The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.6    No Obligation to Purchase Membership Interest.

        No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.7    Waiver of Dissenters Rights.

        Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters' or similar rights under the Act.

6.8    Member's Authority to Sue on behalf of Company.

        An action on behalf of the Company may be brought in the name of the Company by one or more Members only if such action has been approved by the affirmative vote of a majority of all of the Membership Voting Interests held by the Members, except that the Membership Voting Interests held by any Member who has an interest in the outcome of such action that is adverse to the interest of the Company shall be excluded from such vote.

SECTION 7
[RESERVED]

SECTION 8
ACCOUNTING, BOOKS AND RECORDS

8.1    Accounting, Books and Records.

        (a)   The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

    (i)
    A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee;

    (ii)
    The full name and business address of each Director;

    (iii)
    A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

    (iv)
    Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

    (v)
    A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

    (vi)
    Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

  (vii)
  The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

        (b)   The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative has the right to have reasonable access to and inspect and copy the contents of such books or records and shall also have reasonable access during normal business hours to such additional financial information, documents, books and records. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

8.2    Reports.

        (a)    In General.    The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.

        (b)    Periodic and Other Reports.    The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its Wholly Owned Affiliates for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Member may reasonably request from time to time; provided that, if the Directors determine that a request for such other reports is reasonable, then within thirty (30) days thereof such other reports shall be provided at such requesting Member's sole cost and expense. The monthly and quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

    (i)
    As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

    (ii)
    As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than sixty (60) days after the end of each such Fiscal Quarter), a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

    (iii)
    The quarterly or monthly statements described in clause (ii) above shall be accompanied by a written certification of the chief financial officer of the Company that such statements have been prepared in accordance with GAAP consistently applied or this Agreement, as the case may be.

8.3    Tax Matters.

        (a)    Tax Elections.    The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii) or take any other action necessary to cause the provisions of Code Sections 6221 through 6231 to apply to the Company [refers to election by certain "small partnerships" that are not covered by the TEFRA audit rules to have such rules apply to them] (ii) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Company distributions; (iii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, local or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. John Malchine is specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

        (b)    Tax Information.    Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

8.4    Delivery to Members and Inspection.

        (a)   Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Sections 8.1(a)(i), (ii), (iii) and (iv), a copy of this Agreement and all amendments hereto.

        (b)   Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to:

    (i)
    inspect and copy during normal business hours any of the Company records described in Sections 8.1(a)(i) through (vii); and

    (ii)
    obtain from the Directors, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

        (c)   Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 9
AMENDMENTS

9.1    Amendments.

        (a)   Amendments to this Agreement may be proposed by the Directors or any Member. Following such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Directors shall include in any such submission a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests of the Members.

        (b)   Notwithstanding Section 9.1(a) hereof, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or (ii) alter the Membership Economic Interest of a Member.

SECTION 10
TRANSFERS

10.1    Restrictions on Transfers.

        Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 10. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

10.2    Permitted Transfers.

        Subject to continuing compliance with the Class A Unit Concentration Limit set forth in Section 2.2 of this Agreement, and subject to the conditions and restrictions set forth in this Section 10, a Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor's administrator or trustee to whom such Units are transferred involuntarily by operation of law, or

(ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Directors in writing, or (ii) to any other Member or Affiliate of another Member, or (iii) to any Affiliate of the transferor. Any such Transfer set forth in this Section 10.2 and meeting the conditions set forth in Section 10.3 below is referred to in this Agreement as a "Permitted Transfer".

10.3    Conditions to Permitted Transfers.

        A Transfer shall not be treated as a Permitted Transfer under Section 10.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 10.2 and the following conditions are satisfied:

        (a)   Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

        (b)   The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

        (c)   Except in the case of a Transfer of any Units involuntarily by operation of law, either (a) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

        (d)   Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

        (e)   Unless otherwise approved by the Directors and a 75% majority in interest of the Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s). In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

        (f)    No notice or request initiating the procedures contemplated by Section 10.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

        (g)   No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

        (h)   The Directors shall have the authority to waive any legal opinion or other condition required in this Section 10.3 other than the member approval requirement set forth in Section 10.3(e).

10.4    [Reserved]

10.5    Prohibited Transfers.

        (a)   Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

        (b)   In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.6    Rights of Unadmitted Assignees.

        A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 10.7 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

10.7    Admission of Substituted Members.

        As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

        (a)   The transferee of Units (other than, with respect to clauses (i) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Directors (and, in the case of clause (ii) below, the transferor Member), (i) accept and adopt the terms and provisions of this Agreement, including this Section 10, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;

        (b)   The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and

        (c)   Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Articles or any other instrument filed with the State of Wisconsin or any other state or governmental authority.

10.8    Representations Regarding Transfers; Legend.

        (a)   Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.8(a) and to Transfer such Units only to Persons who agree to be similarly bound.

        (b)   Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

    The transferability of the Company Units represented by this document is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, the terms and conditions set forth in the Operating Agreement and agreed to by each Member. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

10.9    Distributions and Allocations in Respect of Transferred Units.

        If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

SECTION 11
[RESERVED]

SECTION 12
DISSOLUTION AND WINDING UP

12.1    Dissolution Events.

        (a)    Dissolution.    The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"):

    (i)
    The affirmative vote of a 75% majority in interest of (1) the Class A Members; and (2) the Class B Members; and (3) the Class C Members, to dissolve, wind up, and liquidate the Company; or

    (ii)
    The entry of a decree of judicial dissolution pursuant to the Act.

        (b)   The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

12.2    Winding Up.

        Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 12.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

        (a)   First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and

        (b)   Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act;

        (c)   Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.11 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

12.3    Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

        In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 12 to the Unit Holders who have positive Capital Accounts in compliance with Regulations

Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 12 may be:

        (a)   Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 12.2 hereof; or

        (b)   Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

12.4    Deemed Distribution and Recontribution.

        Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in such new company, and immediately thereafter, the Company will be deemed to liquidate by distributing such interest in the new company to the Unit Holders.

12.5    Rights of Unit Holders.

        Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

12.6    Notice of Dissolution/Termination.

        (a)   In the event a Dissolution Event occurs or an event occurs that would, but for provisions of Section 12.1, result in a dissolution of the Company, the Directors(s) shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unit Holders and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Directors(s)) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Directors(s)).

        (b)   Upon completion of the distribution of the Company's Property as provided in this Section 12, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Dissolution in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company.

12.7    Allocations During Period of Liquidation.

        During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 12.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

12.8    Character of Liquidating Distributions.

        All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

12.9    The Liquidator.

        (a)    Definition.    The "Liquidator" shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Class A Members, the Liquidator may be the Directors.

        (b)    Fees.    The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

        (c)    Indemnification.    The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

12.10    Form of Liquidating Distributions.

        For purposes of making distributions required by Section 12.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 13
[RESERVED]

SECTION 14
MISCELLANEOUS

14.1    Notices.

        Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors:

        (a)   If to the Company, to the address determined pursuant to Section 1.4 hereof;

        (b)   If to the Directors, to the address set forth on record with the company;

        (c)   If to a Member, to the address set forth in Section 2.1 hereof.

14.2    Binding Effect.

        Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

14.3    Construction.

        Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

14.4    Time.

        In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

14.5    Headings.

        Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

14.6    Severability.

        Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

14.7    Incorporation by Reference.

        Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

14.8    Variation of Terms.

        All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

14.9    Governing Law.

        The laws of the State of Wisconsin shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

14.10    Waiver of Jury Trial.

        Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14.11    Counterpart Execution.

        This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.12    Specific Performance.

        Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

        [The rest of this page is intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed and entered into this Second Amended and Restated Operating Agreement of the Company as of the day first above set forth.

COMPANY:
BADGER STATE ETHANOL, LLC
By:	/s/ GARY KRAMER
Its:	President

 APPENDIX B

PROPOSED THIRD AMENDED AND RESTATED
BADGER STATE ETHANOL, LLC
OPERATING AGREEMENT

Appendix B

BADGER STATE ETHANOL, LLC

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

(CONTAINS RESTRICTIONS ON TRANSFER

OF MEMBERSHIP INTERESTS)

Dated Effective [            ] 2006

THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF
BADGER STATE ETHANOL, LLC

SECTION 1	THE COMPANY	B-1
1.1	Formation	B-1
1.2	Name	B-2
1.3	Purpose; Powers	B-2
1.4	Principal Place of Business	B-2
1.5	Term	B-2
1.6	Filings; Agent for Service of Process	B-2
1.7	Title to Property	B-3
1.8	Payments of Individual Obligations	B-3
1.9	Independent Activities; Transactions with Affiliates	B-3
1.10	[Reserved]	B-4
1.11	Definitions	B-4
SECTION 2	CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	B-11
2.1	Original Capital Contributions	B-11
2.2	Contribution Agreements; Minimum Ownership and Class A Unit Concentration Limit	B-11
2.3	Additional Capital Contributions; Additional Units	B-11
2.4	Capital Accounts	B-12
2.5	Class A Unit Reclassification	B-12
SECTION 3	ALLOCATIONS	B-13
3.1	Profits	B-13
3.2	Losses	B-13
3.3	Special Allocations	B-13
3.4	Curative Allocations	B-14
3.5	Loss Limitation	B-14
3.6	Other Allocation Rules	B-15
3.7	Tax Allocations: Code Section 704(c)	B-15
SECTION 4	DISTRIBUTIONS	B-15
4.1	Net Cash Flow	B-15
4.2	Amounts Withheld	B-16
4.3	Limitations on Distributions	B-16
SECTION 5	MANAGEMENT	B-16
5.1	Director-Managed; Election of Directors; Committees	B-16
5.2	Authority of Directors	B-18
5.3	Director as Agent; Director Actions	B-19
5.4	Restrictions on Authority of Directors	B-20
5.5	Duties and Obligations of Directors	B-20
5.6	Chairman and Vice Chairman	B-20
5.7	General Manager; President and Chief Executive Officer (CEO)	B-21
5.8	Chief Financial Officer	B-21
5.9	Secretary; Assistant Secretary	B-21
5.10	Vice President	B-21
5.11	Delegation	B-21

i

5.12	Execution of Instruments	B-21
5.13	Limitation of Liability; Indemnification of Directors	B-22
5.14	Compensation; Expenses of Directors; Loans	B-22
SECTION 6	ROLE OF MEMBERS	B-23
6.1	Rights or Powers	B-23
6.2	Voting Rights	B-23
6.3	Procedure for Consent; Member Meetings; Quorum and Proxies	B-23
6.4	Termination of Membership	B-24
6.5	Continuation of the Company	B-25
6.6	No Obligation to Purchase Membership Interest	B-25
6.7	Waiver of Dissenters Rights	B-25
6.8	Member's Authority to Sue on behalf of Company	B-25
SECTION 7	[RESERVED]	B-25
SECTION 8	ACCOUNTING, BOOKS AND RECORDS	B-25
8.1	Accounting, Books and Records	B-25
8.2	Reports	B-26
8.3	Tax Matters	B-27
8.4	Delivery to Members and Inspection	B-27
SECTION 9	AMENDMENTS	B-28
9.1	Amendments	B-28
SECTION 10	TRANSFERS	B-28
10.1	Restrictions on Transfers	B-28
10.2	Permitted Transfers	B-28
10.3	Conditions to Permitted Class A Transfers	B-29
10.4	Conditions To Permitted Class A-1 Transfers	B-30
10.5	Prohibited Transfers	B-31
10.6	Rights of Unadmitted Assignees	B-31
10.7	Admission of Substituted Members	B-32
10.8	Representations Regarding Transfers; Legend	B-32
10.9	Distributions and Allocations in Respect of Transferred Units	B-33
SECTION 11	[RESERVED]	B-33
SECTION 12	DISSOLUTION AND WINDING UP	B-33
12.1	Dissolution Events	B-33
12.2	Winding Up	B-34
12.3	Compliance With Certain Requirements of Regulations; Deficit Capital Accounts	B-34
12.4	Deemed Distribution and Recontribution	B-35
12.5	Rights of Unit Holders	B-35
12.6	Notice of Dissolution/Termination	B-35
12.7	Allocations During Period of Liquidation	B-35
12.8	Character of Liquidating Distributions	B-35
12.9	The Liquidator	B-35
12.10	Form of Liquidating Distributions	B-36
SECTION 13	[RESERVED]	B-36
SECTION 14	MISCELLANEOUS	B-36
14.1	Notices	B-36
14.2	Binding Effect	B-36

ii

14.3	Construction	B-36
14.4	Time.	B-37
14.5	Headings	B-37
14.6	Severability	B-37
14.7	Incorporation by Reference	B-37
14.8	Variation of Terms	B-37
14.9	Governing Law	B-37
14.10	Waiver of Jury Trial	B-37
14.11	Counterpart Execution	B-37
14.12	Specific Performance	B-37

iii

THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF
BADGER STATE ETHANOL, LLC

        THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT is entered into and shall be effective as of the [    •    ] day of [    •    ], 2006, by, between and among BADGER STATE ETHANOL, LLC, a Wisconsin limited liability company (the "Company") and each of the Persons who are identified on the attached Exhibit A.

RECITALS:

        WHEREAS, Gary Kramer ("Kramer") and John Malchine ("Malchine," and together with Kramer, the "Founding Members") formed the Company as a Wisconsin limited liability company by filing Articles of Organization with the Wisconsin Department of Financial Institutions on May 11, 2000;

        WHEREAS, this Agreement was entered into and effective as of May 12, 2000 (the "Original Operating Agreement"), by and among the Company, the Founding Members and certain Class A Members, Class B Members and Class C Members and was amended and restated on January 31, 2001 and March 28, 2001;

        WHEREAS, at Financial Closing, which occurred on August 28, 2001, all Class B Units and Class C Units held by the Class B Unit Holders and the Class C Unit Holders were converted into Class A Units at the conversion rate of one (1) Class A Unit for each Class B Unit or Class C Unit held by such holders;

        WHEREAS, the Class A Units are registered with the Securities and Exchange Commission (the "SEC") and the Directors have determined that it is in the best interests of the Company to divide some of the Class A Units into a different class such that the Company has fewer than 300 Class A Unit record holders, resulting in a suspension of the Company's reporting obligations as a public company upon making the proper filings with the SEC (the "Reclassification");

        WHEREAS, certain provisions of this Agreement must be amended in connection with the Reclassification, including Section 2.5 which, as amended, provides that each Class A Unit held by a Class A Unit Holder owning twenty (20) or fewer Class A Units immediately prior to the Reclassification Effective Time will become one (1) Class A-1 Unit and each Class A Unit held by a Class A Unit Holder holding more than twenty (20) Class A Units immediately prior to the Reclassification Effective Time will remain a Class A Unit;

        WHEREAS, the Directors have unanimously approved the Reclassification and a majority of the Members have voted in favor of the Reclassification and this Amended and Restated Operating Agreement at a special meeting of the Company Members held on [    •    ].

        NOW THEREFORE, pursuant to the provisions of the Act, the parties agree to the following terms and conditions:

SECTION 1
THE COMPANY

1.1    Formation.

        The Founding Members formed the Company as a Wisconsin limited liability company by filing Articles of Organization with the Wisconsin Department of Financial Institutions on May 11, 2000 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2    Name.

        The name of the Company shall be Badger State Ethanol, LLC and all business of the Company shall be conducted in such name. The Directors may change the name of the Company upon ten (10) days' notice to the Members.

1.3    Purpose; Powers.

        (a)   The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in the Facilities or any portion thereof as agreed by the Members and permitted under the applicable laws of the State of Wisconsin; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Wisconsin limited liability company may lawfully be engaged, as determined by the Directors.

        (b)   The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company set forth in Section 1.3(a) hereof and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4    Principal Place of Business.

        The Company shall continuously maintain an office in Wisconsin. The principal office of the Company shall be at 820 West 17th Street, P.O. Box 317, Monroe, Wisconsin 53566, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal office.

1.5    Term.

        The term of the Company commenced on the date the Articles of Organization (the "Articles") of the Company were filed pursuant to Section 1.6(a) hereof, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event, as provided in Section 12 hereof.

1.6    Filings; Agent for Service of Process.

        (a)   The Directors caused the Articles to be filed on May 11, 2000, in the office of the Department of Financial Institutions of the State of Wisconsin in accordance with the provisions of the Act. The Company shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Wisconsin. The Directors shall cause amendments to be filed whenever required by the Act.

        (b)   The Directors shall cause to be filed original or amended articles of organization and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other states or jurisdictions in which the Company engages in business.

        (c)   The name and address of the agent for service of process on the Company in the State of Wisconsin shall be John Malchine, 820 West 17th Street, P.O. Box 317, Monroe, Wisconsin 53566, or any successor as appointed by the Directors.

        (d)   Upon the dissolution and completion of the winding up and liquidation of the Company, the Directors shall promptly execute and cause to be filed Articles of Dissolution in accordance with the Act and the laws of any other jurisdictions in which the Directors deem such filing necessary or advisable.

1.7    Title to Property.

        All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8    Payments of Individual Obligations.

        The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9    Independent Activities; Transactions with Affiliates.

        (a)   The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Directors may deem appropriate in their discretion.

        (b)   Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

        (c)   To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10    [Reserved].

1.11    Definitions.

        Capitalized words and phrases used in this Agreement have the following meanings:

        "Act" means Chapter 183 of the Wisconsin Statutes, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

        "Additional Capital Contributions" means, with respect to any Unit Holder, the Capital Contributions made with respect to the Units held or purchased by such Unit Holder pursuant to Section 2.3 hereof. In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Additional Capital Contributions of the transferor to the extent they relate to the Transferred Units.

        "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

  (i)
  Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

  (ii)
  Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, Directors, members, or persons exercising similar authority with respect to such Person or entities.

        "Agreement" or "Operating Agreement" means this Operating Agreement of Badger State Ethanol, LLC, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

        "Articles" means the Articles of Organization filed with the Wisconsin Department of Financial Institutions for the purpose of forming the Company.

        "Asset Contribution Agreement" means an agreement between the Company and a Member pursuant to which the Company has agreed that such Member shall make its original non-cash (such as real or personal property) capital contributions to the Company.

        "Assignee" means a transferee of Units who is not admitted as a substituted member pursuant to Section 10.7.

        "Capital Account" means the capital account maintained for each Unit Holder in accordance with Section 2.4.

        "Capital Contributions" means, with respect to any Unit Holder, the amount of money (US Dollars) and the initial Gross Asset Value of any Contributed Assets (other than money) contributed to the Company with respect to the Units in the Company held or purchased by such Unit Holder, including Additional Capital Contributions.

        "Class A Member" means any Person (i) whose name is set forth as such in the Member Register or who has become a Class A Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A Units. "Class A Members" means all such Persons.

        "Class A Unit(s)" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of Class A Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        "Class A Unit Holder(s)" means the owner(s) of one or more Class A-1 Units, regardless of whether they are Members.

        "Class A-1 Member" means any Person (i) whose name is set forth as such in the Merger Register, or who has become a Class A-1 Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A-1 Units. "Class A-1 Members" means all such Persons.

        "Class A-1 Unit(s)" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of Units which have been reclassified into Class A-1 Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        "Class A-1 Unit Holder(s)" means the owner(s) of one or more Class A-1 Units, regardless of whether they are Members.

        "Class B Member" means any Person who was a Class B Member prior to Financial Closing, when all Class B Units were converted into Class A Units. "Class B Members" means all such Persons.

        "Class B Unit(s)" means an ownership interest in the Company that represented a Capital Contribution made as provided in Section 2 in consideration of Class B Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. At Financial Closing, all Class B Units were converted into Class A Units at the conversion rate of one (1) Class A Unit for each Class B Unit held by a Class B Unit Holder.

        "Class B Unit Holder(s)" means the former owner(s) of one or more Class B Units regardless of whether they were Members.

        "Class C Member" means any Person who was a Class C Member prior to Financial Closing, when all Class C Units were converted into Class A Units. "Class C Members" means all such Persons.

        "Class C Unit(s)" means an ownership interest in the Company that represented a Capital Contribution made as provided in Section 2 in consideration of Class C Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. At Financial Closing, all Class C Units were converted into Class A Units at the conversion rate of one (1) Class A Unit for each Class C Unit held by a Class C Unit Holder.

        "Class C Unit Holder(s)" means the former owner(s) of one or more Class C Units regardless of whether they were Members.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        "Contributed Assets" of a Member shall have the meaning assigned in the Asset Contribution Agreement, if any, between such Member and the Company.

        "Company" means the limited liability company formed pursuant to this Agreement and the Articles and the limited liability company continuing the business of this Company in the event of dissolution of the Company as herein provided.

        "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

        "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

        "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

        "Director" means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. "Directors" means all such Persons. For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.3(b)) and entitled to vote thereat.

        "Dissolution Event" shall have the meaning set forth in Section 12.1 hereof.

        "Effective Date" means May 12, 2000.

        "Facilities" shall mean the ethanol production and co-product production facilities in Monroe, Wisconsin or such other location as may be determined by the Directors to be constructed and operated by the Company.

        "Financial Closing" means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors. The Financial Closing occurred on August 28, 2001.

        "Fiscal Quarter" means (i) the period commencing on May 11, 2000 and ending on September 30, 2000, (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 12 hereof.

        "Fiscal Year" means (i) the period commencing on May 11, 2000 and ending on December 31, 2000, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31 and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 12 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

        "Founding Members" shall mean collectively, Gary Kramer and John Malchine.

        "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

        "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

  (i)
  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section;

  (ii)
  The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for a Membership Interest; (C) the grant of more than a de minimis Membership Interest as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in his capacity as a Member, or by a new Member acting in his capacity as such or in anticipation of becoming a Member, and (D) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A), (B) and (C) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

  (iii)
  The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and

  (iv)
  The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

        "Issuance Items" has the meaning set forth in Section 3.3(g) hereof.

        "Liquidation Period" has the meaning set forth in Section 12.7 hereof.

        "Liquidator" has the meaning set forth in Section 12.9(a) hereof.

        "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

        "Members" means all Class A Members and all Class A-1 Members when no distinction is required by the context in which the terms is used herein.

        "Member" means any one of the Members.

        "Membership Economic Interest" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as "Units."

        "Membership Interest" means collectively, the Membership Economic Interest and Membership Voting Interest.

        "Membership Register" means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number and class of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

        "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean (a) as to any matter to which the Member is entitled to vote hereunder including specifically without limitation, a Member's right to vote (i) to elect Directors under Sections 5.1(d) and 6.3(d), and (ii) to remove Directors under Sections 5.1(f) and 6.3(e); or (b) as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

        "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

        "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

        "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

        "Officer" or "Officers" has the meaning set forth in Section 5.11 hereof.

        "Permitted Class A Transfer" has the meaning set forth in Section 10.2(a) hereof.

        "Permitted Class A-1 Transfer" has the meaning set forth in Section 10.2(b) hereof.

        "Permitted Transfer" means a Permitted Class A Transfer and a Permitted Class A-1 Transfer when no distinction is required by the context in which the term is used herein.

        "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

        "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

  (i)
  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

  (ii)
  Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

  (iii)
  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

  (iv)
  Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

  (v)
  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

  (vi)
  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

  (vii)
  Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

        "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

        "Reclassification" has the meaning set forth in the Recitals to this Agreement.

        "Reclassification Effective Time" has the meaning set forth in Section 2.5 hereof.

        "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

        "Regulatory Allocations" has the meaning set forth in Section 3.4 hereof.

        "Related Party" means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subscription Agreement" means any subscription or contribution agreement or application required by the Company for a Member to own Units in the Company.

        "Subsidiary" with respect to any Person means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

        "Tax Matters Member" has the meaning set forth in Section 8.3(a) hereof.

        "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

        "Units" or "Unit" means a Class A Unit or a Class A-1 Unit, or Units as the context may require.

        "Unit Holders" means all Class A Unit Holders and all Class A-1 Unit Holders when no distinction is required by the context in which the term is used herein.

        "Unit Holder" means any one of the Unit Holders.

        "Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

        "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

        "Unit Holder Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1    Original Capital Contributions.

        The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in the Membership Register.

2.2    Contribution Agreements; Minimum Ownership and Class A Unit Concentration Limit.

        (a)   The contributions made by each of the Members pursuant to Section 2.1 hereof shall be subject to the terms and provisions of the Subscription Agreement or the Asset Contribution Agreement of each such Member. Each Member shall execute, deliver and perform all obligations of such Member under its Subscription Agreement or Asset Contribution Agreement, respectively.

        (b)   Prior to Financial Closing, each Member made an original Capital Contribution to the Company consisting of: (a) in respect of the Class B Members and the Class C Members, the amount of cash, in accordance with the terms and conditions of such Member's Subscription Agreement; and (b) in respect of Class A Members, the amount of cash or the value of other property (such value as was determined in the sole discretion of the Directors) permitted by the Directors to be contributed to the Company in accordance with the terms and conditions of such Member's Subscription Agreement or Asset Contribution Agreement. The Directors shall consider all subscriptions for Class A Units and Class A-1 Units and shall in their sole discretion and by majority vote of such Directors present, either accept or reject such subscriptions. Upon acceptance of any subscription for Class A Units or Class A-1 Units, the Company shall enter into a Subscription Agreement and/or Asset Contribution Agreement, and any agreement referred to therein, without requirement of any further act, approval, or vote of any other Person and such agreements shall be deemed to satisfy all requirements of this Agreement. Except upon the unanimous consent of all Directors, at no time shall any Class A Unit Holder (i) own less than the aggregate total of ten (10) Class A Units (the "Class A Minimum") or (ii) with any Affiliate and Related Party of such Class A Unit Holder, together in the aggregate, own, either directly or indirectly or beneficially, more than an aggregate total of two thousand (2,000) Class A Units (herein, such limitation shall be referred to as the "Class A Unit Concentration Limit"). Except upon the unanimous consent of all Directors, at no time shall any Class A-1 Unit Holder own less than the aggregate total of five (5) Class A-1 Units (the "Class A-1 Minimum"). Notwithstanding the foregoing, Class A-1 Unit Holders who receive less than five (5) Class A-1 Units in the Reorganization may continue to hold such Class A-1 Units without violating the Class A-1 Minimum. At any time any Person fails to satisfy and thereby violates the Class A Minimum or the Class A-1 Minimum or exceeds and thereby violates the Class A Unit Concentration Limit, the Directors shall have the power by majority vote of such Directors to take any action in their sole discretion to cure such violation.

2.3    Additional Capital Contributions; Additional Units.

        No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Class A Member or a Class A-1 Member. Upon such Capital Contributions, the Directors shall cause the Membership Register to be appropriately amended.

2.4    Capital Accounts.

        A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

        (a)   To each Unit Holder's Capital Account there shall be credited (A) such Unit Holder's Capital Contributions, (B) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (C) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unit Holder related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unit Holder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

        (b)   To each Unit Holder's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (B) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof, and (C) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

        (c)   In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

        (d)   In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 12 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.5    Class A Unit Reclassification.

        Effective as of 5:00 p.m., Central Standard Time, on [    •    ], 2006 (the "Reclassification Effective Time") each Class A Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder (as such term is used in the Securities Exchange Act of 1934, as amended) of 20 or fewer Class A Units shall, by virtue of this Section 2.5 and without any action on the part of the holder thereof, hereafter be reclassified as a Class A-1 Unit, on the basis of one (1) Class A-1 Unit for each Class A Unit held by such Member. Each Class A Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder of more than 20 Class A Units shall not be reclassified and shall continue in existence as a Class A Unit.

SECTION 3
ALLOCATIONS

3.1    Profits.

        After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held. In addition, all allocations of Profits to Unit Holders shall be made based upon the number of days each Unit was held by such Unit Holder during the period for which such Profits are being calculated.

3.2    Losses.

        After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held. In addition, all allocations of Losses to Unit Holders shall be made based upon the number of days each Unit was held by such Unit Holder during the period for which such Losses are being calculated.

3.3    Special Allocations.

        The following special allocations shall be made in the following order:

        (a)    Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

        (b)    Unit Holder Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

        (c)    Qualified Income Offset.    In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

        (d)    Unit Holder Nonrecourse Deductions.    Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

        (e)    Section 754 Adjustments.    To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

        (f)    [Reserved].

        (g)    Allocations Relating to Taxable Issuance of Company Units.    Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4    Curative Allocations.

        The allocations set forth in Sections 3.3 and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3(other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2 and 3.3(g).

3.5    Loss Limitation.

        Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6    Other Allocation Rules.

        (a)   For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

        (b)   The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

        (c)   Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Class A Unit Holders' and the Class A-1 Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

3.7    Tax Allocations: Code Section 704(c).

        In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

        In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

        Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

SECTION 4
DISTRIBUTIONS

4.1    Net Cash Flow.

        Except as otherwise provided in Section 12 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company's lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2    Amounts Withheld.

        All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3    Limitations on Distributions.

        (a)   The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 12 hereof.

        (b)   A Unit Holder may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Unit Holders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company's assets.

SECTION 5
MANAGEMENT

5.1    Director-Managed; Election of Directors; Committees.

        (a)   The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by three or more Directors and not by its Members. Directors shall be Members. Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. The number of Directors serving the Company shall be determined by the affirmative vote of two thirds of all Directors then serving, and shall at all times consist of not less than five (5) nor more than nine (9) Directors.

        (b)   The initial Directors, appointed by the Founding Members, shall be Gary Kramer, John Malchine, Daryl Gillund and Jeff Roskam. One (1) additional Director shall, not later than the Financial Closing, be appointed for an initial term ending one (1) year from the date of Financial Closing as the fifth initial Director by the Founding Members, such Director to be determined in the sole discretion of the Founding Members. The Founding Members shall each serve as Directors for initial terms as follows: Malchine's initial term shall end two (2) years after the Financial Closing and Kramer's initial term shall end three (3) years after Financial Closing. The other two (2) initial Directors (Gillund and Roskam) shall, subject to Section 5.1(c) below, serve for an initial term ending three (3) years after Financial Closing. In all cases, Directors shall serve their specified terms and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Director. Each other Director shall serve for a term of three (3) years and until a successor is appointed and has qualified, or until the earlier death, resignation, removal or disqualification of the Director.

        (c)   So long as Fagen, Inc., through itself or its shareholders and/or employees, hold of record an aggregate of not less than two hundred fifty (250) Class A Units at all times, then in such case Fagen, Inc. shall be entitled to appoint the successor to the Director seat initially held by Daryl Gillund

(herein the "Fagen Director") if and only if such successor is then a current employee of Fagen, Inc. In addition, so long as ICM, Inc., through itself or its shareholders and/or employees, hold of record an aggregate of not less than two hundred fifty (250) Class A Units at all times, then in such case ICM, Inc. shall be entitled to appoint the successor to the Director seat initially held by Jeff Roskam (herein the "ICM Director") if and only if such successor is then a current employee of ICM, Inc. If and when the requirements for appointment of the Fagen Director or the ICM Director, as the case may be, are no longer met, then the successor to such Director position shall no longer be appointed but instead shall be elected as set forth for the other Directors in the next paragraph.

        (d)   After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors (other than the Fagen Director and the ICM Director who shall be appointed as set forth above) shall be elected by the members pursuant to Section 6.3(d) for staggered terms of three (3) years and until a successor is elected and qualified.

        (e)   One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors. However, any Unit Holder who is the holder of record of at least twenty-five (25) Class A Units and who is entitled to vote in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such Unit Holder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the Secretary shall set forth: (i) the name and address of record of the Unit Holder who intends to make the nomination; (ii) a representation that the Unit Holder is a holder of record of at least twenty-five (25) Class A Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (v) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Class A Unit Holders representing at least a majority of the outstanding Class A Units.

        (f)    Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term. A Director may be removed with or without cause by the Class A Members pursuant to Section 6.3(e).

        (g)   A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors.

        (h)   A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.2    Authority of Directors.

        Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager" under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

        (a)   Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

        (b)   Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

        (c)   Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

        (d)   Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

        (e)   Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

        (f)    Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

        (g)   Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

        (h)   Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

        (i)    Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

        (j)    Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors' and Officers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

        (k)   Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

        (l)    Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

        (m)  Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

        (n)   Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

        (o)   Indemnify a Member or Directors or Officers, or former Member or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.3    Director as Agent; Director Actions.

        (a)   Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

        (b)   Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, ten (10) days' written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a majority of all Directors, provided that a copy of such written action shall be promptly given to all Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director's meeting.

        (c)   Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall vote on any matter in which such Director (or his/her Affiliate) has a potential financial interest in the outcome of such vote.

5.4    Restrictions on Authority of Directors.

        (a)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests of the Members: (i) sell, exchange or otherwise dispose of or transfer at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company; or (ii) merge or consolidate the Company with and into another entity.

        (b)   The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act or this Agreement as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.5    Duties and Obligations of Directors.

        The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Wisconsin and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.6    Chairman and Vice Chairman.

        (a)   Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors.

        (b)   The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairman, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.7    General Manager; President and Chief Executive Officer (CEO).

        Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim General Manager, President and CEO of the Company (herein referred to as the "General Manager"; the titles of General Manager, President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the General Manager of the Company not later than the commencement of operations of the Facilities, and such General Manager shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.

5.8    Chief Financial Officer.

        Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the General Manager and the Directors, whenever requested, an account of all such Manager's transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the General Manager from time to time.

5.9    Secretary; Assistant Secretary.

        The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.10    Vice President.

        The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the General Manager in the absence of the General Manager.

5.11    Delegation.

        Unless prohibited by a resolution of the Directors, the General Manager, Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and collectively, "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.12    Execution of Instruments.

        All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the General Manager; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.13    Limitation of Liability; Indemnification of Directors.

        (a)   No Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of a financial benefit to which the Director is not entitled; (ii) liability under Section 183.0402 of the Act; (iii) a knowing violation of law; (iv) acts or omissions involving fraud, bad faith, willful misconduct, or gross negligence; or (iv) an act or omission occurring before the date when this provision becomes effective.

        (b)   The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or director in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.

        (c)   In the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action.

        (d)   The Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any Director, if for the benefit of the Company and in accordance with this Agreement, such Director makes any deposit or makes any other similar payment or assumes any obligation in connection with any Property proposed to be acquired by the Company and suffers any financial loss as the result of such action.

        (e)   Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by Section 183.0403(4) of the Act.

        (f)    The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.14    Compensation; Expenses of Directors; Loans.

        (a)   Except as provided to either or both of the Founding Members pursuant to any agreement between the Company and such Founding Member, and except as otherwise approved by or pursuant to an agreement (as to Members) or policy (as to Directors) approved by the Directors, no Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company.

        (b)   Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

        (c)   Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6
ROLE OF MEMBERS

6.1    Rights or Powers.

        Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2    Voting Rights.

        (a)   The Class A Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

        (b)   The Class A-1 Members are entitled to vote only upon:

    (i)
    the sale, exchange or other disposition or transfer of at any one time, all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company or a merger or consolidation of the Company with and into another entity pursuant to Section 5.4(a); and

    (ii)
    a proposed dissolution of the Company pursuant to Section 12.1.

        (c)   On those matters on which the Class A-1 Members are entitled to vote, the Class A-1 Members shall have the voting rights as defined by the Membership Voting Interest of such Members and in accordance with the provisions of this Agreement. Except as provided by law, on any matter upon which the Class A-1 Members are entitled to vote, the Class A-1 Members shall vote together with the Class A Members as a single class, and not as a separate class.

6.3    Procedure for Consent; Member Meetings; Quorum and Proxies.

        (a)   In any circumstances requiring the approval or consent of the Members as specified in this Agreement, such approval or consent shall, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Members and conveyed in writing to the Directors not later than thirty (30) days after such approval or consent was requested by the Directors. The Directors may require a response within a shorter time, but not less than ten

(10) days. Failure to respond in any such time period shall constitute a vote against the proponent's recommendation with respect to the proposal. If the proponents receive the necessary approval or consent of the Members to such action, the Directors shall be authorized and empowered to implement such action without further authorization by the Members. In addition to requesting approval or consent of the Members in writing, approval or consent of the Members may also be obtained through a special meeting of the Members called by the Directors, to be held at the principal office of the Company or at such other place as shall be designated by the person calling the special meeting. Notice of the special meeting, stating the place, day and hour of the special meeting, shall be given to each Member in accordance with Section 14.1 hereof at least ten (10) days and no more than thirty (30) days before the day on which the special meeting is to be held. Unit Holders representing an aggregate of not less than 25% of the Class A Units may also in writing demand that a special meeting of the Class A Members be called by the Directors.

        (b)   Unless an earlier Member meeting is properly called, the first annual meeting of the Members shall be held within one hundred twenty (120) days after the one year anniversary of the Financial Closing. Thereafter, annual meetings of the Members shall be held within one hundred twenty (120) days after the Fiscal Year end, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than fourteen (14) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

        (c)   The presence (in person or by proxy or mail ballot) of at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at any annual or special meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

        (d)   Subject to Sections 5.1(b) and 5.1(c) concerning the initial terms of the initial Directors and concerning the Fagen Director and ICM Director seats, at each annual meeting of the Members, Directors shall be elected by the affirmative vote of a majority of the Membership Voting Interests represented by the Class A Members entitled to vote at such meeting for staggered terms of three (3) years and until a successor is elected and qualified. Cumulative voting of a Member's Membership Voting Interests for any Director elections is prohibited.

        (e)   Any Director may be removed at any time, with or without cause, at any special meeting of the Members called for such purpose, by the affirmative vote of a majority of all of the Membership Voting Interests held by the Class A Members of the Company. New Directors may be elected by the Class A Members at such special meeting at which the Directors are removed.

6.4    Termination of Membership.

        The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as an assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 10.6 hereof.

6.5    Continuation of the Company.

        The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.6    No Obligation to Purchase Membership Interest.

        No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.7    Waiver of Dissenters Rights.

        Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters' or similar rights under the Act.

6.8    Member's Authority to Sue on behalf of Company.

        An action on behalf of the Company may be brought in the name of the Company by one or more Members only if such action has been approved by the affirmative vote of a majority of all of the Membership Voting Interests held by the Members, except that the Membership Voting Interests held by any Member who has an interest in the outcome of such action that is adverse to the interest of the Company shall be excluded from such vote.

SECTION 7
[RESERVED]

SECTION 8
ACCOUNTING, BOOKS AND RECORDS

8.1    Accounting, Books and Records.

        (a)   The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

    (i)
    A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee;

    (ii)
    The full name and business address of each Director;

    (iii)
    A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

    (iv)
    Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

    (v)
    A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

    (vi)
    Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

    (vii)
    The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

        (b)   The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative has the right to have reasonable access to and inspect and copy the contents of such books or records and shall also have reasonable access during normal business hours to such additional financial information, documents, books and records. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

8.2    Reports.

        (a)    In General.    The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.

        (b)    Periodic and Other Reports.    The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its Wholly Owned Affiliates for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Member may reasonably request from time to time; provided that, if the Directors determine that a request for such other reports is reasonable, then within thirty (30) days thereof such other reports shall be provided at such requesting Member's sole cost and expense. The quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

    (i)
    As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

    (ii)
    As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than sixty (60) days after the end of each such Fiscal Quarter), a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal

      Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

    (iii)
    The quarterly statements described in clause (ii) above shall be accompanied by a written certification of the chief financial officer of the Company that such statements have been prepared in accordance with GAAP consistently applied or this Agreement, as the case may be.

8.3    Tax Matters.

        (a)    Tax Elections.    The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii) or take any other action necessary to cause the provisions of Code Sections 6221 through 6231 to apply to the Company; (ii) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Company distributions; (iii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, local or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. John Malchine is specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

        (b)    Tax Information.    Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

8.4    Delivery to Members and Inspection.

        (a)   Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Sections 8.1(a)(i), (ii), (iii) and (iv), a copy of this Agreement and all amendments hereto.

        (b)   Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to:

    (i)
    inspect and copy during normal business hours any of the Company records described in Sections 8.1(a)(i) through (vii); and

    (ii)
    obtain from the Directors, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

        (c)   Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 9
AMENDMENTS

9.1    Amendments.    This Agreement may not be modified or amended except upon the affirmative vote of two-thirds of the Directors then serving or upon the affirmative vote of a majority of the Membership Voting Interests of the Class A Members, provided that any amendment that would modify the limited liability of the Members and any amendment to Sections 4.1, 5.4(a) or 12.1(a)(i) shall require the approval of a majority of the Membership Voting Interests of the Class A Members.

SECTION 10
TRANSFERS

10.1    Restrictions on Transfers.

        Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 10. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

10.2    Permitted Transfers.

        (a)   Subject to continuing compliance with the Class A Minimum and the Class A Unit Concentration Limit set forth in Section 2.2 of this Agreement, and subject to the conditions and restrictions set forth in this Section 10, a Class A Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor's administrator or trustee to whom such Units are transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Directors in writing, or (ii) to any other Member or Affiliate of another Member, or (iii) to any Affiliate of the transferor. Any such Transfer set forth in this Section 10.2(a) and meeting the conditions set forth in Section 10.3 below is referred to in this Agreement as a "Permitted Class A Transfer".

        (b)   Subject to continuing compliance with the Class A-1 Minimum set forth in Section 2.2 of this Agreement, and subject to the conditions and restrictions set forth in Section 10.4, a Class A-1 Member may at any time Transfer all or any portion of its Class A-1 Units to any Person. Any such Transfer set forth in this Section 10.2(b) and meeting the conditions set forth in Section 10.4 below is referred to in this Agreement as a "Permitted Class A-1 Transfer."

10.3    Conditions to Permitted Class A Transfers.

        A Transfer shall not be treated as a Permitted Class A Transfer under Section 10.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 10.2 and the following conditions are satisfied:

        (a)   Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Class A Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

        (b)   The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Class A Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Class A Units until it has received such information.

        (c)   Except in the case of a Transfer of any Class A Units involuntarily by operation of law, either (a) such Class A Units shall be registered under the Securities Act, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

        (d)   Except in the case of a Transfer of Class A Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

        (e)   Unless otherwise approved by the Directors and a 75% of the Membership Voting Interests of the Class A Members, no Transfer of Class A Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Class A Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Class A Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Class A Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Class A Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Class A Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s). In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

        (f)    No notice or request initiating the procedures contemplated by Section 10.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Class A Units after a Dissolution Event has occurred.

        (g)   No Person shall Transfer any Class A Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

        (h)   The transfer will not result in the number of Class A Unit Holders of record equaling three hundred (300) or more or such other number as required to maintain the suspension of the Company's duty to file reports pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended.

        (i)    The Directors shall have the authority to waive any legal opinion or other condition required in this Section 10.3 other than the Class A Member approval requirement set forth in Section 10.3(e).

10.4    Conditions To Permitted Class A-1 Transfers.

        A Transfer shall not be treated as a Permitted Class A-1 Transfer under Section 10.2(b) hereof unless and until the following conditions are satisfied:

        (a)   The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Class A-1 Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

        (b)   Unless otherwise approved by the Directors and 75% of the Membership Voting Interests of the Class A Members, no Transfer of Class A-1 Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Class A-1 Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Class A-1 Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Class A-1 Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Class A-1 Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Class A-1 Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s). In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

        (c)   No notice or request initiating the procedures contemplated by Section 10.4 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Class A-1 Units after a Dissolution Event has occurred.

        (d)   No Person shall Transfer any Class A-1 Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

        (e)   Director approval is not required for a Permitted Class A-1 Transfer. However, the Directors may disallow a Transfer of Class A-1 Units, if, in their sole discretion, they believe that as a result of the Transfer the Class A-1 Units would be held by 500 or more Class A-1 Unit Holders of record, or such other number that would otherwise require that the Company register the Class A-1 Units with the Securities and Exchange Commission.

        (f)    The Directors have the authority to waive any condition required in this Section 10.4 other than the member approval requirement set forth in Section 10.4(b).

10.5    Prohibited Transfers.

        (a)   Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

        (b)   In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.6    Rights of Unadmitted Assignees.

        A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 10.7 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

10.7    Admission of Substituted Members.

        As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

        (a)   The transferee of Units (other than, with respect to clause (i) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Directors (and, in the case of clause (ii) below, the transferor Member), (i) accept and adopt the terms and provisions of this Agreement, including this Section 10, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;

        (b)   The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and

        (c)   Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Articles or any other instrument filed with the State of Wisconsin or any other state or governmental authority.

10.8    Representations Regarding Transfers; Legend.

        (a)   Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.8(a) and to Transfer such Units only to Persons who agree to be similarly bound.

        (b)   Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

    The transferability of the Company Units represented by this document is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, the terms and conditions set forth in the Operating Agreement and agreed to by each Member. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

10.9    Distributions and Allocations in Respect of Transferred Units.

        If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

SECTION 11
[RESERVED]

SECTION 12
DISSOLUTION AND WINDING UP

12.1    Dissolution Events.

        (a)   Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"):

    (i)
    The affirmative vote of a 75% majority in interest of the Members; to dissolve, wind up, and liquidate the Company; or

    (ii)
    The entry of a decree of judicial dissolution pursuant to the Act.

        (b)   The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

12.2    Winding Up.

        Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 12.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

        (a)   First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and

        (b)   Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act;

        (c)   Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(D) of the definition of Gross Asset Value in Section 1.11 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

12.3    Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

        In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 12 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 12 may be:

        (a)   Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 12.2 hereof; or

        (b)   Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

12.4    Deemed Distribution and Recontribution.

        Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in such new company, and immediately thereafter, the Company will be deemed to liquidate by distributing such interest in the new company to the Unit Holders.

12.5    Rights of Unit Holders.

        Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

12.6    Notice of Dissolution/Termination.

        (a)   In the event a Dissolution Event occurs or an event occurs that would, but for provisions of Section 12.1, result in a dissolution of the Company, the Directors(s) shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unit Holders and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Directors(s)) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Directors(s)).

        (b)   Upon completion of the distribution of the Company's Property as provided in this Section 12, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Dissolution in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company.

12.7    Allocations During Period of Liquidation.

        During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 12.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

12.8    Character of Liquidating Distributions.

        All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

12.9    The Liquidator.

        (a)   Definition. The "Liquidator" shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Class A Members, the Liquidator may be the Directors.

        (b)   Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

        (c)   Indemnification. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

12.10    Form of Liquidating Distributions.

        For purposes of making distributions required by Section 12.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 13
[RESERVED]

SECTION 14
MISCELLANEOUS

14.1    Notices.

        Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors:

        (a)   If to the Company, to the address determined pursuant to Section 1.4 hereof;

        (b)   If to the Directors, to the address set forth on record with the company;

        (c)   If to a Member, to the address set forth in Section 2.1 hereof.

14.2    Binding Effect.

        Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

14.3    Construction.

        Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

14.4    Time.

        In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

14.5    Headings.

        Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

14.6    Severability.

        Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

14.7    Incorporation by Reference.

        Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

14.8    Variation of Terms.

        All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

14.9    Governing Law.

        The laws of the State of Wisconsin shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

14.10    Waiver of Jury Trial.

        Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14.11    Counterpart Execution.

        This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.12    Specific Performance.

        Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

        [The Remainder of This Page is Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed and entered into this Third Amended and Restated Operating Agreement of the Company as of the day first above set forth.

COMPANY:
BADGER STATE ETHANOL, LLC
By:
Its:	President

 APPENDIX C

ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2005
AND QUARTERLY REPORT ON FORM 10-Q
FOR THE QUARTER ENDED MARCH 31, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM TO

COMMISSION FILE NUMBER:    333-50568

BADGER STATE ETHANOL, LLC
(Exact name of registrant as specified in its charter)

WISCONSIN	39-1996522
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
820 West 17th Street Monroe, Wisconsin 53566 (Address of principal executive offices)
(608) 329-3900 (Registrant's telephone number, including area code)

Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒ No  ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filter. See definition of "accelerated filer and larger accelerated filer" in Rule 12b-2 of the Exchange Act (Check one):

        Large accelerated filer  ☐  Accelerated filer  ☐  Non-accelerated filer  ☒

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes  ☒  No

        As of May 12, 2006, the Company has issued 19,774 Class A member units.

BADGER STATE ETHANOL, LLC
FORM 10-Q QUARTERLY REPORT FOR THE QUARTER ENDED
March 31, 2006

PART I—FINANCIAL INFORMATION
Item 1.	Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows
Notes to Condensed Consolidated Financial Statements
Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations
Cautionary Statement Regarding Forward-Looking Statements
Item 3.	Quantitative and Qualitative Disclosures About Market Risk
Item 4.	Controls and Procedures
PART II—OTHER INFORMATION
Item 6.	Exhibits
SIGNATURES
CERTIFICATION

i

PART I—FINANCIAL INFORMATION

Item 1.—Consolidated Financial Statements (Unaudited)

BADGER STATE ETHANOL, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,484	$1,526,528
Accounts receivable:
Trade	7,495,123	6,045,414
Government incentive payments	475,000	—
Inventories	4,007,313	5,127,902
Margin deposits	—	144,234
Derivative contracts	151,651	—
Other assets	108,978	118,720

Total current assets	12,270,549	12,962,798
PROPERTY AND EQUIPMENT, at cost
Plant buildings and equipment	51,165,501	51,117,796
Land and land improvements	1,609,737	1,609,737
Office buildings and equipment	499,467	499,467

	53,274,705	53,227,000
Less accumulated depreciation and amortization	7,788,621	7,170,632

	45,486,084	46,056,368
Construction in progress	12,590,500	6,500,133

	58,076,584	52,556,501
OTHER ASSETS
Intangible assets	1,116,000	868,000
Other	212,339	224,830

	1,328,339	1,092,830
TOTAL ASSETS	$71,675,472	$66,612,129

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	2,423,622	2,144,563
Accounts payable	2,014,878	2,084,725
Accrued property taxes	230,966	307,449
Accrued liabilities	425,721	434,737
Derivative contracts	—	100,032
Deferred revenue	165,180	1,010,200

Total current liabilities	5,260,367	6,081,706
LONG-TERM REVOLVING LOAN	3,500,000	—
LONG-TERM DEBT, less current maturities	25,458,151	20,808,299
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY
Member contributions	17,859,787	17,859,787
Retained earnings	19,597,167	21,862,337

	37,456,954	39,722,124

TOTAL LIABILITIES AND MEMBERS' EQUITY	$71,675,472	$66,612,129

The accompanying notes are an integral part of these condensed consolidated statements

1

BADGER STATE ETHANOL, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31, 2006	Three months ended March 31, 2005
Sales and revenues	$32,672,895	$24,682,721
Cost of sales	23,781,667	19,429,519

Gross margin	8,891,228	5,253,202
Selling, general and administrative expenses	990,474	768,178

Operating income	7,900,754	4,485,024
Interest expense	(294,032)	(293,495)
Interest income	15,108	13,605

Net income	$7,621,830	$4,205,134

Net income per unit—basic and diluted	$385.45	$212.66

Weighted average units outstanding—basic and diluted	19,774	19,774

The accompanying notes are an integral part of these condensed consolidated statements.

2

BADGER STATE ETHANOL, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31, 2006	Three months ended March 31, 2005
Cash flows from operating activities
Net income	$7,621,830	$4,205,134
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	630,480	631,166
Changes in operating assets and liabilities:
Trade accounts receivable	(1,449,709)	150,583
Government incentive payments receivable	(475,000)	(533,333)
Inventories	1,120,589	(212,041)
Margin deposits	144,234	1,235,000
Other assets	9,742	51,524
Derivative contracts	(251,683)	(939,024)
Accounts payable	(69,847)	(255,316)
Accrued property taxes	(76,483)	(139,064)
Accrued liabilities	(9,016)	(64,750)
Deferred revenue	(845,020)	181,529

Net cash provided by operating activities	6,350,117	4,311,408
Cash flows from investing activities
Cost of property and equipment	(6,138,072)	(105,267)
Payments for intangible assets	(248,000)	—

Net cash used in investing activities	(6,386,072)	(105,267)
Cash flows from financing activities
Net change in long-term revolving loan	3,500,000	—
Net change in line of credit	—	525,000
Payment of dividends	(9,887,000)	(7,672,312)
Proceeds from long-term debt financing	5,442,246	—
Payments on long-term debt financing	(513,335)	(837,362)

Net cash used in financing activities	(1,458,089)	(7,984,674)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,494,044)	(3,778,533)
Cash and cash equivalents at beginning of period	1,526,528	3,807,383

Cash and cash equivalents at end of period	$32,484	$28,850

Supplemental disclosure of cash flow information:
Interest paid	$236,122	$304,408

The accompanying notes are an integral part of these condensed consolidated statements.

3

BADGER STATE ETHANOL, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Badger State Ethanol, LLC (the "Company", "we", "us" or "our") operates an ethanol plant in Wisconsin that began operations in October 2002 and a fuel station that began operations in October 2005. The Company sells its production of ethanol and related products domestically and operates in one business segment. Revenue from the fuel station was not material for the three months ended March 31, 2006.

        The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations. These consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's audited consolidated financial statements for the year ended December 31, 2005, contained in the Company's annual report on Form 10-K for 2005.

        In the opinion of management, the interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are necessary to present fairly the Company's financial position, results of operations and cash flows for the periods indicated. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results expected for the full year.

NOTE B—INVENTORIES

        Inventories consist of the following:

	March 31, 2006	December 31, 2005
Raw materials	$2,694,268	$3,411,478
Work-in-process	352,844	395,198
Finished goods	960,201	1,321,226

Total inventories	$4,007,313	$5,127,902

NOTE C—DERIVATIVE INSTRUMENTS

        The Company enters into derivative contracts to manage the Company's exposure to price risk related to forecasted corn purchases, forward corn purchase contracts and forecasted ethanol sales. The Company does not typically enter into derivative instruments other than for hedging purposes. All derivative contracts at March 31, 2006 and December 31, 2005 are recognized in the balance sheet at their fair market value.

        FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("FAS 133") requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from FAS 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the accounting and reporting requirements of FAS 133.

4

        On the date the derivative instrument is entered into, the Company will designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (a "fair value hedge"), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (a "cash flow hedge") or (3) will not designate the derivative as a hedge. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded in current period earnings.

        At March 31, 2006 and December 31, 2005 no derivative contracts were designated as hedges for accounting purposes and all changes in market value have been recognized through cost of sales. The amount recorded for derivative contracts at March 31, 2006 was an asset of $151,651 and a liability of $100,032 at December 31, 2005. The Company has recorded an increase to cost of sales of $866,261 and $728,447 related to its derivative contracts for the three months ended March 31, 2006 and 2005.

NOTE D—GOVERNMENT INCENTIVE PAYMENTS

        The Company recognizes revenue from federal and state incentive payments when all requirements of the program have been met and payments are assured. The Company has recorded revenue of $475,000 and $633,333 related to incentive payments received under the State of Wisconsin Producer Subsidy Payment program for the three months ended March 31, 2006 and 2005. The Company has recognized revenue related to incentive payments under the United States Department of Agriculture Commodity Credit Corporation's Bioenergy Program (US CCC Program) for the three months ended March 31, 2006 and 2005 of $15,154 and $59,612.

NOTE E—COMMITMENTS

        The Company had forward contracts to purchase approximately 5,749,550 and 4,389,000 bushels of corn at various prices at March 31, 2006 and December 31, 2005. The Company had additional forward contracts to purchase approximately 3,800,000 and 3,403,000 bushels of corn that were not yet priced at March 31, 2006 and December 31, 2005. There were no unrealized losses on open forward contracts that were priced at March 31, 2006 and December 31, 2005.

        On June 29, 2005, the Company entered into various agreements to construct an addition to the Company's ethanol plant for the production of corn protein concentrate and corn germ at an estimated cost of $25,000,000. The Company expects commercial production to begin August 2006. In addition, the Company entered into two marketing agreements with a third party: one for the sale of all the corn protein concentrate produced by the Company and the other for the sale of all corn germ produced by the Company. These agreements expire on the fifth anniversary of the date of first commercial production. As of March 31, 2006 and December 31, 2005, construction costs of $12,590,500 and $6,500,133 are included in construction in progress.

        In addition, the Company executed a license agreement dated as of June 23, 2005 with a third party (the "License Agreement"), which was entered into on June 29, 2005. Pursuant to the License Agreement, the Company will license certain technology to use in the construction and operation of the addition to the Company's plant. The license provided under the License Agreement is irrevocable and perpetual. Cumulative amounts paid by the Company were $1,116,000 and $868,000 in connection with the License Agreement, which is recorded as intangible assets, at March 31, 2006 and December 31, 2005. The License Agreement will be amortized once the plant begins operating with the new addition. The total commitment for the licenses is included in the $25,000,000 commitment noted above.

5

        The Company leases railcars under an operating lease. This lease continues on a month to month basis. Total rent expense for all operating leases was $31,875 and $30,000 for the three months ended March 31, 2006 and 2005.

NOTE F—RELATED PARTIES

        The Company's sole ethanol marketing company is a member and has a representative on the Company's Board of Directors. Sales for the three months ended March 31, 2006 and 2005 to the member were $25,646,735 and $19,421,940, and trade accounts receivable at March 31, 2006 and December 31, 2005 were $7,077,642 and $5,682,150.

        In connection with the sales activities of the ethanol marketing company, the Company recorded expenses of $1,925,150 and $1,428,800 related to railcar, freight and marketing fees for the three months ended March 31, 2006 and 2005.

        An affiliate of the Company's sole distillers grain marketing company is a member and has a representative on the Company's Board of Directors. Sales for the three months ended March 31, 2006 and 2005 to the member were $3,377,564 and $3,098,006 and trade accounts receivable at March 31, 2006 and December 31, 2005 were $206,916 and $227,810.

NOTE G—RECLASSIFICATION OF MEMBER UNITS

        We have filed a preliminary proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and a Rule 13e-3 Transaction Statement on Schedule 13e-3 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended, and plan to hold a special meeting of the members of the Company to consider and vote upon a proposed Third Amended and Restated Operating Agreement that will result in a reclassification of the Company's Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. If the reclassification is completed, the Company's Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such unit holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification except as described in the Company's proxy statement described below. The effect of the reclassification will be to reduce the number of Class A unit holders of record to less than 300, which will allow the Company to suspend its reporting obligations with the Securities and Exchange Commission.

6

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        Except for the historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties, including those risks described in this section. Actual results may differ substantially from those described below. Our discussion and analysis of financial condition and results of operations of the Company should be read in conjunction with the financial statements and related notes.

Application of Critical Accounting Policies

        Accounting policies, methods and estimates are an integral part of our financial statements and are based upon management's current judgments. Certain accounting policies, methods and estimates are particularly important because of their significance to the financial statements. Note A of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K includes a summary of the significant accounting policies and methods we use. The following is a discussion of what we believe to be the most critical of these policies and methods.

  Revenue Recognition

        We recognize revenue at the time title to the goods and all risks of ownership transfers to the customers. This occurs on the date of shipment.

        We recognize revenue from federal and state incentive payments when all the requirements of the program have been met and payments are assured. The payments to be received by us may change due to a variety of factors, including legislative changes and the amount of ethanol produced by us and in the marketplace.

  Inventories

        Inventories are stated at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method.

  Derivatives

        We enter into derivative contracts to manage our exposure to price risk related to forecasted corn purchases, forward corn purchase contracts and forecasted ethanol sales. We do not typically enter into derivative instruments other than for hedging purposes. All derivative contracts at March 31, 2006 and December 31, 2005 are recognized in the balance sheet at their fair market value.

        FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". ("FAS 133") requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from FAS 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the accounting and reporting requirements of FAS 133.

        On the date the derivative instrument is entered into, we designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (a "fair value hedge"), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (a "cash flow hedge") or (3) will not designate the derivative as a hedge. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair

7

value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded in current period earnings.

        At March 31, 2006 and December 31, 2005 no derivative contracts were designated as hedges and all changes in market value have been recognized through cost of sales. The amount recorded for derivative contracts at March 31, 2006 was an asset of $151,651 and a liability of $100,032 at December 31, 2005. We have recorded an increase to cost of sales of $866,261 and $728,447 related to derivative contracts for the three months ended March 31, 2006 and 2005, respectively.

Summary

        We are engaged in the production and sale of fuel grade ethanol. We have an annual capacity to process between approximately 18 and 19 million bushels of corn into between approximately 50 and 52 million gallons of ethanol. In addition, we sell distillers grains, a principal by-product of the ethanol production process, which we sell as distillers modified wet grains and distillers dried grains. We also sell carbon dioxide to third parties. In October 2005, we completed construction of an ethanol retail fuel station at our location in Monroe, Wisconsin. The fuel station sells fuel to the public in either 10% ethanol or 85% ethanol blends (with the balance made up of gasoline) and as biodiesel.

        On November 2, 2005 we began the construction of our facility addition. We anticipate that the construction of the facility addition will be completed by approximately August 2006. We estimate capital expenditures for the construction of the addition to our facility and costs of licensed technology will be approximately $25,000,000.

        We have filed a preliminary proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and a Rule 13e-3 Transaction Statement on Schedule 13E-3 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended, and plan to hold a special meeting of the members of the Company to consider and vote upon a proposed Third Amended and Restated Operating Agreement that will result in a reclassification of the Company's Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. If the reclassification is completed, the Company's Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such unit holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification except as described in the Company's proxy statement described below. The effect of the reclassification will be to reduce the number of Class A unit holders of record to less than 300, which will allow the Company to suspend its reporting obligations with the Securities and Exchange Commission.

8

Results of Operations for the Three Months Ended March 31, 2006 and 2005

        The following table shows the results of our operations and the percentages of sales and revenues, cost of sales, operating expenses and other items to total sales and revenues in our statements of operations for the three months ended March 31, 2006 and 2005:

	March 31, 2006		March 31, 2005
	Amount	%	Amount	%
Sales and revenues	$32,672,895	100.0	$24,682,721	100.0
Cost of sales	23,781,667	72.8	19,429,519	78.7

Gross margin	8,891,228	27.2	5,253,202	21.3
Selling, general and administrative expenses	990,474	3.0	768,178	3.1

Operating income	7,900,754	24.2	4,485,024	18.2
Interest expense	(294,032)	(.9)	(293,495)	(1.2)
Interest income	15,108.0		13,605.0

Net income	$7,621,830	23.3	$4,205,134	17.0

  Sales and Revenues

        Our sales and revenues are divided into six categories based upon the source from which they are derived: (i) sales of ethanol, (ii) sales of distillers grains, (iii) marketing corn, (iv) sales of carbon dioxide, (v) ethanol incentive payments and (vi) gas station sales of fuel blended at 85% ethanol ("E-85"), 10% ethanol ("E-10") and biodiesel. For the quarters ended March 31, 2006 and 2005, we derived approximately 78.5% and 78.7% of our sales and revenues from the sale of ethanol. Approximately 10.3% and 12.6% of our sales and revenues were derived from the sale of distillers grains for the three months ended March 31, 2006 and 2005. The marketing of corn accounted for approximately 7.6% and 5.4% of our sales and revenues for the three months ended March 31, 2006 and 2005. Sales of carbon dioxide accounted for 0.6% and 0.5% of sales for the quarters ended March 31, 2006 and March 31, 2005. Sales of E-85, E-10 and biodiesel, through our gas station, comprised approximately 1.4% of sales for the quarter ended March 31, 2006. There were no gas station sales of fuel for the three months ended March 31, 2005. Ethanol support payments from the federal and state governments accounted for 1.5% and 2.8% of sales and revenues for the three months ended March 31, 2006 and 2005. The ethanol support revenue amounted to $490,154 and $692,945 for the three months ended March 31, 2006 and 2005. The federal support payment is from the Bioenergy Program funded through the Commodity Credit Corporation and is based on increases in the production of ethanol over the same prior year period. This program is scheduled to expire on September 30, 2006. The state support payment is based on the production of ethanol within the State of Wisconsin and is scheduled to expire after June 30, 2006. We expect to maintain production at approximately current levels for the remainder of the year. The remaining 0.1% of sales for the three months ended March 31, 2006 were from rental income sources.

  Cost of Sales

        Our cost of sales as a percentage of sales and revenues were 72.8% and 78.7% for the three months ended March 31, 2006 and 2005. The decrease in cost of sales relative to revenues for the three months ended March 31, 2006 is primarily due to the increase in the price we are receiving for our ethanol sold and the stable price for our primary raw material input, corn.

9

  Selling, General and Administrative Expenses

        Our selling, general and administrative expenses as a percentage of sales and revenues were 3.0% and 3.1% for the three months ended March 31, 2006 and 2005. We expect our selling, general and administrative expenses to remain constant and keep pace with production and sales.

  Interest Expense and Income

        Our interest expense as a percentage of sales and revenues were 0.9% and 1.2% for the three months ended March 31, 2006 and 2005. The amount of our interest expense has remained approximately the same, but decreased as a percentage of sales as our sales have risen. We anticipate that our interest expense as a percentage of sales will increase in the next several quarters due to indebtedness incurred to finance the addition to our facility.

Liquidity and Capital Resources

        As of March 31, 2006, we had cash and cash equivalents of $32,484, current assets of $12,270,549 and an available unused revolving loan of $5,500,000. For the three months ended March 31, 2006, cash provided by operating activities was $6,350,117, cash used in investing activities was $6,386,072 and cash used in financing activities was $1,458,089.

        On June 29, 2005, we entered into a credit facility with Agstar (the "Credit Facility"). The Credit Facility was structured as two term loans in the aggregate amount of $15,491,087 (the "Term Loan"), a convertible loan in the amount of $20,000,000 (the "Convertible Loan"), and a revolving loan in the amount of $9 million (the "Revolving Loan"). The Credit Facility replaces the Company's prior credit facility with First National Bank of Omaha, and also allows the Company to pay costs incurred by the Company under an agreement between the Company and AMG/GCI, LLC and related agreements, and to provide for operating capital.

        The Term Loan is structured as two Promissory Notes in the original principal amounts of $5,891,087 ("Note #1") and $9,600,000 ("Note #2"). Note #1 and Note #2 bear interest at a fixed rate of 6.97%. The Convertible Loan and the Revolving Loan bear interest at a variable rate equal to 2.75% above the LIBOR rate. The Company has the option to convert the Convertible Loan to a fixed rate loan under certain conditions, and the interest rates for Note #1, Note #2, the Convertible Loan and the Revolving Loan are subject to adjustment based on certain capital conditions of the Company.

        Borrowings under the Credit Facility are secured by substantially all of the assets of the Company. The Credit Facility contains financial and other covenants, and includes restrictions on certain activities of the Company, such as incurring additional debt. If an event of default, such as failure to make required payments or a failure to comply with covenants after any applicable grace period, were to occur under the Credit Facility, Agstar would be entitled to, among other remedies, declare all amounts outstanding under the facility immediately due and payable, and to enforce its security interest in and mortgage on the assets of the Company. The Company is in compliance with those covenants.

        We anticipate that capital expenditures for the construction and licensed technology related to the build-out of our facility will be approximately $25,000,000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This report contains forward-looking statements. In addition, we may make forward-looking statements orally in the future by or on behalf of the Company. We undertake no responsibility to update any forward-looking statement. When used, the words "believe," "expect," "will," "can," "estimate," "anticipate" and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and should recognize that the statements are not predictions of actual future results. Actual results could and likely will differ

10

materially from those anticipated in the forward-looking statements due to risks and uncertainties. These risks and uncertainties include, without limitation, those listed below and the business risks and factors described elsewhere in this report, in our other Securities and Exchange Commission filings and in our assumptions concerning financing requirements and future operations and may also include changes in state and federal ethanol subsidies, our need for additional capital, our ability to manufacture our products on a commercial scale and in compliance with regulatory requirements, increased competition and changes in government regulation.

  •
  We have incurred substantial debt and debt service requirements.

  •
  To service our debt, we will require a significant amount of cash and our ability to generate cash depends on many factors.

  •
  Our debt financing contains numerous covenants, a breach of any of which may result in default.

  •
  Our agreements or understandings with our plant general contractor, subcontractor and our sole ethanol marketing company were not negotiated at arm's length, we may not have obtained terms as favorable to us as those we could have obtained from third parties, and any claims that we may have against them may be difficult for us to enforce.

  •
  The ethanol industry is increasingly competitive, with additional plants in operation, under construction and in the planning stages. With additional plants coming on line in the near future, the supply of ethanol will increase, which, if the demand does not grow accordingly or is unaided by government policies and programs, could adversely impact the price of ethanol and our operating results.

  •
  The ethanol industry and our business are sensitive to corn and natural gas prices. When corn and natural gas prices increase our operating results may suffer. When corn and natural gas prices fluctuate significantly, our cost of revenues and operating results may be adversely affected by the use of derivative instruments under our risk management program.

  •
  Federal regulations and tax incentives concerning ethanol could expire or change, which could harm our business.

  •
  Wisconsin's state producer incentive payment may not be available or could be modified, which could harm our business.

  •
  Operating our ethanol plant may require additional capital.

  •
  To produce ethanol we intend to purchase significant amounts of corn that is subject to disease and other risks.

  •
  We are subject to extensive environmental regulation.

  •
  Ethanol production is energy intensive, and we will need significant amounts of electricity and natural gas.

  •
  Our business is not diversified.

  •
  We established an output contract with only one distributor who will purchase all of the ethanol we produce and have contracted with only one company for the marketing and distribution of our distillers grains.

As a result of these factors, and other described risk factors, our operating results may not be indicative of future operating results and you should not rely on them as indications of our future performance.

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Item 3.    Quantitative and Qualitative Disclosures About Market Risk

  Interest Rate Risk

        We are exposed to market risk from changes in interest rates. Exposure to interest rate risk results from holding our credit agreements. The specifics of each credit agreement are discussed in greater detail in the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operation. A hypothetical 1% increase in interest rates applied to exposed liabilities as of March 31, 2006 would result in additional interest expense of approximately $110,000 for the remainder of 2006.

  Commodity Price Risk

        We are also exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on corn and natural gas in the ethanol production process, and the sale of ethanol. We seek to minimize the risks from fluctuations in the prices of corn through the use of hedging instruments. In practice, as markets move, we actively manage our risk and adjust hedging strategies as appropriate. Although we believe our hedge positions accomplish an economic hedge against our future purchases, they do not qualify for hedge accounting, which would match the gain or loss on our hedge positions to the specific commodity purchase being hedged. We are using fair value accounting for our hedge positions, which means as the current market price of our hedge positions changes, the gains and losses are immediately recognized in our cost of sales. As of March 31, 2006, we do not have any hedge position on exchange traded futures and options contracts. Instead, we are forward contracting for cash corn in order to cover our risk.

        The immediate recognition of hedging gains and losses under fair value accounting can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments relative to the cost and use of the commodity being hedged. As of March 31, 2006, the fair value of our derivative instruments for corn and ethanol was an asset of $151,651. There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of corn or ethanol. However, it is likely that commodity cash prices will have the greatest impact on the derivatives instruments that have delivery dates nearest the current cash price.

        To manage our corn price risk, our hedging strategy is designed to establish a price ceiling for our corn purchases. We regularly use futures and options positions to manage corn price risk, however, we are currently managing this risk through cash corn purchases and do not have any futures or options positions.

        We estimate that our expected corn usage is approximately 18-19 million bushels per year for the production of 50-52 million gallons of ethanol. As of today, we do not have any cash, futures, and option contract price protection in place for any expected corn usage through December 31, 2006. We have 58% of our expected corn usage protected by cash purchase contracts through December 31, 2006. As we move forward, additional protection may be necessary. As corn prices move in reaction to market trends and information, our income statement will be affected depending on the impact such market movements have on the value of our derivative instruments. Depending on market movements, crop prospects and weather, these price protection positions may cause immediate adverse effects but are expected to produce long-term, positive growth for the Company. Our current corn hedge position is based upon the amount of ethanol that we have currently sold for future delivery. This protects us against an increase in the variable price of our corn purchased against a fixed sales price of our ethanol sold. We intend to continue our hedging strategy based upon ethanol sales and market conditions.

        To manage our ethanol price risk, our hedging strategy is designed to establish a price floor for our ethanol sales. We are not offsetting ethanol sales with hedges at the current time. At present, the

12

price of ethanol is favorable to commit to cash sales. In the future, we may not be able to sell ethanol at a favorable price relative to gasoline prices, we also may not be able to sell ethanol at prices equal to or more than our current price. This would limit our ability to offset our costs of production. Currently, we are attempting to lock in favorable prices through forward contracting.

        As of today, we have forward cash contract price protection in place for 75% of our expected ethanol production through December 31, 2006. As we move forward, additional protection may be necessary. As ethanol prices move in reaction to market trends and information, our income statement will be affected depending on the impact such market movements have on the value of our derivative instruments. As we move forward into summer, additional price protection may be required. Depending on energy market movements, crop prospects and weather, these price protection positions may cause short-term adverse effects but are expected to produce long-term positive growth for the Company.

        To manage our natural gas price risk, we entered into a natural gas purchase agreement with our supplier to supply us with natural gas, fixing the price at which we purchase natural gas. The price of natural gas has fallen since January 2006 and we have taken advantage of such lower prices to purchase our natural gas needs through the third calendar quarter of 2006.

Item 4.    Controls and Procedures

Evaluation of Disclosure Controls and Procedures

        Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended), as of March 31, 2006 (the "Evaluation Date"), have concluded that our disclosure controls and procedures are effective in ensuring that material information required to be disclosed is included in the reports that we file with the Securities and Exchange Commission.

Changes in Internal Controls

        There have been no changes in our internal control over financial reporting that occurred during the fiscal quarter ended March 31, 2006, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

13

PART II—OTHER INFORMATION

Item 6.    Exhibits

a.
Exhibits
31.1	Certification by Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934).
31.2	Certification by Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934).
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
b.
Reports in Form 8-K.

        Current report on Form 8-K, dated April 18, 2006, announcing the resignation of Don Endres from the Board of Directors.

14

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BADGER STATE ETHANOL, LLC

Date: May 12, 2006	By:	/s/ GARY L. KRAMER Gary L. Kramer President and General Manager

15

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2005
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number:    333-50568

BADGER STATE ETHANOL, LLC
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1996522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
820 West 17th Street, Monroe, Wisconsin 53566 (Address and Zip Code of Principal Executive Offices)
Registrant's Telephone Number, Including Area Code (608) 329-3900
Securities registered pursuant to Section 12(b) of the Exchange Act: None
Securities registered under Section 12(g) of the Exchange Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐ No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐ No  ☒

Indicate by checkmark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒ No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☒

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act). Yes  ☐ No  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐ No  ☒

        The aggregate market value of the member units held by non-affiliates of the registrant (computed by reference to the price of certain member units sold through Variable Investment Advisors, Inc.) was $84,039,500 as of December 31, 2005. There is no established public trading market for our securities.

As of March 2, 2006, the Company has issued 19,774 Class A membership units.

DOCUMENTS INCORPORATED BY REFERENCE: None.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. In addition, we may make forward-looking statements orally in the future by or on behalf of the Company. We undertake no responsibility to update any forward-looking statement. Forward-looking statements may include words like "believe," "expect," "will," "can," "estimate," "anticipate" and similar expressions intended to help you identify forward- looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results. Actual results could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties. These risks and uncertainties include, without limitation, the following and those business risks and factors described elsewhere in this report or our other Securities and Exchange Commission filings, our assumptions concerning financing requirements and future operations, changes in state and federal ethanol subsidies, our need for additional capital, our ability to manufacture our products on a commercial scale and in compliance with regulatory requirements, increased competition, and changes in government regulation.

RISK FACTORS

RISKS RELATED TO OUR FINANCING PLAN

We have incurred substantial debt and debt service requirements.

We have incurred substantial debt to implement our business plan. Therefore, we have substantial debt service requirements. Since our capital structure is highly leveraged, the amount of debt we have incurred will have important consequences including:

  •
  Our ability to borrow additional amounts for working capital, capital expenditures and other purposes will be limited or may not be available on terms favorable to us or at all;

  •
  A substantial portion of our cash flows from operations will be used to pay interest and principal on our debt, which will reduce the funds that would otherwise be available to us for our operations and future business opportunities;

  •
  We will be vulnerable to increases in prevailing interest rates;

  •
  We may be substantially more leveraged than some of our competitors, which may place us at a competitive disadvantage;

  •
  Our indebtedness is secured by all or substantially all of our assets, which means that there will be virtually no assets left for unit holders in the event of a liquidation; and

  •
  Our substantial degree of leverage may limit our flexibility to adjust to changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions or our business.

To service our debt, we require a significant amount of cash and our ability to generate cash depends on many factors.

Our ability to repay our debt depends on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions and on certain financial, business and other factors beyond our control. We cannot assure you that our cash flows and capital resources will be sufficient to repay our anticipated debt obligations. In the event that we are unable to pay our debt service obligations, we may be forced to reduce or eliminate distributions or capital expenditures. We could be forced to sell assets, obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we are unable to refinance our indebtedness

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or raise funds through asset sales, sales of equity or otherwise, our business would be adversely affected.

Our debt financing contains numerous covenants, a breach of which may result in default.

Our debt obligations contain a number of significant covenants. These covenants limit our ability to, among other things:

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  Incur additional indebtedness;

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  Make capital expenditures in excess of prescribed thresholds;

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  Make distributions to our unit holders, redeem or repurchase our units;

  •
  Make various investments;

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  Create liens on our assets;

  •
  Utilize asset sale proceeds;

  •
  Merge or consolidate or dispose of all or substantially all of our assets.

A breach of any of these covenants could result in default under our debt agreements. If we default on any of these covenants, and if not waived, a lender could rightfully accelerate our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. This could cause us to cease operations.

We are dependent on a development agreement with the City of Monroe, Wisconsin.

We entered into a development agreement with the City of Monroe, Wisconsin, for the construction of the ethanol plant and for site improvements. As part of the agreement, we have on-going obligations, including representing that the fair market value of the site will not be less than $10.57 million in 2005 (and which fair market value will increase over time), or pay a nonperformance penalty in connection with the Company's regular property tax assessments not to exceed $280,000 per year through 2011. In connection with the agreement, we delivered a mortgage to the City of Monroe. The mortgage secures our performance under the agreement and expires in 2011.

RISKS RELATED TO ETHANOL PRODUCTION

Our agreements or understandings with United Bio Energy Ingredients, LLC (successor to ICM Marking, Inc. and an affiliate of ICM, Inc. and Fagen, Inc.) and Murex, N.A., Ltd. were not negotiated at arm's length, we may not have obtained terms as favorable to us as those we could have obtained from third parties, and any claims that we may have against United or Murex may be difficult for us to enforce.

We are heavily dependent upon the services that Murex, N.A., Ltd. ("Murex") and United Bio Energy Ingredients, LLC ("United") are providing to sell our ethanol and distillers grains. Murex and Fagen, Inc. (an affiliate of United) ("Fagen") are members of the Company and ICM, Inc. (an affiliate of United) ("ICM") was previously a member of the Company. Also, representatives of Murex and Fagen currently serve on our Board of Directors and a representative of ICM previously served on our Board of Directors. The terms of our agreements and understandings with United and Murex have not been negotiated at arm's length, and therefore, there is no assurance that our arrangements with them are as favorable to us as those we could have obtained from unaffiliated third parties. Because of ICM's, Fagen's and Murex's role in this project, and their current and past representation on our Board of Directors, it could be difficult or impossible to enforce claims that we may have against these parties if, for example, one or all of them breaches agreements or understandings with us.

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Federal laws, regulations and tax incentives concerning ethanol could expire or change, which could harm our business.

As described in more detail herein, ethanol production and sales have been favorably affected by a variety of federal laws covering environmental, tax and other areas. The Clean Air Act (including the Reformulated Gasoline Program) and the Federal Oxygen Program help spur demand for ethanol by requiring the use of oxygenated motor fuels during the fall and winter months in certain metropolitan areas. Further, the Volumetric Ethanol Excise Tax Credit, as passed in January 2005, offers a volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%.

The modification or elimination of any of the federal laws and programs described above (or any other applicable law or program), or the reduction of any of the incentives or tax credits described above, could have an adverse impact on our business.

Wisconsin state producer incentive payments may not be available or could be modified which could harm our business.

As described in more detail herein, ethanol production has been favorably affected by a producer incentive from the State of Wisconsin. The modification or elimination of any of the Wisconsin laws and programs described above (or any other applicable law or program), or the reduction of any of the incentives described above, could have an adverse impact on our business.

The ethanol industry is very competitive.

The ethanol industry continues to grow and there is significant competition among ethanol producers. Nationally, ethanol production is concentrated in a few large companies. Investors should understand that we face a competitive challenge from larger ethanol plants, from ethanol plants that can produce a wider range of products than our ethanol plant, and from other ethanol plants similar to our ethanol plant. Furthermore, we will be in direct competition with other ethanol producers, many of which have greater resources than we currently have or will have in the future. Large ethanol producers such as Archer Daniels Midland and Cargill, among others, are capable of producing significantly greater quantities than the amount of ethanol we expect to produce. In addition, there are several Wisconsin, Minnesota and other Midwestern regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be larger, of a similar size and/or have similar resources to us.

We will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether ("MTBE"), a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and, because it is petroleum-based, its use is strongly supported by major oil companies. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop and market alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

To produce ethanol we purchase significant amounts of corn that is subject to disease and other risks.

Ethanol production at our facility requires corn. Corn, as with most other crops, is affected by weather conditions, disease and other factors. A significant reduction in the quantity or quality of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs with adverse financial consequences to us. Significant variations in actual growing conditions from normal growing conditions may adversely affect our ability to procure corn for the plant.

The price of corn is influenced by general economic, market and government factors. These factors include weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply and quality. Changes in the price of corn can significantly affect

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our business. Generally, rising corn prices produce lower profit margins and therefore represent unfavorable market conditions. This is especially true if market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. We cannot offer any assurance that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely effected.

To produce ethanol, we will need a significant supply of water.

Water supply and water quality are important requirements to produce ethanol. To satisfy our water needs, we have drilled one 500,000 gallon-per-day well on the property. Current plant usage is approximately 370,000 gallons per day.

We expect that the well will provide all of the water that we will need to operate the ethanol plant, but our estimates regarding water needs or the water available from the well on the property could be understated and we could need additional water. If we need more water, we will be forced to find other sources and this could require us to spend additional capital which could harm our business and its prospects. Further, there can be no assurance that we will be able to find alternate sources of water at commercially reasonable prices, or at all.

Interruptions in our supply of energy could have a material adverse impact on our business.

Ethanol production also requires a constant and consistent supply of energy into the ethanol plant. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. We have contracted with gas and electric utilities to provide our needed energy, but there can be no assurance that those utilities will be able to reliably supply the gas and electricity that we need. If we were to suffer interruptions in our energy supply, our business would be harmed.

Our success will depend on hiring and retaining key personnel.

Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. We must hire and retain qualified managers, accounting, human resources and other personnel to staff our business. If we are unsuccessful in hiring and retaining productive and competent personnel, our business could be harmed.

We are subject to extensive environmental and health and safety regulations.

Ethanol production involves the emission of various airborne pollutants, including particulate matter (PM10), carbon monoxide (CO), nitrogen oxide (NOx), volatile organic compounds and sulfur dioxide. To operate the ethanol plant, we have obtained permits from the State of Wisconsin. We are also subject to regulations and oversight from the United States Environmental Protection Agency ("EPA"). There is always a risk that the EPA may enforce certain rules and regulations differently than Wisconsin's environmental administrators. Additionally, EPA and Wisconsin's environmental regulations are subject to change and such changes could result in greater regulatory burdens on plant operations, which could harm our business.

We also could be subject to environmental nuisance or related claims by employees or property owners or residents in the vicinity of the ethanol plant arising from air or water discharges or other reasons. Nuisance claims or increased environmental compliance costs could harm our business.

Further, plant operations are governed by the Occupational Safety and Health Administration ("OSHA"). OSHA regulations may change such that the costs of operating the plant may increase.

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Any of the regulatory factors described above may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

Ethanol production is energy intensive, and we will need significant amounts of electricity and natural gas.

We have engaged a local company to help us manage our natural gas needs and to assist us in negotiating agreements to purchase natural gas. We purchase electricity from a local utility but have not entered into any agreement. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

Our business is not diversified.

Our success depends upon our ability to profitably operate our ethanol plant. We do not have any other lines of business or other sources of revenue if we are unable to operate our ethanol plant.

We sell all of the ethanol we produce to one distributor, Murex, pursuant to an output contract. Murex then markets and resells that ethanol to end users on terms and at a price approved in consultation with us. As a result, we are dependent on one distributor to sell our ethanol. If this distributor breaches our output contract or is not in the financial position to purchase all of the ethanol we produce, we may not have any readily available means to sell our ethanol (or we may not find another distributor on the same terms or on acceptable terms) and our financial performance could be adversely and materially effected. Our financial performance is dependent upon the financial health of the distributor we contract with.

We rely solely upon United to market and distribute our distillers grains. This is not an output contract and United will only purchase that portion of our distillers grains that they are able to sell. If United is unable to sell any portion of the distillers grains we produce, we will have to dispose of any distillers grains not purchased. This may have a material adverse impact on our financial performance.

Murex and United may have different arrangements with respect to compensation in their agreements with other entities that produce the same products that we do. It is possible that either Murex's or United's ability or willingness to perform on our behalf could be impaired by the financial arrangements that they may have with other entities not related to us.

Our operating results could fluctuate.

Our operating results could fluctuate significantly in the future as a result of a variety of factors many of which are outside our control. These factors include:

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  Weather, supply and demand and other variables affecting the price and supply of corn;

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  Changes in interest rates and availability of credit;

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  Reliability and construction quality of the ethanol plant to permit it to operate at a level that we expect;

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  Legislative changes in policy at the federal or state level concerning ethanol and gasoline additives;

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  Amount and timing of capital expenditures and other costs relating to maintenance or expansion of our operations;

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  Technical difficulties in operating the ethanol plant;

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  New products and new plants from ethanol producers or oil companies; and

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  General economic conditions, or economic events specific to agriculture, oil or automobile markets.

As a result of these factors, and other described risk factors, our operating results may not be indicative of future operating results and you should not rely on them as indications of our future performance.

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PART I

ITEM 1.    BUSINESS

Overview

        Badger State Ethanol, LLC, a Wisconsin limited liability company organized in 2000 (the "Company"), is engaged in the production and sale of fuel grade ethanol. We completed construction of our plant and started operations in October 2002. Unless otherwise indicated, whenever we use term we, us, our or ours, we mean the Company.

        Fuel grade ethanol is our primary product accounting for the majority of our revenue. In addition, we sell distillers grains, a principal co-product of the ethanol production process, which may be sold as distillers dried grains and distillers modified wet grains, and carbon dioxide. Also, as of October, 2005, we completed construction of our Smart Station retail fuel station and began selling ethanol based fuel (both 10% ethanol and 85% ethanol) to retail consumers.

        In 2005, we processed over 18 million bushels of corn into over 50 million gallons of ethanol. We also processed over 168,000 tons of distillers grains and over 97,000 tons of carbon dioxide in 2005. In 2006, we anticipate producing over 51 million gallons of ethanol, over 140,000 tons of distillers grains, over 100,000 tons of carbon dioxide and over 11,000 tons of corn germ.

General Developments

  Reclassification

        The Company's Board of Directors announced on January 30, 2006 its intent to engage in a reclassification of the Company's Class A member units. The proposed transaction will provide for the reclassification of the Company's Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A unit held by such record holders will be reclassified on the basis of one Class A-1 unit for each Class A unit held by such unit holders. All other Class A member units will remain outstanding and be unaffected by the reclassification. If the Company's members approve the proposed amendments to the Company's operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 Class A unit holders of record, which would enable the Company to voluntarily terminate the registration of its Class A member units under the Securities Exchange Act of 1934.

  Facility Addition

        We have entered into the below agreements for the construction of an addition to our ethanol production facility in Monroe, Wisconsin. We began construction of the addition on November 2, 2005 and expect such construction to be completed by July, 2006. Once completed, the addition to our facility is expected to improve the efficiency of our ethanol production process and allow us to produce corn protein concentrate and corn germ. We estimate the cost of the addition will be approximately $25,000,000.

        The Company executed an Agreement Between Owner and Design-Builder with a third party (the "Design-Build Agreement"). Pursuant to the Design-Build Agreement, the design-builder will provide architectural, engineering, construction and management services for the design and subsequent construction of an addition to the Company's ethanol production facility located in Monroe, Wisconsin that incorporates certain processes and technology licensed to the Company.

        The Company also executed a License Agreement with a third party (the "License Agreement"). Pursuant to the License Agreement, the Company obtained a license to use certain technologies (the "Licensed Technologies") in the construction and operation of the addition to the Company's plant that will be built pursuant to the Design-Build Agreement.

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        The Company executed a Services and Guarantee Agreement with a third party (the "Services Agreement"). Pursuant to the Services Agreement, the Company will obtain certain engineering and other services in connection with the License Agreement and the Design-Build Agreement, including performance guarantees for the Licensed Technologies.

        The Company also executed a Corn Protein Concentrate Marketing Agreement with a third party (the "Protein Marketing Agreement"). Pursuant to the Protein Marketing Agreement, the third party will purchase and market 100% of the Company's production and output of corn protein concentrate from the Company's plant in Monroe, Wisconsin as the Company's exclusive purchaser and marketer of such corn protein concentrate. The Protein Marketing Agreement will be effective for a period ending five years after the date of the first commercial production of corn protein concentrate by the Company, which commercial production is estimated to begin in May, 2006.

        The Company also executed a Corn Germ Marketing Agreement with the same third party who is marketing the corn protein concentrate (the "Germ Marketing Agreement"). Pursuant to the Germ Marketing Agreement, the third party will purchase and market 100% of the Company's production and output of corn germ from the Company's plant in Monroe, Wisconsin as the Company's exclusive purchaser and marketer of such corn germ. The Germ Marketing Agreement will be effective for a period ending five years after the date of the first commercial production of corn germ by the Company, which commercial production is estimated to begin in May, 2006.

        On August 30, 2005, we submitted an Air Pollution Control Construction Permit application to the Wisconsin Department of Natural Resources ("WDNR") to authorize changes to our facility to implement the construction of the facility addition described above. We received our Air Pollution Control Construction Permit from the WDNR on November 1, 2005. We are required to conduct air emissions testing on our facility once the construction is complete to demonstrate compliance with the emission limitations on the Construction Permit. Following successful completion of this air emissions testing we will be issued an Air Pollution Operation Permit.

  Spring Valley Ventures

        On August 4th, 2005, the Company loaned approximately $2,585,000 (the "Loan") to Spring Valley Ventures, LLC, a Wisconsin limited liability company ("Spring Valley Ventures"). On August 5, 2005, the Company acquired all of the capital interests of Spring Valley Ventures for the amount of $103,360 and converted the Loan into equity interests in Spring Valley Ventures, which is now a wholly owned subsidiary of the Company. The Company acquired Spring Valley Ventures with its grain elevator bins and equipment in order to provide additional corn storage and direct access to corn supply for the Company's ethanol plant. The grain elevator, bins and equipment are being managed by a third party.

  Smart Station Ventures

        In October, 2005, we completed construction of an ethanol retail fuel station at our location in Monroe, Wisconsin at a cost of approximately $425,000. The fuel station sells fuel to the public in either 10% ethanol or 85% ethanol blends (with the balance made up of gasoline) through a wholly owned subsidiary of the Company, Smart Station Ventures, LLC.

Description of Dry Mill Process

        Our ethanol plant, which is located in Monroe, Wisconsin, produces ethanol by processing corn. The corn is received by rail and by semi-trailer truck, and is weighed and cleaned of rocks and debris before it is conveyed to one of two concrete storage silos. The corn is then transported to a hammermill or grinder where it is ground into flour and conveyed into a slurry tank for processing. We add water, heat and enzymes to break the ground corn into a corn mash. This mash is heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars.

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Next, the mash is pumped into one of four fermenters, where yeast is added, to begin a forty-eight to fifty hour batch fermentation process. Carbon dioxide is produced during the fermentation process. A distillation process vaporizes the alcohol from the corn mash. The alcohol is further dried in a rectifier and molecular sieve. The resulting 200 proof alcohol is then pumped to shift tanks and blended with five percent gasoline as it is pumped into denatured ethanol storage tanks.

        Corn mash exiting the distillation process is pumped into one of several centrifuges. Water from the centrifuges, called thin stillage, is condensed into a thicker syrup called condensed solubles. The solids that exit the centrifuge are called wet cake or distillers wet grains. Typically, this wet cake is conveyed to dryers where condensed solubles are added and moisture is removed to produce distillers dried grains, which may be used as animal feed.

Principal Products and Their Markets

        The principal products we produce at our ethanol plant are fuel grade ethanol, distillers grains and carbon dioxide. We also sell 10% ethanol and 85% ethanol to retail consumers. Once our facility addition is completed, we anticipate also selling corn germ and corn protein concentrate.

  Ethanol

        Ethanol is ethyl alcohol, which has many industrial uses. At our plant, we produce ethanol to be used as a fuel component that serves as:

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  An octane enhancer in fuels;

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  An oxygenated fuel additive that can reduce carbon monoxide vehicle emissions; and

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  A non-petroleum-based gasoline extender.

        Ethanol in its primary form is mostly used for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air Act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to reduce carbon monoxide vehicle emissions. The principal purchasers of ethanol are generally the refined and wholesale gasoline marketer or blender. Our principal end markets for our ethanol are petroleum terminals in California, Wisconsin, Illinois and other states in the upper Midwest. Our primary means of distributing ethanol is by rail, although we also are able to ship ethanol by truck as well.

        In the second fiscal quarter of 2005 and continuing through the rest of fiscal year 2005, the demand for ethanol increased relative to supply causing upward pressure on ethanol market prices. In the last month of the fourth quarter some of those gains have been reduced, but prices remain historically strong. Increased demand, firm crude oil and gas markets, public acceptance, and positive political signals have all contributed to a strengthening of ethanol prices. In order to sustain these higher price levels however, management believes the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production.

        While we anticipate continued strong demand for ethanol, we are uncertain as to the sustainability of current ethanol prices given the increasing ethanol supply as new plants begin production and existing plants continue to expand. Ethanol production continues to grow as additional plants become operational. According to the Renewable Fuels Association, there are currently 86 ethanol producers and 91 ethanol plants in operation nationwide that have the capacity to annually produce 4.34 billion gallons. In addition, there are 32 new ethanol plants under construction and 9 expansions of existing ethanol plants under construction constituting another almost 2 billion gallons of annual capacity. In addition, ADM has recently announced its plan to add 500 million gallons of ethanol production, clearly indicating its desire to maintain a significant share of the ethanol market.

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        Changes to federal ethanol supports or incentives could significantly impact demand for ethanol. On August 8, 2005, President George W. Bush signed into law the Energy Policy Act of 2005 (the "Energy Policy Act"). The Act contains numerous provisions that are expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. Most notably, the Act created a 7.5 billion gallon Renewable Fuels Standard (the "RFS"). The RFS is a national renewable fuels mandate as to the total amount of national renewable fuels usage but allows flexibility to refiners by allowing them to use renewable fuel blends in those areas where it is most cost-effective rather than requiring renewable fuels to be used in any particular area or state. The RFS will begin at 4 billion gallons in 2006, and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Act is expected to lead to about $6 billion in new investment in ethanol plants across the country.

        Since current national ethanol production capacity exceeds the 2006 RFS requirement of 4 billion gallons, it is management's belief that other market factors are primarily responsible for current ethanol prices. Accordingly, it is possible that the RFS requirements may not significantly impact ethanol prices in the short-term. For instance, if gasoline prices continue to trend higher, consumers will look for lower priced alternative fuels. The Consumer Federation of America recently published a report that states that consumers could save up to eight cents per gallon at the pump if ethanol were blended at 10 percent. Since ethanol blended fuel is a cheaper alternative for consumers, the demand for such ethanol blended fuel could increase thus increasing the overall demand for ethanol. This could positively affect our earnings. However, the increased requirement under the RFS of 7.5 billion gallons of ethanol by 2012 is expected to support ethanol prices in the long term. A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol. This may have a negative impact on our revenues.

        Demand for ethanol may also increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol with the balance gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. In addition to being used as a vehicle fuel, E85 is also used as an aviation fuel and as a hydrogen source for fuel cells. In the U.S., there are currently about 4 million flexible fuel vehicles capable of operating on E85 and 400 retail stations supplying it. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year.

        Although the Energy Policy Act of 2005 did not impose a national ban of methyl tertiary butyl ether ("MTBE"), the primary competitor of ethanol as a fuel oxygenate, the Act's failure to include liability protection for manufacturers of MTBE could result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the Clean Air Act's reformulated gasoline oxygenate requirement. While this may create some additional demand in the short term, the Act repeals the Clean Air Act's 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Clean Air Act also contains an oxygenated fuel requirement for areas classified as carbon monoxide non-attainment areas. These areas are required to establish an oxygenated fuels program for a period of no less than three months each winter. The minimum oxygen requirement for gasoline sold in these areas is 2.7% by weight. This is the equivalent of 7.7% ethanol by volume in a gasoline blend. This requirement was unaffected by the Act and a number of states, including California, participate in this program.

        Consumer resistance to the use of ethanol may affect the demand for ethanol which could affect our ability to market our product and reduce our revenues. Certain individuals believe that use of ethanol will have a negative impact on prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy

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ethanol, it would affect the demand for the ethanol we produce which could negatively affect our ability to sell our product and negatively affect our profitability.

        In October, 2005, we completed construction of an ethanol retail fuel station at our location in Monroe, Wisconsin. The fuel station sells fuel to the public in either 10% ethanol or 85% ethanol blends (with the balance made up of gasoline) through a wholly owned subsidiary of the Company, Smart Station Ventures, LLC.

  Distillers Grains

        A principal co-product of the ethanol production process is distillers grains, a high-protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Our plant uses a dry mill ethanol process with a dryer system that allows production of two moisture levels of distillers grains: distillers modified wet grains and distillers dried grains. Distillers modified wet grains are processed corn mash and condensed solubles that contain approximately 50% moisture. It has a shelf life slightly longer than three days and is often sold to nearby markets. Distillers dried grains are corn mash that has been dried to approximately 10% moisture. It has an almost indefinite shelf life and may be sold and shipped via truck, rail car, barge or ship to any market regardless of its vicinity to our ethanol plant. Our primary means of distributing distillers grains is by truck, although we also are able to ship distillers grains by rail as well.

        In fiscal 2005, there was significant added competition among producers of distillers grains with numerous ethanol plants operating throughout the Midwest and elsewhere in the United States. This in effect has created increased potential for the over production and over supply of distillers grains. For our fiscal year ended December 31, 2005, revenues from sales of distillers grains were approximately 12.4% of total revenues. For our fiscal year ended December 31, 2004, revenues from sales of distillers grains were approximately 17% of total revenues.

  Carbon Dioxide

        Another co-product of the ethanol production process is carbon dioxide. Carbon dioxide can be processed and used in various food and non-food related applications, such as beverage and dry ice production, pharmaceutical manufacturing, shrink-fitting and cryogenic blasting. Carbon dioxide is principally used as expendable refrigerants and is commonly used in food processing facilities such as slaughterhouse operations, frozen food storage, and as supplemental cooling for refrigerated products.

        In February, 2004 we entered into an agreement to provide and sell carbon dioxide gas to a third party from the plant at a fixed price. The facility began operating on July 1, 2004, and we are currently supplying approximately 280 tons of liquid carbon dioxide per day. Total capacity is approximately 400 tons of liquid carbon dioxide per day. The initial term of the agreement is 15 years with the option to renew for additional 5 year periods thereafter. We believe that our sales under the carbon dioxide agreement will be approximately $812,000 per year.

Customers

        We entered into an ethanol purchase and marketing agreement with Murex for the exclusive rights to purchase and market all ethanol produced by our plant other than ethanol sold at our Smart Station. For the year ended December 31, 2005, Murex accounted for 100% of our ethanol sales and approximately 78.4% of our aggregate sales and revenues. We believe that the loss of Murex as a customer could have an adverse effect on our sales and revenues. Murex currently has a representative on our Board of Directors. This exclusive agreement has an initial term of seven years until October 23, 2009, and automatically renews for successive one-year terms unless written notice of termination is issued 90 days prior to the end of the then current term.

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        We entered into a distillers grains purchase and marketing agreement with United for the exclusive rights to purchase and market all distillers grains produced by our plant. For the year ended December 31, 2005, United accounted for 100% of our distillers grains sales and approximately 12.4% of our aggregate sales and revenues. We believe that the loss of United as a customer could have an adverse effect on our sales and revenues. This exclusive agreement had an initial term which ended on October 25, 2005, but which also automatically renews for successive one-year terms unless written notice of termination is issued 90 days prior to the end of the then current term. No written notice was provided by either party, therefore, this agreement is still in effect for an additional term of one year (subject to automatic renewal on the terms set forth above).

        We entered into a sale agreement with a third party for the exclusive rights to purchase our carbon dioxide. For the year ended December 31, 2005, this agreement accounted for all of our carbon dioxide sales and approximately .7% of our aggregate sales and revenues. This exclusive agreement has an initial term of 15 years until May 26, 2019 with an automatic 5 year renewal period.

        We entered into two marketing agreements with a third party for the exclusive rights to purchase and market all corn protein concentrate and corn germ we produce once our facility addition is complete. Each marketing agreement is effective for a term ending five years after the date of first commercial production of such products (See description in Item 1, General Developments—Facility Addition).

Seasonal Factors in Business

        In an effort to improve air quality in regions where carbon monoxide and ozone are a problem, the United States federal government requires the use of gasoline with a higher oxygen content in these regions during the fall and winter. Gasoline that is blended with ethanol has a higher oxygen content than gasoline that does not contain ethanol. As a result, we expect moderate seasonality with respect to our gross profit margins on our fuel grade ethanol allowing us to, potentially, be able to sell our fuel grade ethanol at a premium during the mandated oxygenate period (which coincides with our third and fourth fiscal quarters). Conversely, we expect our average sales price for fuel grade ethanol during the summer, when fuel grade ethanol is primarily used as an octane enhancer or a fuel supply extender, to be lower. We primarily contract for six-month blending cycles to correspond to the different winter and summer market periods.

Ethanol Industry

        Ethanol has important applications, primarily as an octane enhancer in fuels, an oxygenated fuel additive that can reduce carbon monoxide vehicle emissions and a non-petroleum-based gasoline extender. Fuel grade ethanol prices traditionally have varied directly with the wholesale price of gasoline. However, historically, fuel grade ethanol prices have also reflected a premium due to the oxygenate and octane enhancing properties of this motor fuel additive.

  Federal Ethanol Supports

        The ethanol industry is very dependent on numerous economic incentives to produce ethanol, including federal ethanol supports. In 2005, the federal government enacted the Energy Policy Act, which contained a new support program entitled the RFS. The RFS includes a requirement that fuel refiners use a certain minimum amount of renewable fuels (including ethanol) which starts at 4 billion gallons of renewable fuels in 2006 and increases to 7.5 billion gallons by 2012.

        Under the Energy Policy Act, we also expect to receive benefits from the federal small producer credit. The Energy Policy Act increased the capacity of plants eligible for the federal small producer credit from plants of 30 million gallons to plants of 60 million gallons in size. Qualifying producers may deduct from their federal income taxes $0.10 per gallon for the first 15 million gallons of ethanol

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produced in a given year. Currently, the small producer credit is scheduled to terminate December 31, 2007. We expect to qualify in 2006.

        In addition, the Energy Policy Act includes a tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment to be used in a trade or business or installed at the principal residence of the taxpayer. Under the provision, clean fuels include any fuel at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and/or hydrogen as well as any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service between December 31, 2005, and January 1, 2010. It is unclear how this credit will affect the demand for ethanol in the short term, but we expect it will raise consumer awareness of alternative sources of fuel and could increase demand for the same.

        Ethanol sales have also been favorably affected by the Clean Air Act Amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the fall and winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol is an oxygenate that is used under this program. Additionally, ethanol use has also increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in certain major urban areas to reduce pollutants, including those that contribute to ground level ozone. Ethanol is added as an oxygenate to reformulated gasoline under this program as well.

        The use of ethanol as an oxygenate to blend with fuel to comply with federal mandates also has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520 into law which contained the Volumetric Ethanol Excise Tax Credit ("VEETC") and amended the federal excise tax structure effective as of January 1, 2005. The VEETC replaced the previous tax exemption with a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit and the VEETC is expected to allow much greater refinery flexibility in blending ethanol. The tax credit under the VEETC is from general revenues and does not impact the highway trust fund (unlike the previous exemption), and thus the VEETC removes a disincentive for states to use ethanol. The VEETC expires on December 31, 2010.

        Additionally, Congress provides an incentive through the United States Department of Agriculture Commodity Credit Corporation's Bioenergy Program. Under that program, ethanol producers are eligible for cash payments based upon increases in grain consumption for the purpose of producing fuel grade ethanol from one year to the next. Last year we received $175,253 under this program for increasing our consumption of grain (and, therefore, production of ethanol). This year, we expect to marginally increase our ethanol production. Additionally, the incentive program has been modified to prioritize the production of other biofuels (other than ethanol) such as soy diesel, although ethanol producers can still qualify. Therefore, we do not anticipate receiving any substantial amount of incentive from this program this year, or in the foreseeable future.

  State Ethanol Supports

        In part, the past success of our business was dependent upon the availability of cash payments to ethanol producers from the State of Wisconsin under Wisconsin Statutes Section 20.115(1)(d) and 93.75 (referred to hereinafter as the "Ethanol Incentive Program"). Under the Wisconsin Ethanol Incentive Program, the State of Wisconsin pays certain ethanol producers $.20 per gallon for up to 15,000,000 gallons of ethanol produced in Wisconsin in each 12 month period. The Ethanol Incentive Program payments are prorated if the State of Wisconsin has insufficient funds to pay all eligible ethanol producers $.20 per gallon. Under the program, a Wisconsin ethanol producer is generally eligible for the payments if it has been producing ethanol in Wisconsin for fewer than 60 months, it produces more

13

than 10,000,000 gallons of ethanol a year and it purchases the corn or other substances from which the ethanol is produced from local Wisconsin sources. In 2005, we received $633,333 from this program. We anticipate receiving an award in 2006 based upon our satisfaction of the eligibility requirements as of the date of this report. Currently, there is estimated to be a total of $1.9 million available under the program which must be allocated among four qualified producers. In 2006, we anticipate receiving $475,000 based upon our current production levels, current funding levels and the number of eligible producers in Wisconsin. The program's sunset date is June 30, 2006. We do not expect it to be renewed.

        2005 AB 15 passed the state Assembly on December 15, 2005, and the bill moved on to the Senate. This bill requires all gasoline in the state to contain 10% ethanol. The governor has expressed his support for the bill. Currently, gasoline may be sold in the state without an ethanol blend, although several companies do currently sell gasoline with a 10% ethanol blend. If passed, ethanol demand in Wisconsin could increase by approximately 180 millions gallons per year, from its current 120 million gallons per year (based on approximately 3 billion gallons of gasoline sold in Wisconsin per year).

Business Location; Proximity to Markets

        We are operating an ethanol plant in Monroe, Wisconsin, which is in Green County, in the south central part of Wisconsin. We purchased for $1 from the City of Monroe, Wisconsin an approximately 28-acre site on which to build the ethanol plant. We selected the Monroe site because of its location to existing grain production, accessibility to road and rail transportation and its proximity to major population centers. It is also served by the Wisconsin Southern Railroad Company, a short line rail operator. In addition, it is also in close proximity to major highways that connect to major population centers such as Milwaukee, Wisconsin and Chicago, Illinois.

        Through Spring Valley Ventures, LLC, our wholly owned subsidiary, we also own a grain elevator, bins and equipment which are located on 16.8 acres in Brodhead, Wisconsin, approximately 17 miles east of Monroe Wisconsin. The grain elevator and equipment provides additional storage capacity for our ethanol facility and is also served by the Wisconsin Southern Railroad Company.

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Development Agreement with the City of Monroe

        We entered into a development agreement with the City of Monroe (the "Development Agreement") to construct the ethanol plant and for site improvements. As part of the Development Agreement, we agreed to certain on-going obligations, including, representing that the fair market value of the property will not be less than $10.57 million in 2005 (and which fair market value will increase over time).

        On January 1, 2003, we began repaying the City of Monroe's tax incremental financing for site improvements through our regular property tax assessments, which are approximately $280,000 per year. We paid approximately $280,000, in 2005, and an additional $280,000 in property tax will be paid in 2006, which sum is payable upon request. We will make additional payments of $280,000 until 2011, at which time we will no longer owe the City of Monroe any payments of property taxes pursuant to the Development Agreement. Upon termination of the Development Agreement, the Company will continue to pay property taxes based upon assessed value.

        In connection with the Development Agreement, we executed and delivered a mortgage to the City of Monroe. The mortgage secures our performance of the on-going obligations and expires in 2011. The City of Monroe's mortgage lien is subordinate to the mortgage lien of the lender providing primary financing for the initial construction of our ethanol plant but not to the interest of our equity holders.

Procurements

  Grain Delivery

        According to the Wisconsin Agricultural Statistical Service, over 360 million bushels of corn are produced annually in Wisconsin. Of that total, the greatest percentage is produced in the southern portion of the state. According to the Wisconsin Agricultural Statistical Service, approximately 200 million bushels of corn are produced annually within a 100-mile radius of Monroe, Wisconsin. Our plant is located in Monroe, Wisconsin, in Green County, approximately eight miles from the Illinois state border. We obtain approximately 98% of our corn supply from producers located within a 100-mile radius of Monroe. This amounts to approximately 9% of the corn produced within a 100-mile radius of Monroe. We purchase most of our corn from Wisconsin producers because corn purchased from Wisconsin residents qualifies for incentive payments to ethanol producers from the State of Wisconsin. We have no agreements, commitments or understandings with any corn producers.

        In 2005, we purchased approximately 18 million bushels of grain for processing. We currently have approximately 23% of our fiscal 2006 grain requirements purchased, which is equivalent to approximately 3 months of ethanol production.

  Grain Elevators

        We have ongoing business relationships with local grain elevators to acquire the grain we need. We have identified approximately 45 elevators as potential sources of grain and continue to discuss with them future corn delivery. Although we are currently procuring grains from many of these sources, we cannot guarantee that we will be able to continue procuring such grains on acceptable terms or at all.

        As described above, we also own a grain elevator, bins and equipment which are located in Brodhead, Wisconsin through our wholly owned subsidiary Spring Valley Ventures, LLC.

  Transportation and Delivery

        Grain is delivered to our ethanol plant by truck and rail. We also are dependent on rail and commercial trucks to distribute our ethanol and distillers grains. Any disruption in the rail system or

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commercial truck system would have a significant detrimental effect on our operations. The Wisconsin and Southern Railroad Company provides rail service to the plant. The railroad provides direct access for shippers via the Chicago, Illinois gateway, which connects with all major railroads via the Belt Railway of Chicago, Burlington Northern at Prairie du Chien, Wisconsin, Union Pacific, Canadian Pacific and Wisconsin Central railroads at various points on the system. In addition, access to barge facilities is also available at Prairie du Chien, Wisconsin.

        In July 2001, we entered into a rail track reimbursement and construction agreement, as well as a transportation agreement, with Wisconsin and Southern Railroad Company for construction of a rail track to our ethanol plant and for rail transportation services. Under the reimbursement and construction agreement, we receive reimbursements from the rail operator for track construction costs based upon a rate of $10 per freight car shipped or received at our ethanol plant. The reimbursements are payable on a monthly basis not to exceed ten years or the cost of the track. The transportation agreement, which provides us with rail transportation services for deliveries to and from the ethanol plant at negotiated rates, commenced on January 1, 2004.

  Hedging

        Due to rapid fluctuations in the price of corn, we developed a Grain Risk Management Program ("Grain Risk Management Program") hedging strategy to minimize our commodity risk exposure. Our Grain Risk Management Program is intended to use grain purchase contracts together with grain futures derivatives to fix the cost of some of our expected future grain purchases. Our policy allows for the use of fixed price forward purchase contracts, un-priced forward basis purchase contracts, and Chicago Board of Trade ("CBOT") derivative contracts (over-the-counter and traditional options). During 2005, approximately 75% of our fiscal 2005 grain requirements were hedged through a combination of fixed price forward purchase contracts, and CBOT traditional and over-the-counter option hedges to protect our cost of grain. During 2005, our practice of protecting the cost of our grain, generally accounted for 50% of forecasted grain purchases in the upcoming twelve months. We took this action because of the volatility of corn prices. Under our program, all components of the position are monitored and all hedges are designated against future grain requirements to ensure that we do not enter into commitments or derivatives for grain in excess of expected grain requirements. We currently have approximately 23% of our fiscal 2006 grain requirements hedged.

  Storage Capacity

        We have sufficient corn storage facilities at our Monroe, Wisconsin location for approximately 7 days of continuous production. Since our inception, we have maintained our own in-house grain procurement department, to procure all our grain needs. We believe that by establishing internal grain procurement, we can better develop local supply relationships that will reduce the need to buy and store grain offsite and better manage our raw material risk management program. We have a commodities manager to ensure the consistent scheduling of grain deliveries and to establish and fill forward contracts through grain elevators. The commodities manager coordinates grain deliveries between the railroad and the participating elevators, as well as negotiates price protection with hedging specialists.

  Water

        Water supply is important to our ethanol business. The water quality at our plant currently meets the needs of the facility without significant filtering or processing. To satisfy our water needs, we have drilled one 500,000 gallon-per-day well on the property. We currently use 370,000 gallons per day. Based upon current production of currently existing wells in the City of Monroe, we believe there is sufficient ground water to support this well. In addition, we are also connected to the City of Monroe's water supply in the event the water supplied by the well is not sufficient.

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  Natural Gas

        Ethanol production is an energy intensive process using significant amounts of electricity and natural gas. We have contracted with Wisconsin Electric Power Company for firm service natural gas delivery and with US Energy Services, Inc. ("USES") to coordinate purchase and delivery of the gas to the plant and otherwise manage our energy needs. Due to the competitive nature of the natural gas market, we believe no significant risk of long-term interruption exists. USES also helps us to negotiate and procure natural gas and electricity. Natural gas prices have historically fluctuated dramatically. According to USES, the current price of natural gas as reported on the New York Mercantile Exchange is up 3.54% from last year. USES provides price risk management services to us to manage natural gas prices in a manner that we believe will provide price stability.

        Natural gas supplies must be procured and delivered on a daily basis in an amount equal to anticipated daily plant usage. Transporters must be notified each day regarding our plant's expected usage and the physical supply source. To the extent that actual plant usage is greater than or less than expected usage (which usually is the case) the imbalance must be managed. USES provides us with these kinds of management services and monitors gas delivery, ensures timely payment of invoices, and reviews and reconciles the final invoices.

        We have an arrangement with Wisconsin Gas Company to be the exclusive supplier of transportation for natural gas for plant operations.

  Electricity

        We purchase electricity from the local utility that holds the service franchise for the area in which our ethanol plant is located. We have not entered into any agreement with the local utility regarding electrical service.

Sales and Marketing

        We entered into an ethanol purchase and marketing agreement with Murex for the exclusive rights to purchase and market all ethanol produced by our plant. This agreement expires October 23, 2009. Murex sold some of its Class A member units in 2005 and still has a representative on our Board of Directors.

        We also entered into a purchase and marketing agreement with United for the exclusive rights to purchase and market all of the distillers grains produced by our plant. The initial term of this agreement expired in October 2005 and was renewed. This agreement renews automatically unless either party provides written notice of termination to the other 90 days prior to the end of the then current term. At this time, we plan on renewing our agreement with United in October, 2006.

Competition

        We are in direct competition with other ethanol producers, many of whom have greater resources than we do. We expect that additional ethanol producers will enter the market as the demand for ethanol increases.

  Competitive Ethanol Producers

        According to the Renewable Fuels Association, U.S. Fuel Ethanol Production Capacity, January 2006 Report, the largest ethanol producers include Archer Daniels Midland, Cargill, New Energy Corp., MGP Ingredients, Inc., VeraSun Energy Corporation and Aventine Renewable Energy, Inc., all of which are capable of producing many times the amount of ethanol we produce or expect to produce in the near future.

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        In addition, we are aware that several regional ethanol production entities have recently formed, or are forming, that are currently of a similar size and with similar resources to ours. For example, Adkins Energy operates an ethanol plant in Lena, Illinois, which is approximately 20 miles away. The Adkins plant is capable of producing 40 million gallons of ethanol annually. In addition, Ace Ethanol in Stanley, Wisconsin is operating and is capable of producing 39 million gallons of ethanol annually. Additionally, Utica Energy in Oshkosh, Wisconsin is operating and capable of producing 48 million gallons of ethanol annually and United WI Grain Producers, LLC located in Friesland, Wisconsin is operating with a capacity of 49 million gallons. We are also aware of several other potential projects in Wisconsin that may or may not begin production. Wisconsin projects that rely on corn as a raw material could compete with us in the market for corn as well as for other raw materials, and compete with us in selling ethanol and animal feed products.

        Plans to construct new plants or to expand existing plants have been announced which would increase the ethanol production capacity of our competitors. We are unable to determine the number and production capacity of plants that ultimately may be constructed, the timing of such construction or the effect of resulting production upon the demand for or price of our ethanol. We expect to compete with other ethanol producers based on price and, to a lesser extent, delivery service. The ethanol industry has grown to 91 production facilities in the United States. It is estimated that these facilities and 32 facilities currently under construction could produce over 6 billion gallons of ethanol per year.

        The following table lists all of the major ethanol producers in the United States according to the Renewable Fuels Association, U.S. Fuel Ethanol Production Capacity, January 2006 Report.

U.S. PRODUCTION CAPACITY
million gallons per year (mmgy)

Company	Location	Feedstock	Current Capacity (mmgy)	Under Construction/ Expansions (mmgy)
Abengoa Bioenergy Corp.	York, NE Colwich, KS Portales, NM Ravenna, NE	Corn/milo	55 25 30	88
ACE Ethanol, LLC	Stanley, WI	Corn	39
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn		100
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a. EXOL*	Albert Lea, MN	Corn	40	8
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	35
Amaizing Energy, LLC*	Denison, IA	Corn	40
Archer Daniels Midland	Decatur, IL Cedar Rapids, IA Clinton, IA Columbus, NE Marshall, MN Peoria, IL Wallhalla, ND	Corn Corn Corn Corn Corn Corn Corn/barley	1,070
ASAlliances Biofuels, LLC	Albion, NE Linden, IN	Corn Corn		100 100
Aventine Renewable Energy, LLC	Pekin, IL Aurora, NE	Corn Corn	100 50	57
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC*	West Burlington, IA	Corn	40
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Bushmills Ethanol, Inc.*	Atwater, MN	Corn		40

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Cargill, Inc.	Blair, NE Eddyville, IA	Corn Corn	85 35
Central Indiana Ethanol, LLC	Marion, IN	Corn		40
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	24	9
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn		40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
E3 Biofuels	Mead, NE	Corn		24
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	32
Frontier Ethanol, LLC	Gowrie, IA	Corn		60
Front Range Energy, LLC	Windsor, CO	Corn		40
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy, LLC*	Mason City, IA	Corn	40
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50
Green Plains Renewable Energy	Shenandoah, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA Fairbank, IA	Corn Corn	50	50 100
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD Huron, SD	Corn Corn	9 12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Horizon Ethanol, LLC	Jewell, IA	Corn		60
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn		50
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	50
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn		40
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O' Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn		50
Liquid Resources of Ohio	Medina, OH	Waste Beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Merrick/Coors	Golden, CO	Waste beer	1.5	1.5
MGP Ingredients, Inc.	Pekin, IL Atchison, KS	Corn/wheat starch	78
Michigan Ethanol, LLC	Caro, MI	Corn	50
Mid America Agri Products/Wheatland	Madrid, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Grain Processors*	Lakota, IA Riga, MI	Corn Corn	50	45 57
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	17.5	4.5
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Ethanol	Laddonia, MO	Corn		45
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Missouri Grain, LLC*	Macon, MO	Corn	45
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC	Lake Crystal, MN	Corn	52

19

Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Pacific Ethanol	Madera, CA	Corn		35
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY R. Cucamonga, CA	Beverage waste	5.4
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Platte Valley Fuel Ethanol, LLC	Central City, NE	Corn	40
Prairie Ethanol, LLC	Loomis, SD	Corn		60
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn		40
Pro-Corn, LLC*	Preston, MN	Corn	42
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn		50
Redfield Energy, LLC	Redfield, SD	Corn		50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25
Siouxland Ethanol, LLC	Jackson, NE	Corn		50
Sioux River Ethanol, LLC*	Hudson, SD	Corn	55
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tate & Lyle	Loudon, TN	Corn	67
The Andersons Albion Ethanol LLC	Albion, MI	Corn		55
Trenton Agri Products, LLC	Trenton, NE	Corn	35	10
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA Lake Odessa, MI	Corn Corn		100 45
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
Val-E Ethanol, LLC	Ord, NE	Corn		45
VeraSun Energy Corporation	Aurora, SD Ft. Dodge, IA	Corn Corn	230
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	52
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn		40
Wind Gap Farms	Baconton, GA	Brewery waste	0.4
Wyoming Ethanol	Torrington, WY	Corn	5
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5
Total Current Capacity			4336.4
Total Under Construction/Expansions				1981
Total Capacity			6317.4

*
farmer-owned

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  Competitive Alternative Fuel Additives

        We also compete with producers of MTBE, a petrochemical derived from methanol which costs less to produce than ethanol. MTBE is a commonly used oxygenate in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly support its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. Development of new products and methods of ethanol production by larger and financially more viable competitors could provide them with significant competitive advantages over us and thus could harm our business.

Employees

        As of December 31, 2005, we employed 37 persons, in a full-time capacity, including 14 in ethanol production operations, 8 in general management, sales, administration and grain procurement, and 15 in grain receiving, grain handling, maintenance and the laboratory. We do not expect to hire a significant number of additional employees during the next 12 months.

Environmental Disclosure

        We are subject to extensive environmental regulation at the federal, state and local levels. Air quality at the plant is regulated by the U.S. Environmental Protection Agency, the Bureau of Air Management and the Wisconsin Department of Natural Resources. The Department of Natural Resources regulates emissions of volatile organic compounds and hazardous air pollutants into the air. Volatile organic compound emissions are tested on a semi-annual basis, and we must submit semi-annual reports to the Department of Natural Resources regarding these emissions tests. We are required to obtain an air operating permit from the Department of Natural Resources and must obtain Department of Natural Resources approval to make plant alterations that could change the emission levels. The Department of Natural Resources also regulates the water usage, wastewater discharge and hazardous waste under Wisconsin water pollution control and hazardous waste laws. Water usage and wastewater effluent quality is monitored daily. Monthly reports regarding water usage and quality are filed with the Department of Natural Resources. We also are required to submit periodic reports pursuant to the Wisconsin and Federal Emergency Planning Community Right-to-Know Act. At the local level, we file semi-annual reports with the Green County Emergency Response Committee.

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Regulatory Permits

        An environmental consulting firm assisted us in the past, and continues to assist us, in obtaining our Air Pollution Construction and Operation Permit, a Storm Water Discharge Permit and Storm Water Pollution Prevention Plan and advises us on environmental compliance generally. We also obtained various other environmental and operating permits, as discussed below.

  Air Pollution Construction and Operation Permit

        Our facility is considered a Wisconsin synthetic minor source of regulated air pollutants. The types of regulated pollutants that may be found at our plant include, particulate matter, carbon monoxide, nitrogen oxide, volatile organic compounds and sulfur dioxide. To emit these agents during construction, we needed an Air Pollution Construction Permit. We received our original Air Pollution Construction Permit on March 22, 2001.

        On October 31, 2001, we submitted a Modified Air Permit Application to reflect a change in our plant design regarding emissions. Our original plant design contemplated routing the boiler exhaust through dryers and then to a water scrubber for air pollution control on the distillers dried grains dryer emissions, and then to a common stack. In our plant design, we proposed to utilize a thermal oxidizer for emissions control rather than rely on the water scrubber. The thermal oxidizer reduced emissions from our plant. We received the approval of this design and our Modified Air Permit Application from the Environmental Protection Agency on March 22, 2002. Air emissions testing was performed in April, 2004, which we passed. On June 25, 2004 we received the approval of an additional Modified Air Permit Application so that we could install a regenitive thermal oxidizer in our plant, to reduce additional emissions from our plant. On January 6, 2005 we were awarded an Air Pollution Operation Permit, which is valid until January 5, 2010.

        We are also in good standing with the Wisconsin Department of Natural Resources Bureau of Air Management. We applied for and received permission to add additional emissions control equipment which was installed and operational as of December 15, 2004. Upon the installation of this equipment, additional air emissions testing was performed to verify that we are still in compliance with applicable law, which we are.

        On August 30, 2005, we submitted an Air Pollution Control Construction Permit application to the Wisconsin Department of Natural Resources ("WDNR") to authorize changes to our facility pursuant to the facility addition described previously. We received our Air Pollution Control Construction Permit from the WDNR on November 1, 2005. We are required to conduct air emissions testing on our facility once the construction of the facility addition is complete to demonstrate compliance with the emission limitations on the Construction Permit. Following successful completion of this air emissions testing we will be issued an Air Pollution Operation Permit.

  Wisconsin Pollutant Discharge Elimination Permits

        We use approximately 66,500 gallons of water per day to cool our closed circuit systems in the ethanol plant. We obtained a Wisconsin Pollutant Discharge Elimination System general permit from the Department of Natural Resources to discharge the water into a nearby creek. We received this permit on July 18, 2002 and it is valid until July 31, 2007.

  Storm Water Discharge for Industrial Activities Permit

        Before we could begin operating, we had to obtain a Storm Water Discharge for Industrial Activities Permit from the Department of Natural Resources regarding our operations, which we received on April 9, 2001. In addition, we also prepared a Storm Water Pollution Prevention Plan outlining measures we plan to implement to prevent storm water pollution during operation.

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  High Capacity Well Permit

        We drilled a 500,000 gallon per day well near our ethanol plant. The Department of Natural Resources considers this a high capacity well, and we have applied for and obtained a high capacity well permit. The high capacity well permit was issued on December 13, 2001. The permit allows for a maximum daily usage of 720,000 gallons of water per day and the plant is currently consuming approximately 370,000 gallons per day of water.

  Spill Prevention, Control and Countermeasures Plan

        Before we could begin operations, we had to prepare a spill prevention, control and countermeasures plan. The plan outlines our spill prevention measures for oil products such as ethanol. The plan was preliminarily reviewed and approved prior to when we began operations, and was certified by a professional engineer on January 3, 2004.

  Risk Management Program

        We use anhydrous ammonia in our production process. Therefore, we had to develop a risk management program to address handling and use of the ammonia and gases emitted from such use. We established a prevention program to prevent spills or leaks of ammonia, and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of ammonia into the surrounding area. We conducted a hazard assessment and prepared models to assess the impact of an ammonia release into the surrounding area. The program was presented at a public meeting.

  Regulations Generally; Nuisance

        We are subject to the regulations of the United States Environmental Protection Agency, the Wisconsin Department of Natural Resources and the Occupational Safety and Health Administration ("OSHA"). EPA, Wisconsin DNR and OSHA rules can and do change, and any such changes could result in greater regulatory burdens on us. Our ethanol production requires us to emit carbon dioxide into the air, even in light of our arrangement to sell carbon dioxide. Current Wisconsin law regulating emissions does not restrict or prevent us from emitting carbon dioxide gas into the air, but this could change in the future. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from noise, foul smells or other air or water discharges from the plant. Further, we are aware of neighborhood opposition to our facility in the past, but none currently. This opposition could arise at any time and result in claims for nuisance, which could lead to increased compliance costs and monetary damages.

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ITEM 2.    PROPERTIES

        Our principal executive office is located at our ethanol plant site, 820 West 17th Street, Monroe, Wisconsin 53566. We presently own approximately 28 acres of land and improvements thereon which comprise our plant. The plant currently grinds approximately 18 million bushels of corn each year into approximately 50 million gallons of ethanol. We also own, through our wholly owned subsidiary Spring Valley Ventures, LLC, approximately 16.8 acres of land and improvements thereon at S4121 County Highway T, Brodhead, Wisconsin, which comprises our grain elevator, bins and equipment.

        Our primary lender holds a mortgage on our land (and improvements) where the facility and grain elevator are situated as security for loans provided to us. We believe our property is adequately covered by insurance. We anticipate using all of our owned real estate in the operation of our ethanol plant in the foreseeable future.

        Generally speaking, the ethanol facility consists of the following buildings:

  •
  a processing building containing laboratories, a control room, and processing equipment;

  •
  a grain receiving building containing a control room and grain receiving and transfer apparatus;

  •
  an administrative building containing offices; and

  •
  rail tracks and rail spur, paved access roads, dryers, evaporators, fermenters, grain bins, and storage facilities for ethanol and distillers grains.

        Generally speaking, the grain elevator consists of the following buildings:

  •
  a grain receiving and transfer apparatus;

  •
  an administrative building; and

  •
  rail tracks and rail spur, paved access roads, dryers and grain bins.

ITEM 3.    LEGAL PROCEEDINGS

        None.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

        None.

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PART II

ITEM 5.    MARKET FOR REGISTRANT'S MEMBER UNITS, RELATED MEMBER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

        There is no public trading market for our securities and we do not expect one to develop in the foreseeable future.

Holders

        As of March 1, 2006, there were approximately 489 unit holders of record of our Class A member units determined by an examination of our transfer book.

Distributions

        On January 27, 2005, we declared a cash distribution of $388 per Class A member unit payable on February 24, 2005. On January 26, 2006, we declared a cash distribution of $500 per Class A member unit payable on March 2, 2006. The total amount of the 2006 distribution is $9,887,000, which was approved by our bank and is in compliance with our lending covenants.

        The payment and rate of future distributions, if any, are subject to review by the Board of Directors in light of our financial condition, results of operations, capital requirements and other factors deemed relevant at that time. Loan covenants mandate that $4 million of working capital must be accumulated prior to making any distributions to the unit holders, unless waived. Additional covenants require 25% of any excess cash flow (as that term is defined in such senior debt agreements) to be applied toward the principal of the senior debt and that we cannot make any distributions without the consent of the holders of our senior debt, unless waived.

Securities Authorized for Issuance under Equity Compensation Plans

        We currently have no equity compensation plan.

Recent Sales of Unregistered Securities; Use of Proceeds from Unregistered Securities

        We had no sales of unregistered securities during the past three fiscal years.

ITEM 6.    SELECTED FINANCIAL DATA

        We completed construction of our plant and started operations in October 2002. The selected financial data sets forth our summary historical financial data as of and for the years ended December 31, 2005, 2004, 2003 and 2002, and was derived from the audited financial statements and notes thereto for that year. The selected historical financial data is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and

25

Results of Operations" and the financial statements and the notes thereto included elsewhere in this Form 10-K. For additional information relating to our operations, see "Business" and "Properties."

	2005	2004	2003	2002(1)
Net Sales	$97,652,135	$92,084,766	$74,149,226	$10,125,926
Operating Income	$14,443,293	$13,672,927	$13,686,293	$(1,888,821)
Total Assets	$66,612,129	$60,201,606	$56,186,006	$52,682,599
Long-Term Obligations	$20,808,299	$17,635,157	$24,043,579	$31,240,273
Net Income per Unit	$673.67	$626.30	$602.43	$(114.18)
Distributions per Unit	$500	$388	$250	$0

(1)
Fiscal Year 2002 represents only a partial year of operations because we did not complete construction of our ethanol plant and commence operations until October 2002.

ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

        Except for the historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those described below, including those risks described in the section entitled "Risk Factors" and elsewhere in this annual report. Our discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and related notes.

Application of Critical Accounting Policies

        Accounting policies, methods and estimates are an integral part of our consolidated financial statements and are based upon management's current judgments. Certain accounting policies, methods and estimates are particularly important because of their significance to the financial statements. Note A of the Notes to Financial Statements includes a summary of the significant accounting policies and methods we use. The following is a discussion of what we believe to be the most critical of these policies and methods.

  Revenue Recognition

        The Company recognizes revenue at the time title to the goods and all risks of ownership transfer to customers. This occurs upon the date of shipment.

        We recognize revenue from federal and state incentive payments when all the requirements of the program have been met and payments are assured. The payments to be received by us may change due to a variety of factors, including legislative changes and the amount of ethanol produced by us and in the marketplace.

  Inventories

        Inventories are stated at the lower of cost or net realizable value. Costs are determined using the first-in, first-out (FIFO) method.

  Derivatives

        We enter into derivative contracts to manage the Company's exposure to price risk related to forecasted corn and natural gas purchases, forward corn purchase contracts and forecasted ethanol sales. We do not typically enter into derivative instruments other than for hedging purposes. All derivative contracts are recognized on the December 31, 2005 and 2004 balance sheets at their fair market value.

26

        FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". ("FAS 133") requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from FAS 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the accounting and reporting requirements of FAS 133.

        On the date the derivative instrument is entered into, we designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or (3) will not designate the derivative as a hedge. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded in current period earnings.

        At December 31, 2005 and 2004 no derivative contracts were designated as hedges for accounting purposes and all changes in market value have been recognized through cost of sales. The amount recorded for derivative contracts was a liability of $100,032 and $1,989,565 at December 31, 2005 and 2004. The Company has recorded an increase to cost of sales of $1,385,370, $2,205,578 and $621,722 related to its derivative contracts for the years ended December 31, 2005, 2004 and 2003.

Results of Operations for the Years Ended December 31, 2005 and 2004

        We are engaged in the production and sale of fuel grade ethanol. Our plant was originally designed to annually process approximately 14 million bushels of corn into approximately 40 million gallons of ethanol. In 2005, we processed approximately 18 million bushels of corn into approximately 50 million gallons of ethanol. In addition, we sell distillers grains, a principal co-product of the ethanol-production process, which we sell as distillers modified wet grains and distillers dried grains. We also process carbon dioxide, which we started selling in July, 2005. In 2005, we produced approximately 168,000 tons of distillers grains and processed 97,000 tons of carbon dioxide. We completed construction of our ethanol plant and commenced operations in October 2002.

        The following table shows sales and revenues, cost of sales, operating expenses and other items as a percentage of total sales and revenues in our statements of income for the years ended December 31, 2005 and 2004:

	2005		2004
Sales and revenues	$97,652,135	100.0%	$92,084,766	100.0%
Cost of sales	79,488,978	81.4%	75,471,115	82.0%

Gross margin	18,163,157	18.6%	16,613,651	18.0%
Selling, general and administrative expenses	3,284,996	3.4%	2,940,724	3.2%

Operating income	14,878,161	15.2%	13,672,927	14.8%
Interest expense	(1,591,002)	1.6%	(1,311,346)	1.4%
Interest income	34,056	0%	22,889	0%

Net income	$13,321,215	13.6%	$12,384,470	13.4%

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  Sales and Revenue

        Our sales and revenues are divided into six categories based upon the source from which they are derived: sales of ethanol, sales of distillers grains, sales of carbon dioxide, marketing corn, ethanol supports and gas station sales. For the years ended 2005 and 2004, we derived approximately 78.4% and 78.3% of our sales and revenues from the sale of ethanol. Approximately 12.4% and 17.0% of our sales and revenues were derived from the sale of distillers grains for the years ended 2005 and 2004. Approximately 0.7% and 0.3% of our sales and revenues were derived from the sale of carbon dioxide for the years ended 2005 and 2004. The marketing of corn accounted for approximately 7.3% and 2.2% of our total sales and revenues during 2005 and 2004. Sales of E-85, E-10 and biodiesel, through our gas station, comprised approximately 0.3% of total sales for 2005. Ethanol supports accounted for 0.8% and 2.2% of our total sales and revenues for the year ended 2005 and 2004. The remaining 0.1% of sales for 2005 were from rental and miscellaneous income sources.

        Our sales and revenues were higher in 2005 over 2004 due primarily to higher ethanol prices and increased ethanol production. Net gallons of denatured ethanol sold totaled 50,411,806 in fiscal 2005 compared to 49,041,928 in fiscal 2004. The average per gallon price we received for our ethanol sold for 2005 increased approximately 3.4% compared to the twelve months ended December 31, 2004. We sold approximately 1,369,878 more gallons of ethanol in 2005 as compared 2004. We believe that sales of ethanol, distillers grains and carbon dioxide will comprise roughly the same percentage of our aggregate sales and revenue for 2006 as our estimated sales and revenues from ethanol supports will be negligible in 2006. Further, while we foresee making new sales of corn protein concentrate and corn germ once our facility addition is completed, we do not expect the value of those sales to be significant in 2006. Additionally, we expect sales of carbon dioxide to exceed 100,000 tons in 2006 with revenues of approximately $812,000.

  Cost of Sales

        Our cost of sales as a percentage of our total sales and revenues were 81.4% and 82.0% for the years ended 2005 and 2004. The decrease in cost of sales from 2004 to 2005 is primarily due to a reduction in the cost of corn, our principal input commodity. We received approximately $.8 million and $2 million in government incentive payments for the years ended 2005 and 2004. We anticipate that ethanol supports from the federal or state government in 2006 will be negligible.

  Selling, General and Administrative Expenses

        Our selling, general and administrative expenses as a percentage of total sales and revenues were 3.4% and 3.2% for the years ended 2005 and 2004. Excluding ethanol supports, our total sales and revenues increased by approximately $6.8 million or 7.6% from the year ended 2004 to the year ended 2005, while our selling, general and administrative expenses increased by approximately $344,272 or 11.7%. The increase is due primarily to costs associated with the opening of our Smart Station. We believe that our selling, general and administrative expenses will remain consistent as a percentage of sales and revenues in 2006.

  Interest Expense/Income and Other Income

        Our interest expense as a percentage of total sales and revenues were 1.6% and 1.4% for the years ended 2005 and 2004. Interest expense was $1,591,002 and $1,311,346 for 2005 and 2004. Interest expense increased due to the Company refinancing our existing debt on June 29, 2005 and writing-off approximately $435,000 of the unamortized balance of financing costs from the original plant construction financing. We began our fiscal year 2005 with debt financing totaling approximately $21 million and ended the fiscal year with debt financing totaling approximately $23 million. This increase is due to the refinancing of our debt obligations relating to the construction of the facility addition.

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        Our interest income and other income as a percentage of total sales and revenues was negligible for the years ended 2005 and 2004. We do not expect to receive any significant interest income or other income unrelated to our sales and revenue in 2006.

  Corn Procurement

        In 2005, we purchased approximately 18.1 million bushels of grain for processing. In 2004, we purchased approximately 17.9 million bushels of grain for processing. We currently have approximately 23% of our fiscal 2006 grain requirements purchased, which is equivalent to approximately 3 months of production. Last year at approximately this time we had roughly 70% of our fiscal 2005 grain requirements purchased, which was equivalent to approximately 9 months of production.

Results of Operations for the Years Ended December 31, 2004 and 2003

        The following table shows sales and revenues, cost of sales, operating expenses and other items as a percentage of total sales and revenues in our statements of income for the years ended December 31, 2004 and 2003:

	2004		2003
Sales and revenues	$92,084,766	100.0%	$74,149,226	100.0%
Cost of sales	75,471,115	82.0%	57,799,611	78.0%

Gross margin	16,613,651	18.0%	16,349,615	22.0%
Selling, general and administrative expenses	2,940,724	3.2%	2,663,322	3.6%

Operating income	13,672,927	14.8%	13,686,293	18.4%
Interest expense	(1,311,346)	1.4%	(1,846,937)	2.5%
Interest and other income	22,889	0%	73,123	0.1%

Net income	$12,384,470	13.4%	$11,912,479	16.1%

  Sales and Revenue

        For fiscal year 2004, our sales and revenues are divided into five categories based upon the source from which they are derived: sales of ethanol, sales of distillers grains, sales of carbon dioxide, marketing corn and ethanol supports. For the years ended 2004 and 2003, we derived approximately 78.3% and 70.2% of our sales and revenues from the sale of ethanol. Approximately 17.0% and 14.5% of our sales and revenues were derived from the sale of distillers grains for the years ended 2004 and 2003. Approximately 0.3% of our sales and revenues were derived from the sale of carbon dioxide for the year ended 2004. We did not have any sales of carbon dioxide for the year ended 2003. The marketing of corn accounted for approximately 2.2% and 1.5% of our total sales and revenues during 2004 and 2003. The remaining 2.2% and 13.8% of our total sales and revenues for the year ended 2004 and 2003 were from ethanol supports.

  Cost of Sales

        Our cost of sales as a percentage of our total sales and revenues were 82% and 78% for the years ended 2004 and 2003. Since 2003 was our first full year of operations, we were able to capture economies of scale and such efficiencies in our production reduced the cost of sales as a percentage of total sales and revenues, excluding ethanol supports, during 2004. We received approximately $2 million and $10 million in production incentives for the years ended 2004 and 2003 causing our total cost of sales for 2004 to increase as a percentage of total sales.

  Selling, General and Administrative Expenses

        Our selling, general and administrative expenses as a percentage of total sales and revenues were 3.2% and 3.6% for the years ended 2004 and 2003. Excluding ethanol supports, our total sales and

29

revenues increased by approximately $26.1 million or 40.9% from the year ended 2003 to the year ended 2004, while our selling, general and administrative expenses increased by approximately $277,000 or 10.4%.

  Interest Expense/Income and Other Income

        Our interest expense as a percentage of total sales and revenues were 1.4% and 2.5% for the years ended 2004 and 2003. Interest expense was $1,311,346 and $1,846,937 for 2004 and 2003. Interest expense decreased due to the decline of our outstanding debt. We began our fiscal year 2004 with debt financing totaling approximately $27.1 million and ended the fiscal year with debt financing totaling approximately $21.0 million. Our interest income and other income as a percentage of total sales and revenues were 0% and 0.1% for the years ended 2004 and 2003.

Trends and Factors that May Affect Future Operating Results

  Ethanol Supports

        As described in Item 1—Business, we receive significant benefits from federal and state statutes, regulations and programs and the trend at the governmental level appears to be to continue to try to provide economic support to the ethanol industry. Notwithstanding the above, changes to federal and state statutes, regulations or programs could have an adverse effect on our business. Recent federal legislation, however, has benefited the ethanol industry. In 2005, the Energy Policy Act was passed which contained a new support program, the RFS, which requires fuel refiners to use a certain minimum amount of renewable fuels (including ethanol) which will rise to 7.5 billion gallons by 2012. The Energy Policy Act also provides a small producer credit allowing qualifying producers to deduct form their federal income taxes $0.10 per gallon for the first 15 million gallons of ethanol produced in a given year. The VEETC, which provides a volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%, also encourages refiners and gasoline blenders to use ethanol.

        Similarly, the Wisconsin legislature is considering a bill to mandate that all gasoline sold in Wisconsin be blended with 10% ethanol. This legislation could increase total ethanol demand in Wisconsin to approximately 180 million gallons from approximately 120 million gallons today. The failure to pass this new legislation, or the removal of, or changes to, this legislation and programs could significantly impact our business and the ethanol industry.

        Further, clean air standards mandated by federal agencies continue to require major population centers to blend ethanol into their gasoline supplies as an oxygenate, in order to reduce harmful emissions. These mandates have been challenged legally in certain metropolitan areas. We could be significantly and adversely impacted by an unsuccessful outcome in this litigation, or by the removal of or adverse changes to these standards.

30

  Competition and Product Demand

        Ethanol demand in the United States in 2005 was approximately equal to ethanol production in the United States in 2005 at 4.3 billion gallons. Plans to construction new ethanol plants or expand existing plants have been announced which would increase ethanol production (if all plants and expansions are completed) to approximately 6.3 billion gallons.

        Ethanol demand is influenced primarily by its cost in relation to availability and cost of gasoline and other octane enhancing products, and also by availability of alternative oxygenates (where oxygenated fuels are required). The dramatic increase in gasoline prices in 2005 has increased demand for ethanol as a fuel extender, as the net cost of ethanol to blenders became less than unblended gasoline. With continued strong oil prices, and a corresponding increase in gasoline pricing, ethanol has become a much more competitive product in the marketplace. While a similarly dramatic decrease in the price of oil would have a negative effect on ethanol demand, such a decrease is not currently anticipated by most industry analysts. This increasing interest in ethanol could result in additional demand for ethanol and also additional production capacity being planned and built. The Renewable Fuels Association is predicting an additional 2 billion gallons of ethanol production in the next fourteen months. This additional production will come both from new plants already under construction and existing plants that are currently expanding.

        Negative publicity received by a competing oxygenate of ethanol, MTBE, in California and other states has also affected ethanol demand. Based on the discovery of MTBE in local water supplies, then California Governor Gray Davis issued an executive order in March of 1999 calling for the elimination of MTBE from California gasoline supplies by December 31, 2002. During 2004 and 2005, we shipped a significant quantity of ethanol to California. Other states have also legislated restrictions on the use of MTBE on the basis that the environmental risk of its use outweighs the air quality benefit. Under the provisions of the federal 1990 Clean Air Act, gasoline used in certain air quality "non-attainment" areas must contain a certain oxygen content during the wintertime months of September through March. Ethanol and MTBE are the two most common oxygenates. When MTBE use is limited, ethanol demand and usage will be substantially increased. The east coast areas of New York and Connecticut began using ethanol blended gasoline as of January 1, 2005, thus further increasing demand. The continued enforcement of the oxygenate standard could have a significant positive impact on ethanol demand. The replacement of MTBE with ethanol in California, Connecticut and New York will require approximately 1.7 billion gallons of ethanol each year to be consumed in those areas.

        Nationally, there is also a movement to eliminate MTBE. In addition to individual states which have restricted its use, federal legislation (as discussed above) has been proposed which has focused on a compromise solution which would phase out MTBE, eliminate the oxygen requirement of the Clean Air Act, and replace it with a renewable fuels content requirement that gradually increases over the next several years. If this solution were adopted, we believe that it would significantly increase the demand for ethanol over this time period. In short, current law is favorable to ethanol in that it requires oxygenate blending. If MTBE usage is reduced and the law is not changed, or if the oxygen requirement is replaced with a similar "renewable fuels" requirement, the ethanol industry stands to see stronger demand. Conversely, the elimination of the oxygen requirement without adopting a renewable fuels requirement (or other similar incentive for ethanol blending), could have a significantly negative impact on both ethanol demand and pricing.

        We have traditionally sold a majority of our fuel ethanol production based on short-term contracts. We are now attempting to make greater use of longer-term contracts to sell fuel ethanol to take advantage of the relatively higher price for ethanol. We believe that this strategy will provide a better basis for long-term planning, especially in the areas of production and margin predictability. As of February 12, 2006, we have contracted to sell 72% of our estimated ethanol production through December 2006.

31

  Commodity Prices

        Our primary grain feedstock is corn. The cost of corn is dependent upon factors that are generally unrelated to those affecting the price of ethanol. Corn prices generally vary with international and regional grain supplies, and can be significantly affected by weather, planting and carryout projections, government programs, exports, and other international and regional market conditions.

        Due to the significant expansion of the ethanol industry, corn futures have recently started to respond to this new demand. This trend is likely to continue but certainly is not the only factor. Factors such as USDA estimates of acres planted, export demand and domestic usage also have significant effects on the corn market. Ultimately, weather has and will probably continue to weigh the heaviest on the corn market. Current USDA estimates show a 2 billion bushel excess supply of corn from 2005. This large amount of excess corn should help limit the volatility of, and increases in, corn prices well into the 2006 spring planting season. Then other factors such as acres planted and weather could start to have more of an impact and lead to potentially volatile and higher corn prices.

  Natural Gas Prices

        Natural gas is an important input in our manufacturing process. We use natural gas to dry distillers grains for storage and transportation over longer distances. This allows us to market distillers grains to broader livestock markets in the United States. Throughout 2005, natural gas prices were available at prices exceeding historic average prices. Our current natural gas usage is approximate 121,000 British thermal units per month. We expect natural gas prices to remain high and possibly increase at least during the winter months of 2005-2006.

        Due to the active hurricane season in late 2005 that disrupted up to 29% of the natural gas wells, natural gas prices became historically high and volatile and we expect this trend to continue into 2006. Natural gas prices also tend to follow crude oil prices. Crude oil also hit historic highs during 2005 and we expect 2006 to be similar. We are currently 52% hedged on natural gas for the balance of 2006.

Liquidity and Capital Resources

        As of December 31, 2005, we had cash and cash equivalents of $1,526,528, current assets of $12,962,798 and available unused revolving loan proceeds of $9 million. For the year ended 2005, cash provided by operating activities was $14,578,273, cash paid for property and equipment was $9,977,465 and net cash used in financing activities was $6,013,663.

        On June 29, 2005, we entered into a Credit Facility with Agstar. The Credit Facility was structured as two term loans in the aggregate amount of $15,491,087 (the "Term Loan"), a convertible loan in the amount of $20,000,000 (the "Convertible Loan"), and a revolving loan in the amount of $9 million (the "Revolving Loan"). The Credit Facility replaces the Company's prior credit facility with First National Bank of Omaha (the "Prior Facility"), and also allows the Company to pay costs incurred by the Company under the Design-Build Agreement (as defined below) and related agreements, and to provide for operating capital.

        The Term Loan is structured as two Promissory Notes in the original principal amounts of $5,891,087 ("Note #1") and $9,600,000 ("Note #2"). Note #1 and Note #2 bear interest at a fixed rate of 6.97%. The Convertible Loan and the Revolving Loan bear interest at a variable rate equal to 2.75% above the LIBOR rate. The Company has the option to convert the Convertible Loan to a fixed rate loan under certain conditions, and the interest rates for Note #1, Note #2, the Convertible Loan and the Revolving Loan are subject to adjustment based on certain capital conditions of the Company.

        Borrowings under the Credit Facility are secured by substantially all of the assets of the Company. The Credit Facility contains financial and other covenants, and includes restrictions on certain activities of the Company, such as incurring additional debt. If an event of default, such as failure to make

32

required payments or a failure to comply with covenants after any applicable grace period, were to occur under the Credit Facility, Agstar would be entitled to, among other remedies, declare all amounts outstanding under the facility immediately due and payable, and to enforce its security interest and mortgage on the assets of the Company. The Company is in compliance with those covenants.

        To date we have spent approximately $7 million in construction and related costs on the facility addition. We anticipate that capital expenditures for the next year will be approximately $18 million for the continued construction of the build-out of our facility. We do not anticipate any other material expenditures over the next year.

Off-Balance Sheet Arrangements

        We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations

        We have the following contractual obligations as of December 31, 2005:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 Years	More than 5 Years
Long-term debt	$22,952,862	$2,144,563	$8,528,557	$12,279,742
Operating leases	0	0	0	0
Total contractual obligations	$22,952,862	$2,144,563	$8,528,557	$12,279,742

Recent Accounting Pronouncements

        In November 2004, the FASB issued FASB Statement No. 151, "Inventory Costs—an amendment of ARB No. 43" ("FAS 151"), which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. FAS No. 151 requires idle facility expenses, freight, handling costs, and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of FAS 151 will have no impact on the Company's consolidated financial position, results of operations or cash flows.

        In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("FAS 154"). FAS 154 replaces APB Opinion No. 20, "Accounting Changes" and FAS No. 3 "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. FAS 154 may require restatement of prior period financial statements for certain changes in accounting principles. The retroactive application of a change in accounting principle should be limited to the direct effect of the change. Changes in depreciation, amortization or depletion methods should be accounted for as a change in accounting estimate. Corrections of accounting errors will be accounted for under the guidance contained in APB Opinion No. 20. The effective date of this new pronouncement is for fiscal years beginning after December 15, 2005 and prospective application is required. The Company does not expect the adoption of FAS 154 to have a material impact on its consolidated financial statements.

        The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

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ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Our operations are exposed to market risks primarily as a result of changes in interest rates and commodity prices. We do not use derivative financial instruments for speculative or trading purposes.

  Interest Rate Risk

        We are exposed to market risk from changes in interest rates. Exposure to interest rate risk results from holding our credit agreements. The specifics of each credit agreement are discussed in greater detail in the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operation. A hypothetical 1% increase in interest rates applied to exposed liabilities as of December 31, 2005 would result in additional interest expense of approximately $200,000 for the remainder of 2006.

        We use debt to finance our expenditures. These agreements expose us to market risk related to changes in interest rates.

        The following table presents the carrying and fair value of our debt along with average interest rates. Fair values are calculated as the net present value of the expected cash flows of the financial instruments:

	Expected Maturity Dates
Financial Instrument	2006	2007	2008	2009	2010 & After	Total	Fair Value
Term Loan to AgStar	1,143,451	1,225,746	1,313,963	1,408,530	9,945,920	15,037,610	15,037,610
Interest Rate	6.97%	6.97%	6.97%	6.97%	6.97%
Convertible Loan Payable to AgStar	53,423	168,055	180,401	193,654	1,709,606	2,305,139	2,305,139
Interest Rate	Libor +2.75%	Libor +2.75%	Libor +2.75%	Libor +2.75%	Libor +2.75%
Note Payable to Utility Company	344,626	2,229,753				2,574,379	2,574,379
Interest Rate	3.00%	3.00%
Note Payable to Utility Company	576,263	587,894	599,760	611,866	624,217	3,000,000	3,000,000
Interest Rate	2.00%	2.00%	2.00%	2.00%	2.00%
Other Note Payable	26,800	8,934				35,734	35,734
Interest Rate	0%	0%

  Commodity Price Risk

        We are also exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on corn and natural gas in the ethanol production process, and the sale of ethanol. We seek to minimize the risks from fluctuations in the prices of corn through the use of hedging instruments. In practice, as markets move, we actively manage our risk and adjust hedging strategies as appropriate. Although we believe our hedge positions accomplish an economic hedge against our future purchases, they do not qualify for hedge accounting, which would match the gain or loss on our hedge positions to the specific commodity purchase being hedged. We are using fair value accounting for our hedge positions, which means as the current market price of our hedge positions changes, the gains and losses are immediately recognized in our cost of sales. For example, we would generally expect that a 10% increase in the cash price of corn would produce a $100,000 increase in the fair value of our derivative instruments based on our positions at December 31, 2005. Whereas a 10% decrease in the cash price of corn would produce a $100,000 decrease in the fair value of our derivative instruments based on our positions at December 31, 2005.

        The immediate recognition of hedging gains and losses under fair value accounting can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative

34

instruments relative to the cost and use of the commodity being hedged. As of December 31, 2005, the fair value of our derivative instruments for corn and ethanol was a liability of $100,032. There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of corn or ethanol. However, it is likely that commodity cash prices will have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price.

        To manage our corn price risk, our hedging strategy is designed to establish a price ceiling for our corn purchases. We have taken a net long position on our exchange traded futures and options contracts, which allows us to offset increases or decreases in the market price of corn. The upper limit of loss on our futures contracts is the difference between the futures price and the cash market price of corn at the time of the execution of the contract. The upper limit of loss on our exchange traded and over-the-counter option contracts is limited to the amount of the premium we paid for the option.

        We estimate that our expected corn usage is approximately 18.1 million bushels per year for the production of 50.5 million gallons of ethanol. As of today, we have cash, futures, and option contract price protection in place for 44% of our expected corn usage through December 31, 2006. We have 23% of our expected corn usage protected by cash purchase contracts through December 31, 2006. As we move forward, additional protection may be necessary. As corn prices move in reaction to market trends and information, our income statement will be affected depending on the impact such market movements have on the value of our derivative instruments. Depending on market movements, crop prospects and weather, these price protection positions may cause immediate adverse effects but are expected to produce long-term positive growth for the Company. Our current corn hedge position is based upon the amount of ethanol that we have currently sold for future delivery. This protects us against an increase in the variable price of our corn purchased against a fixed sales price of our ethanol sold. We intend to continue our hedging strategy based upon ethanol sales and market conditions.

        To manage our ethanol price risk, our hedging strategy is designed to establish a price floor for our ethanol sales. We are not offsetting ethanol sales with unleaded hedges at the current time. At present, the price of ethanol has increased. In the future, we may not be able to sell ethanol at a favorable price relative to gasoline prices, we also may not be able to sell ethanol at prices equal to or more than our current price. This would limit our ability to offset our costs of production. Currently, we are attempting to lock in favorable prices through forward contracting.

        As of today, we have forward cash contract price protection in place for 72% of our expected ethanol production through December 31, 2006. As we move forward, additional protection may be necessary. As ethanol prices move in reaction to market trends and information, our income statement will be affected depending on the impact such market movements have on the value of our derivative instruments. As we move forward into summer, additional price protection may be required. Depending on energy market movements, crop prospects and weather, these price protection positions may cause short-term adverse effects but are expected to produce long-term positive growth for the Company.

        To manage our natural gas price risk, we entered into a natural gas purchase agreement with our supplier to supply us with natural gas, fixing the price at which we purchase natural gas. The price of natural gas has risen substantially over the last several months and our strategy has been to purchase natural gas as needed and as the opportunities arise. However, we believe that the price of natural gas could drop in the future and are waiting to take advantage of such lower prices before making substantial new purchases of natural gas.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        Our financial statements and supplementary data are included on pages F-1 to F-16 of this Report.

ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

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ITEM 9A.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

        Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended), as of December 31, 2005 (the "Evaluation Date"), have concluded that our disclosure controls and procedures are effective in ensuring that material information required to be disclosed is included in the reports that we file with the Securities and Exchange Commission.

Changes in Internal Controls

        There have been no changes in our internal control over financial reporting that occurred during the fiscal year ended December 31, 2005, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Position
John L. Malchine	68	Chairman of the Board and Chief Executive Officer
Gary L. Kramer	57	President, General Manager and Director
David Kolsrud	57	Secretary and Director
Don Endres	45	Treasurer and Director
Wayne Mitchell	50	Director
Robert Wright	53	Director
David Fick	54	Director
James Leitzinger	50	Chief Financial Officer

John L. Malchine, Chairman of the Board and Chief Executive Officer

        Mr. Malchine is a co-founder and has served on our Board of Directors as Chairman since May 2000. His term as a Director expires in 2007. Approximately seventy percent of Mr. Malchine's professional time is devoted to his capacity as Chairman of the Board and Chief Executive Officer. Mr. Malchine assumed the role of Chief Executive Officer of the Company on August 30, 2001. From 1989 to March 2001, he served as president and co-owner of Norway Associates, Inc., a private real estate company that develops real estate projects for clinics. Norway Associates is currently inactive. From 1954 to 1994, Mr. Malchine was a self-employed farmer. From 1995 to 2002, Mr. Malchine was the chairman of the Wisconsin Agriculture, Trade and Consumer Protection Board. From 1997 to the present, he has also been a member of the Board of the Wisconsin Tax Commission, which regulates agricultural assessments in Wisconsin. From 1983 to the present, he has been a member of the Board of Directors of a unit of M&I Bank, in Burlington, Wisconsin, and is currently chairman of the loan committee. Mr. Malchine is also on the Board of Governors of the Southern Region of the Aurora Health Care System, which owns three hospitals and 21 clinics in southern Wisconsin. Mr. Malchine was elected to the Board of Adkins Energy in February 2000. He resigned in April 2000 from Adkins, and the cooperative redeemed his investment.

Gary L. Kramer, D.V.M., President, General Manager and Director

        Dr. Kramer is a co-founder and has served on our Board of Directors since May 2000. His term as a Director expires in 2008. Mr. Kramer devotes all of his professional time to his capacity as President, General Manager and Director. From 1973 to 2001, Dr. Kramer was a veterinarian, and recently retired as president and senior partner at Chapin, Sutter, Chapin, Ltd., of Lena, Illinois, a veterinary service corporation employing eight veterinarians. He received a doctorate in Veterinary Medicine from

36

Iowa State University. Prior to co-founding Badger State Ethanol, Dr. Kramer served as President of the Adkins Energy Cooperative from December 1998 to April 2000. Dr. Kramer has also served as a member of a number of professional organizations, including the American Veterinary Medical Association, American Association of Bovine Practitioners, Illinois Veterinary Medical Association, and Northern Illinois Veterinary Medical Association.

David Kolsrud, Secretary and Director

        Mr. Kolsrud has served on our Board of Directors since August 2001. His term as a Director expires in 2006. Approximately five percent of his professional time is devoted to his capacity as Secretary and Director of the Company. Mr. Kolsrud is the General Manager and a member of the Board of Directors of CORN-er Stone Farmers Cooperative, which he founded in 1995 and served as Chairman until 2000. Mr. Kolsrud also continues to work as a self-employed farmer, an occupation he has had since 1973. He also serves as Chairman of the Valley Springs Farmers Cooperative, a farm supply co-op in Valley Springs, South Dakota. He has served on that Board for 15 years and served as Chairman for the past 12 years. He formerly served as the Chairman of the Minnesota Coalition for Ethanol. Mr. Kolsrud also serves on the Board of Governors of AGRI-Energy, LLC (a 12 million gallon a year ethanol facility in Luverne, Minnesota). He has served on that Board since 1997 and served as its Vice President until 1999.

Don Endres, Treasurer and Director

        Mr. Endres has served on our Board of Directors since August 2001. His term as a Director expires in 2008. Approximately five percent of his professional time is devoted to his capacity as Treasurer and Director of the Company. Mr. Endres contributes more than 15 years of experience in building, operating and managing successful businesses. Mr. Endres currently serves as principal investor, Chairman and Chief Executive Officer of VeraSun Energy Corporation, an ethanol producer in Brookings, South Dakota. Mr. Endres also serves on the Board of Directors and Executive Committee of the Renewable Fuels Association. In 1999, Mr. Endres became a principal investor and board member of CoEv, Inc. CoEv turned profitable within the first year of operations and later merged with Tyco International Ltd. He also served as co-founder and Vice-Chairman of Glacial Lakes Energy, an ethanol production facility in Watertown, South Dakota. In 1985, Mr. Endres founded Special Teams, Inc. and served as President and General Manager. Special Teams was recognized by Inc. Magazine as one of the fastest growing privately held companies in the U.S. on the annual Inc. 500 List for both 1994 and 1995. It was sold to the American Express Company in 1995, and Mr. Endres served for two years as President of American Express Special Teams. Mr. Endres then co-founded and served as CEO of ExpressGold.com, Inc., an internet payments system company, which successfully merged with CyberSource Corporation in January of 2000. Mr. Endres graduated from South Dakota State University with a degree in Animal Science and minors in Computer Science and Economics. In 2000, he was recognized by South Dakota State University's College of Engineering as "Entrepreneur of the Year."

Wayne Mitchell, Director

        Mr. Mitchell has served on our Board of Directors since May 2001, when he was appointed to fill the Fagen, Inc. permanent seat. Approximately five percent of his professional time is devoted to his capacity as a Director of the Company. Mr. Mitchell is Senior Vice President, Technology and Business Development for Fagen, Inc. and has been in their employee since June 2000. Prior to joining Fagen, he served as Process Team Leader from May 1998 to June 2000 for Reilly Industries, Inc., where he directed multidisciplinary teams engaged in chemical process research and development. From March 1998 to June 2000, Mr. Mitchell was President and owner of Solid Rock Consulting, LLC, a private company providing consulting services to the ethanol industry. Solid Rock Consulting, LLC is currently inactive. From May 1996 to May 1998, he worked as Plant Manager and Quality Assurance Manager for Micronutrients, LLC, an animal feed supplement manufacturer. Prior to joining

37

Micronutrients, from January 1993 to May 1996, he served as the Design Engineer for Broin and Associates, Inc. where he performed detailed process design and start-up of dry grind ethanol plants. From August 1991 to January 1993, he served as senior environmental project engineer for Heritage Environmental Services, Inc. where he was involved in environmental consulting and project management at major oil refineries. Prior to that, Mr. Mitchell served as an area manager for Ethyl Corporation. Mr. Mitchell serves on the Board of Directors of five other ethanol plants, Husker Ag, LLC, in Plainview, NE, Platte Valley Fuel Ethanol, LLC in Central City, NE, United Wisconsin Grain Producers, LLC in Friesland, WI, Western Wisconsin Energy, LLC in Boyceville, WI, and Bushmills Ethanol, LLC in Atwater, MN. Mr. Mitchell has a B.S. in Chemical Engineering from the University of Wisconsin-Madison.

Robert Wright, Director

        Mr. Wright has served on our Board of Directors since August 2001. His term as a Director expires in 2007. Approximately five percent of his professional time is devoted to his capacity as a Director of the Company. Mr. Wright has served as the President, Chief Executive Officer and a principal shareholder of Murex N.A. since May 1992. Murex is a marketer of gasoline "blendstocks," such as fuel grade Ethanol, MTBE, Toluene, Methanol and Alkylate, to independent and major refiners in the United States. Mr. Wright is a graduate of Ohio State University with a degree in Chemical Engineering and the University of Toledo with a Masters in Business Administration.

David Fick, Director

        Mr. Fick has served on our Board of Directors since December 2004, when he was nominated by the Board of Directors to fill a vacated position. In February 2005, Mr. Fick was elected by the members of the Company to the Board of Directors. Mr. Fick resigned his position on the Board of Directors on January 31, 2006. His term as a Director would have expired in 2006.

Nathan Klassy, New Nominee, Director

        Mr. Klassy recently retired as Director of Public Works for the City of Monroe, Wisconsin a position he held for over 14 years. Through this position, Mr. Klassy effectively directed the business of the city while at the same time establishing hundreds of contacts throughout Wisconsin. Mr. Klassy continues to maintain contacts with several departments of the State of Wisconsin including the Departments of Transportation, Highways, Airports, Railroads, and DNR. Mr. Klassy serves on the Monroe Planning Commission and the Southwestern Regional Planning Commission, appointed by the Governor. Mr. Klassy is also on the Green County Solid Waste Board and Greenwood Cemetery Board, serving as chair on both.

James Leitzinger, Chief Financial Officer

        Mr. Leitzinger has served as our Chief Financial Officer since July 2002. Previously, Mr. Leitzinger served as the Director of Finance for the City of Freeport, IL for approximately two years. Prior to that, Mr. Leitzinger was employed as the Controller for Agri-Tech FS, Inc. from 1990 until 2000, and as the Controller for Widen Colourgraphics, LTD from 1988 to 1990. Mr. Leitzinger graduated from Edgewood College in Madison, Wisconsin and is a Certified Public Accountant licensed in Wisconsin since 1989.

Audit Committee and Audit Committee Financial Expert

        The Company does not have a separately-designated standing audit committee and our Board of Directors has not determined whether or not any Director qualifies as an audit committee financial expert, as defined under 17 C.F.R. § 228.401. The Company is not required to have an audit committee because it is not a listed issuer, as defined in Rule 10A-3 under the Securities Exchange Act of 1934.

Code of Ethics

        The Company has adopted a code of ethics. A copy of the Company's code of ethics is filed as Exhibit 14.1 hereto.

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ITEM 11.    EXECUTIVE COMPENSATION

        Gary Kramer serves as our President and General Manager. In 2005, he was compensated by us at an annual base salary of $100,000 per year. His current yearly salary is $125,000. John Malchine serves as Chief Executive Officer. In 2005, he was compensated by us at an annual base salary of $36,000 per year. His current salary is $45,000.

        We reimburse our officers for reasonable expenses incurred in connection with services rendered on our behalf. We recruit and hire permanent employees who are compensated on a regular basis pursuant to agreed upon salaries. We have not and do not expect to establish any option based or other type of equity incentive plan for employees. However, we offer to our full-time employees typical health and other employee benefits that do not discriminate in scope, terms or operation in favor of our executive officers or directors and that are available to all of our salaried employees.

        The following table summarized the compensation earned by our Chief Executive Officer and each of the other four most highly compensated executive officers in 2005, and for the years indicated below.

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other		Restricted Stock Awards		Securities Underlying Options/SARS		LTIP Payout		All Other Compensation
John L. Malchine Chief Executive Officer	2004 2005 2006	$ $ $	36,000 36,000 45,000	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0
Gary Kramer President and General Manager	2004 2005 2006	$ $ $	100,000 100,000 125,000	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0
James Leitzinger Chief Financial Officer	2004 2005 2006	$ $ $	65,000 72,100 78,355	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0

Employment Agreements

        We have no written employment agreements with any officer or Director. We may in the future enter into employment agreements with our officers or other employees that we may hire.

Reimbursement of Expenses

        Other than Mr. Malchine, Dr. Kramer and our Chief Financial Officer, we do not pay our officers and Directors any fees or salaries for their services to us; however, we do reimburse our officers for reasonable expenses incurred in connection with their service to us. During 2005, we reimbursed our officers and Directors a total of $36,274. We estimate that our officers and Directors will incur approximately $40,000 in reimbursable out-of-pocket expenses in the next 12 months. This is only an estimate and our officers and Directors expenses could be substantially higher than we anticipate.

39

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED MEMBER MATTERS

        We have no compensation plans under which the Company's securities are authorized for issuance. The following table sets forth certain information concerning the beneficial ownership of our Class A member units as of March 2, 2006. Unless otherwise indicated, the business address of each of the persons below is 820 West 17th Street, Monroe, Wisconsin 53566.

Title	Name and Address of Beneficial Owner			Amount and Nature of Beneficial Owner	Percent of Class
Director & Executive Officer	John L. Malchine	[1	]	600	3.03%
Director & Executive Officer	Gary L. Kramer	[2	]	920	4.65%
Director	David Fick			937	4.73%
Director	David Kolsrud			60	0.30%
Director	Don Endres			2,000	10.11%
Director	Wayne Mitchell			0	0.00%
Director	Robert Wright	[3	]	25	0.13%
Executive Officer	James Leitzinger			5	0.03%
Director & Executive Officers as a group	All executive officers and directors	[4	]	4,547	22.99%

[1]
Beneficial ownership includes 500 units owned individually and 100 units owned in joint tenancy.

[2]
Beneficial ownership includes 520 units owned individually and 400 units owned by arrangement.

[3]
Includes 25 units owned by Murex, for which Mr. Wright disclaims beneficial interest.

[4]
Includes the beneficial ownership of eight Directors and executive officers.

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since our inception, we have engaged in several transactions with related parties. We currently do not have outside Directors or unaffiliated members to evaluate related party transactions. Management believes that these transactions were as favorable as those that could have been obtained in an arms-length transaction.

Executive Salaries

        We currently compensate our executive officers pursuant to oral agreements for the salaries set forth below. We are currently compensating John Malchine, our Chief Executive Officer, $45,000 per year pursuant to an oral agreement. We are currently compensating Gary Kramer, our President and General Manager, $125,000 per year pursuant to an oral agreement.

Ethanol Agreement

        We entered into an ethanol purchase and marketing agreement with Murex granting Murex the exclusive rights to purchase and market all ethanol produced by the plant. Under the agreement, we have agreed to provide Murex with estimates of our production. Murex has agreed to purchase and deliver all the ethanol produced by the plant.

        The agreement with Murex expires in 2009 and automatically renews for one-year terms after 2009 unless either party provides notice prior to the renewal anniversary date. In addition, the agreement may be terminated by either party in the event of the other party's insolvency, force majeure for at least a period of twelve months, or the default, which is not cured, by the other party in the performance of any term or covenant. We may also terminate the agreement, following a decision of an

40

arbitrator, if Murex breaches its obligation to use its best efforts to obtain for us the highest purchase price available for ethanol, after considering its own resale costs and transportation costs.

        Murex is a member of the Company and has a representative on our Board of Directors.

Distillers Grains and Solubles Agreement

        We entered into a purchase and marketing agreement with United for the exclusive rights to purchase and market all of the distillers grains produced by the plant. Under the agreement, United has agreed to purchase our wet distillers grains with solubles and our dried distillers grains with solubles produced at the ethanol production plant. We are obligated to provide United a production schedule, the labor, equipment and facilities to meet United's loading schedule and to reserve storage space for the products. United has agreed to use its commercially reasonable efforts to achieve the highest resale price available under prevailing market conditions, in United's and our reasonable judgment.

        This exclusive agreement has an initial term which ended on October 25, 2005. The agreement was renewed under the automatic renewal provision which provides for successive one-year terms unless written notice of termination is issued 90 days prior to the end of the then current term. No written notice was provided by either party, therefore, this agreement is still in effect. This agreement may be terminated by the nondefaulting party in the event of default, which includes the failure to make payment when due, a default in the performance of a party's covenants and agreements and the insolvency of a party.

        United is an affiliate of ICM and Fagen. ICM was a member of the Company and had a representative on our Board of Directors until December, 2003. ICM was a prime subcontractor for the construction of the ethanol plant. Fagen is a member of the Company and currently has a representative on our Board of Directors. Fagen was the general contractor for the construction of the ethanol plant.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between and among our members, officers, Directors and their affiliates. Although our officers and Directors have fiduciary duties to us, certain of our Directors also owe fiduciary duties and other obligations to entities with whom we compete or do business with. Whenever conflicts arise between us and an officer or Director or an entity with whom that officer or Director is affiliated, the Board as a whole will seek to resolve the conflict. A Director will not participate when the Board considers a transaction where he or she has a conflict of interest. We do not have a committee of independent Directors or members or an otherwise disinterested body to consider transactions or arrangements that result from, or are fraught with conflicts of interest. Some conflict situations include disputes that may arise between us and Fagen or ICM as a result of the construction of the ethanol plant are expected to be resolved through binding arbitration according to construction industry rules.

        Conflicts of interest could arise in the situations described below, among others:

  •
  We will engage in transactions with affiliates of our Directors. Members will have no right to individually enforce the obligations of our Directors or their affiliates in our favor.

  •
  Our Directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of Director's expenses, loan covenants, capital improvements and contingencies that will effect the amount of cash available for distribution to members. We have representatives of Murex and Fagen (an affiliate of United) on our Board and formerly had a representative of ICM (an affiliate of United) on our Board. We engage in transactions with Murex and United. Our

41

    expenditures, reserves and the amount of cash available for distribution may be affected by these transactions and our relationship with Murex and United.

  •
  We will reimburse our Directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that Directors submit to us.

  •
  We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

  •
  Fagen Inc., Mr. Mitchell, Mr. Endres, Mr. Kolsrud, Mr. Fick and Mr. Wright, are involved in and/or own interests in various ethanol construction and development projects throughout the United States and in Wisconsin. These projects will compete with our project for purchasing corn and other raw material supplies, and the sale of ethanol and distillers grains. Our operating agreement does not prevent our Directors from being involved in activities that compete with us.

  •
  Our Directors or their affiliates may loan money to us for which we may pay interest up to a rate of prime plus 4%.

ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES AUDIT AND NON-AUDIT FEES

        For the fiscal year ended December 31, 2005 and 2004, professional services were performed by Grant Thornton LLP. The following table presents fees for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Grant Thornton LLP during those periods.

	December 31, 2005	December 31, 2004
Audit Fees(1)	$99,115	$74,900
Tax Fees	20,225	11,000
All Other Fees	0	0

TOTAL	$119,340	$85,900

(1)
Represents the aggregate fees billed covering the audit of our annual financial statements and the review of our financial statements for the first, second and third quarters of 2004 and 2005.

        The above listed fees were pre-approved by the Board of Directors of the Company. The percentage of hours expended on audit by persons other than the Company's principal accountant's full-time, permanent employees did not exceed 50%.

        It is the Company's policy to pre-approve all services provided by Grant Thornton LLP. As of the date of this filing, the Company's current policy is to not engage Grant Thornton LLP to provide, among other things, bookkeeping services, appraisal or valuation services, or internal audit services. The policy provides that the Company engage Grant Thornton to provide audit, tax and other assurance services, such as review of SEC reports or filings. The Board of Directors considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of the independent auditors.

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PART IV

ITEM 15.    EXHIBITS AND REPORTS ON FORM 8-K

        (a)   Financial Statements. An index to the financial statements included in this report appears at page F-1. The financial statements appear at page F-2 through F-16 of this report.

         Exhibits.    The following exhibits are filed as part of this report. Exhibits previously filed are incorporated by reference, as noted.

Exhibit No.	Exhibit
3.1	Articles of Organization of the registrant. Filed as Exhibit 3.1 to the registrant's registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
3.2	Operating Agreement of the registrant. Filed as Exhibit 3.2 to the registrant's registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
3.3
Amended and Restated Operating Agreement of the registrant. Filed as Exhibit 3.2 to the registrant's February 27, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
3.4
Second Amended and Restated Operating Agreement of the registrant. Filed as Exhibit 3.2 to the registrant's March 29, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
4.1
Form of Class A Unit Certificate of the registrant. Filed as Exhibit 4.1 to the registrant's February 27, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
4.2
Form of Subscription Agreement of the registrant. Filed as Exhibit 4.2 to the registrant's February 27, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
4.3	Escrow Agreement. Filed as Exhibit 4.3 to the registrant's February 27, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
4.4
Form of Class A Unit Certificate of the registrant. Filed as Exhibit 4.1 to the registrant's March 29, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
4.5
Form of Subscription Agreement of the registrant. Filed as Exhibit 4.2 to the registrant's March 29, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
4.6
Form of Subscription Agreement of the registrant. Filed as Exhibit 4.2 to the registrant's April 20, 2001 amendment to the registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
10.1
Agreement dated June 14, 2000 between Badger State Ethanol, LLC and U.S. Energy Services. Filed as Exhibit 10.4 to the registrant's registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
10.2
Development Agreement dated October 11, 2000 between Badger State Ethanol, LLC and the City of Monroe, Wisconsin. Filed as Exhibit 10.5 to the registrant's registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.

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10.3	Form of Teaming Agreement. Filed as Exhibit 10.6 to the registrant's registration statement on Form SB-2 (Commission File 333-50568) and incorporated by reference herein.
10.4
Amendment to Development Agreement between Badger State Ethanol, LLC and the City of Monroe, Wisconsin. Filed as Exhibit 10.1 to the registrant's quarterly report for the period ending March 31, 2001 on Form 10-QSB (Commission File 333-50568) and incorporated by reference herein.
10.5
Ethanol Purchase and Sale Agreement dated August 8, 2001, between Badger State Ethanol, LLC and Murex N.A., Ltd. Filed as Exhibit 10.1 to the registrant's quarterly report for the period ending September 30, 2001 on Form 10-QSB (Commission File 333-50568) and incorporated by reference herein.*
10.6
Purchase and Sale Agreement dated August 28, 2001, between Badger State Ethanol, LLC and ICM Marketing, Inc. Filed as Exhibit 10.2 to the registrant's quarterly report for the period ending September 30, 2001 on Form 10-QSB (Commission File 333-50568) and incorporated by reference herein.*
10.7
Construction Loan Agreement dated August 28, 2001, by and between Badger State Ethanol, LLC and First National Bank of Omaha. Filed as Exhibit 10.3 to the registrant's quarterly report for the period ending September 30, 2001 on Form 10-QSB (Commission File 333-50568) and incorporated by reference herein.
10.8
First Amendment to Construction Loan Agreement dated August 27, 2002, by and between First National Bank of Omaha and Badger State Ethanol, LLC. Filed as Exhibit 10.8 to the registrant's annual report for the period ending December 31, 2002 on Form 10-K (Commission File 333-50568) and incorporated by reference herein.
10.9
Second Amendment to Construction Loan Agreement dated January 1, 2004, by and between First National Bank of Omaha and Badger State Ethanol, LLC. Filed as Exhibit 10.9 to the registrant's annual report for the period ending December 31, 2002 on Form 10-K (Commission File 333-50568) and incorporated by reference herein.
10.10
Revolving Promissory Note dated August 25, 2005, by and between First National Bank of Omaha and Badger State Ethanol, LLC. Filed as Exhibit 10.10 to the registrant's annual report for the period ending December 31, 2005 on Form 10-K (Commission File 333-50568) and incorporated by reference herein.
10.11
Loan Agreement, dated June 22, 2005 by and among Badger State Ethanol, LLC and Agstar Financial Services, PCA, and the related Promissory Notes, Convertible Note and Revolving Note. Filed as Exhibit 10.1 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein.
10.12
Agreement Between Owner and Design-Builder, dated June 23, 2005, by and between Badger State Ethanol, LLC and AMG/GCI, LLC. Filed as Exhibit 10.2 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein.
10.13
License Agreement, dated June 23, 2005, by and between Badger State Ethanol, LLC and CVP, LLC. Filed as Exhibit 10.3 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein. *

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10.14
Services and Guarantee Agreement, dated June 23, 2005, by and between Badger State Ethanol, LLC and CVP, LLC. Filed as Exhibit 10.4 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein. *
10.15
Corn Protein Concentrate Marketing Agreement, dated June 23, 2005, by and between Badger State Ethanol, LLC and Quality Technology International, Inc. Filed as Exhibit 10.5 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein. *
10.16
Corn Germ Marketing Agreement, dated July 7, 2005, by and between Badger State Ethanol, LLC and Quality Technology International, Inc. Filed as Exhibit 10.6 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein. *
10.17
Membership Interest Purchase Agreement dated August 5, 2005, by and between Badger State Ethanol, LLC and Farm City Elevator, Inc. Filed as Exhibit 10.7 to the registrant's quarterly report for the period ending June 30, 2005 on Form 10-Q (Commission File 333-50568) and incorporated by reference herein.
14.1
Code of Ethics of Badger State Ethanol, LLC adopted September 29, 2005. Filed as Exhibit 14.1 to the registrant's annual report for the period ending December 31, 2005 on Form 10-K (Commission File 333-50568).
31.1	Certification by Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934).
31.2	Certification by Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934).
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        *      Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the Securities and Exchange Commission.

        (b)   Reports on Form 8-K. Current Report on Form 8-K, dated December 27, 2005, containing a copy of the Company's newsletter and Current Report on Form 8-K, dated January 30, 2006 announcing the reclassification of the Company's Class A Membership units.

45

SIGNATURES

        In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 2, 2006	BADGER STATE ETHANOL, LLC
	By:	/s/ GARY L. KRAMER Gary L. Kramer President and General Manager

        In accordance with the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant, and in the capacities and on the dates indicated.

/s/ JOHN L. MALCHINE John L. Malchine Chairman of the Board and Chief Executive Officer	March 2, 2006
/s/ GARY L. KRAMER Gary L. Kramer Director, President and General Manager	March 2, 2006
/s/ DAVID KOLSRUD David Kolsrud Director and Secretary	March 2, 2006
/s/ DON ENDRES Don Endres Director and Treasurer	March 2, 2006
/s/ WAYNE MITCHELL Wayne Mitchell Director	March 2, 2006
/s/ ROBERT WRIGHT Robert Wright Director	March 2, 2006
/s/ JAMES LEITZINGER James Leitzinger Chief Financial Officer	March 2, 2006

46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members
 Badger State Ethanol, LLC

We have audited the accompanying consolidated balance sheets of Badger State Ethanol, LLC and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, members' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Badger State Ethanol, LLC and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Madison, Wisconsin
January 30, 2006

BADGER STATE ETHANOL, LLC

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,526,528	$3,807,383
Accounts receivable:
Trade	6,045,414	5,896,669
Government incentive payments	—	100,000
Inventories	5,127,902	2,513,357
Margin deposits	144,234	2,191,259
Other assets	118,720	189,615

Total current assets	12,962,798	14,698,283
PROPERTY AND EQUIPMENT, at cost
Plant buildings and equipment	51,117,796	47,880,729
Land and land improvements	1,609,737	1,398,917
Office buildings and equipment	499,467	476,467

	53,227,000	49,756,113
Less accumulated depreciation and amortization	7,170,632	4,780,896

	46,056,368	44,975,217
Construction in progress	6,500,133	—

	52,556,501	44,975,217
OTHER ASSETS
Intangible assets	868,000	—
Other	224,830	528,106

	1,092,830	528,106

TOTAL ASSETS	$66,612,129	$60,201,606

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$2,144,563	$3,409,246
Accounts payable	2,084,725	1,700,616
Accrued property taxes	307,449	419,973
Accrued liabilities	434,737	644,259
Derivative contracts	100,032	1,989,565
Deferred revenue	1,010,200	329,569

Total current liabilities	6,081,706	8,493,228
LONG-TERM DEBT, less current maturities	20,808,299	17,635,157
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY
Members' contributions	17,859,787	17,859,787
Retained earnings	21,862,337	16,213,434

	39,722,124	34,073,221

TOTAL LIABILITIES AND MEMBERS' EQUITY	$66,612,129	$60,201,606

The accompanying notes are an integral part of these consolidated statements.

BADGER STATE ETHANOL, LLC

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Sales and revenues	$97,652,135	$92,084,766	$74,149,226
Cost of sales	79,488,978	75,471,115	57,799,611

Gross margin	18,163,157	16,613,651	16,349,615
Selling, general and administrative expenses	3,284,996	2,940,724	2,663,322

Operating income	14,878,161	13,672,927	13,686,293
Interest expense	(1,591,002)	(1,311,346)	(1,846,937)
Interest income	34,056	22,889	7,894
Other income	—	—	65,229

Net income	$13,321,215	$12,384,470	$11,912,479

Net income per unit—basic and diluted	$673.67	$626.30	$602.43

Weighted average units outstanding—basic and diluted	19,774	19,774	19,774

The accompanying notes are an integral part of these consolidated statements.

BADGER STATE ETHANOL, LLC

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Years ended December 31, 2005, 2004 and 2003

	Members' units	Members' contributions	Retained earnings (accumulated deficit)	Total
Balance, January 1, 2003	19,774	$17,859,787	$(3,140,015)	$14,719,772
Net income	—	—	11,912,479	11,912,479

Balance, December 31, 2003	19,774	17,859,787	8,772,464	26,632,251
Dividends paid	—	(4,943,500)	(4,943,500)
Net income	—	12,384,470	12,384,470

Balance, December 31, 2004	19,774	17,859,787	16,213,434	34,073,221
Dividends paid	—	(7,672,312)	(7,672,312)
Net income	—	13,321,215	13,321,215

Balance, December 31, 2005	19,774	$17,859,787	$21,862,337	$39,722,124

The accompanying notes are an integral part of these consolidated statements.

BADGER STATE ETHANOL, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities
Net income	$13,321,215	$12,384,470	$11,912,479
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,949,267	2,445,422	2,350,170
Changes in operating assets and liabilities:
Trade accounts receivable	(148,745)	(1,767,505)	(712,783)
Government incentive payments receivable	100,000	1,012,426	(1,112,426)
Inventories	(2,614,545)	(130,080)	(632,034)
Margin deposits	2,047,025	(1,957,259)	176,000
Other assets	70,895	300,842	(218,440)
Derivative contracts	(1,889,533)	2,225,302	(666,976)
Accounts payable	384,109	960,775	(1,168,778)
Accrued property taxes	(112,524)	139,973	280,000
Accrued liabilities	(209,522)	(789,396)	441,987
Deferred revenue	680,631	329,569	—

Net cash provided by operating activities	14,578,273	15,154,539	10,649,199
Cash flows from investing activities
Cost of property and equipment	(9,977,465)	(2,077,890)	(1,162,794)
Payments for intangible assets	(868,000)	—	—

Net cash used in investing activities	(10,845,465)	(2,077,890)	(1,162,794)
Cash flows from financing activities
Net change in line of credit	—	—	(1,747,980)
Payments of financing fees	(249,810)	—	(306,000)
Proceeds from long-term debt financing	20,796,226	—	927,880
Payments on long-term debt financing	(18,887,767)	(6,136,256)	(7,142,181)
Payment of dividends	(7,672,312)	(4,943,500)	—

Net cash used in financing activities	(6,013,663)	(11,079,756)	(8,268,281)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,280,855)	1,996,893	1,218,124
Cash and cash equivalents at beginning of year	3,807,383	1,810,490	592,366

Cash and cash equivalents at end of year	$1,526,528	$3,807,383	$1,810,490

Supplemental disclosure of cash flow information:
Interest paid	$1,310,148	$1,381,947	$1,858,655

Supplemental disclosure of noncash operating, investing and financing activities:
Purchase of equipment with long-term debt	$—	$80,400	$—

The accompanying notes are an integral part of these consolidated statements.

BADGER STATE ETHANOL, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Badger State Ethanol, LLC (the "Company") operates an ethanol plant in Wisconsin that began operations in October 2002 and a fuel station that began operations in October 2005. The Company sells its production of ethanol and related products domestically and operates in one business segment. Revenue from fuel sales was not material for the year ended December 31, 2005.

        A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

1.    Principles of Consolidation

        The accompanying consolidated financial statements for fiscal 2005 include the accounts of the Company and it's wholly-owned subsidiaries, Spring Valley Ventures, LLC and Smart Station Ventures, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

2.    Use of Estimates

        Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    Revenue Recognition

        The Company recognizes revenue at the time title to the goods and all risks of ownership transfer to customers. This occurs upon the date of shipment.

        The Company recognizes revenue from federal and state incentive payments when all requirements of the program have been met and payments are assured.

4.    Freight Costs

        The Company reflects freight costs associated with shipping its products to customers as a component of cost of goods sold.

5.    Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

6.    Accounts Receivable

        Trade accounts receivable are due from customers for ethanol and distillers grains sales. The Company grants credit to customers in the normal course of business. Credit is extended based on an evaluation of a customer's financial condition and, generally, collateral is not required. Accounts outstanding longer than the contractual payment terms are considered past due. Management performs on-going credit evaluations of customers and maintains allowances for potential credit losses when required. At December 31, 2005 and 2004, the Company believes all receivables are fully collectible and no allowance for doubtful accounts is deemed necessary. This decision is based on considering a number of factors, including length of time trade accounts receivable are past due, the customers'

previous loss history, the customers' current ability to pay their obligations to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible, and payments subsequently received on such receivables are directly credited as a reduction to bad debt expense. As of this filing, there have been no write-offs. Interest is charged on past due receivables for purchases on the Company's fuel charge card.

7.    Concentrations of Credit Risk

        The Company's cash balances are maintained in bank depositories primarily at one financial institution and exceed federally insured limits. The Company does not believe it is exposed to significant credit risk as it relates to cash balances. Accounts receivable are primarily with two customers (see note I) and the Company, generally, does not require collateral or other security to support these receivables.

8.    Fair Value of Financial Instruments

        The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value, because of the relatively short maturity of these instruments. The carrying value of long-term debt, including the current portion, approximates fair value due to either the interest being determined by variable rates, repricing periodically, or because the fixed rate approximates the current market rate of interest available to the Company. All derivative contracts are recorded at fair market value.

9.    Inventories

        Inventories are stated at the lower of cost or net realizable value. Costs are determined using the first-in, first-out (FIFO) method.

10.    Derivative Instruments

        The Company enters into derivative contracts to manage the Company's exposure to price risk related to forecasted corn, forward corn purchase contracts and forecasted ethanol sales. The Company does not typically enter into derivative instruments other than for hedging purposes. All derivative contracts are recognized on the December 31, 2005 and 2004 balance sheets at their fair market value.

        FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Actvities", ("FAS 133") requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from FAS 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the accounting and reporting requirements of FAS 133.

        On the date the derivative instrument is entered into, the Company will designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or (3) will not designate the derivative as a hedge. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded in current period earnings.

        At December 31, 2005 and 2004 no derivative contracts were designated as hedges for accounting purposes and all changes in market value have been recognized through cost of sales. The amount recorded for derivative contracts was a liability of $100,032 and $1,989,565 at December 31, 2005 and 2004. The Company has recorded an increase to cost of sales of $1,385,370, $2,205,578 and $621,722 related to its derivative contracts for the years ended December 31, 2005, 2004 and 2003.

11.    Property and Equipment

        Property and equipment are stated at cost, including capitalized interest incurred during the period of asset completion or preparation for use, less accumulated depreciation. Depreciation and amortization of property and equipment are provided in amounts sufficient to relate the cost of the related assets to operations over their estimated service lives using the straight-line method. Depreciation and amortization for income tax reporting purposes are computed using accelerated methods. The ranges of the estimated useful lives for the major classes of property and equipment are as follows:

Plant buildings and equipment	5 to 30 years
Land and land improvements	10 to 30 years
Office buildings and equipment	3 to 30 years

12.    Intangible Assets

        Intangible assets consist of costs related to licensed technology for use within the Company's plant. The costs are capitalized as incurred and amortized over their estimated useful lives of two years using the straight-line method.

13.    Net Income Per Unit

        Basic and diluted net income per unit are computed by dividing the net income by the weighted average units outstanding for the year. At December 31, 2005, 2004 and 2003, the Company had no equity instruments that would be considered unit equivalents for purposes of calculating net income per unit.

14.    Recent Accounting Pronouncements

        In November 2004, the FASB issued FASB Statement No. 151, "Inventory Costs—an amendment of ARB No. 43" ("FAS 151"), which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. FAS No. 151 requires idle facility expenses, freight, handling costs, and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of FAS 151 will have no impact on the Company's consolidated financial position, results of operations or cash flows.

        In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("FAS 154"). FAS 154 replaces APB Opinion No. 20, "Accounting Changes" and FAS No. 3 "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. FAS 154 may require restatement of prior period financial statements for certain changes in accounting principles. The retroactive application of a change in accounting principle should be limited to the direct effect of the change. Changes in depreciation, amortization or depletion methods should be accounted for as a change in accounting estimate. Corrections of accounting errors will be accounted for under the guidance contained in APB Opinion No. 20. The effective date of this new pronouncement is for fiscal years beginning after December 15, 2005 and prospective application is required. The Company does not expect the adoption of FAS 154 to have a material impact on its consolidated financial statements.

        The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE B—GOVERNMENT INCENTIVE PAYMENTS

        The Company has recorded revenue of $633,333, $333 and $2,265,292 for the years ended December 31, 2005, 2004 and 2003, related to incentive payments received under the State of Wisconsin Producer Subsidy Payment program (Wisconsin Producer program).

        The Company has recorded revenue of $175,253, $2,060,129 and $7,979,426 for the years ended December 31, 2005, 2004 and 2003 related to incentive payments received under the United States Department of Agriculture Commodity Credit Corporation's Bioenergy Program (US CCC Program).

NOTE C—INVENTORIES

        Inventories consist of the following at December 31:

	2005	2004
Raw materials	$3,411,478	$1,244,352
Work-in-process	395,198	355,202
Finished goods	1,321,226	913,803

Total inventories	$5,127,902	$2,513,357

NOTE D—ASSET ACQUISITION

        On August 4, 2005, the Company loaned approximately $2,585,000 (the "Loan") to Spring Valley Ventures, LLC, a Wisconsin limited liability Company ("Spring Valley Ventures"). On August 5, 2005, the Company acquired all of the capital interests of Spring Valley Ventures for the amount of $103,360 and converted the Loan into equity interests in Spring Valley Ventures, which is now a wholly-owned subsidiary of the Company. The Company acquired Spring Valley Ventures in order to provide additional corn storage and direct access to corn supply for the Company's ethanol plant. The assets of Spring Valley Ventures consisted only of land and grain elevator assets and did not include any other business operations or assumptions of liabilities. The final acquisition price of approximately $2,700,000 has been allocated to land and land improvements and plant buildings and equipment on the balance sheet.

NOTE E—LONG-TERM DEBT

        The Company executed a credit facility (the "Credit Facility") with AgStar Financial Services, PCA ("AgStar") dated June 22, 2005, which was held in escrow pursuant to an agreement between the parties and entered into on June 29, 2005. The Credit Facility is structured as two notes payable in an original aggregate amount of $15,491,087 (the "Term Loan"), a convertible note payable in the amount of $20,000,000 (the "Convertible Loan"), and a revolving loan in the amount of $9,000,000 (the "Revolving Loan"). The Credit Facility replaces the Company's prior credit facility (the "Prior Facility"), and allows the Company to pay costs expected to be incurred under various agreements to construct the addition to the plant to produce corn protein concentrate and corn germ (see note F) and to provide for operating capital.

        The Term Loan is structured as two Promissory Notes in the original principal amounts of $5,891,087 ("Note #1") and $9,600,000 ("Note #2"). Note #1 and Note #2 bear interest at a fixed rate of 6.97%. The Convertible Loan and the Revolving Loan bear interest at a variable rate equal to 2.75% above the LIBOR rate. The Company has the option to convert the Convertible Loan to a fixed rate loan under certain conditions, and the interest rates for Note #1, Note #2, the Convertible Loan and the Revolving Loan are subject to adjustment based on certain capital conditions of the Company.

        Borrowings under the Credit Facility are secured by substantially all of the assets of the Company. The Credit Facility contains financial and other covenants, and includes restrictions on certain activities of the Company, such as incurring additional debt. If an event of default, such as failure to make required payments or a failure to comply with covenants after any applicable grace period, were to occur under the Credit Facility, AgStar would be entitled to, among other remedies, declare all amounts outstanding under the facility immediately due and payable, and to enforce its security interest and mortgage on the assets of the Company. The Company was in compliance with these covenants at December 31, 2005.

        At December 31, 2005, the Company had $15,037,610 outstanding under the Term Loan and $2,305,139 under the Convertible Loan. There were no amounts outstanding on the Revolving Loan at December 31, 2005. At December 31, 2004 the balance outstanding under the Prior Facility was $18,037,219.

        Long-term debt consists of the following as of December 31:

	2005	2004
Note payable to First National Bank; refinanced with AgStar in June 2005	$—	$18,037,219
Term loan to AgStar, secured by a general business security interest; interest accrues at 6.97%. This note is payable in monthly principal and interest payments of $179,625, with a final payment due July 1, 2010.	15,037,610	—
Convertible loan to AgStar, secured by general business security interest; variable interest rate at LIBOR + 2.75%, (6.86% at December 31, 2005) with final payment due on the Conversion Date, the Conversion Date being such time as when the lender receives a project completion certificate.	2,305,139
Note payable to utility company; secured by specific equipment and guaranteed by the City of Monroe, Wisconsin; interest accrues at 3%. The note is payable in monthly principal and interest payments of $34,762 with a final payment due November 2007	2,574,379	2,908,831
Note payable to utility company; secured by specific equipment, interest accrues at 2%. The note is payable in monthly principal and interest payments of $52,583 with a final payment due December 2010.	3,000,000	—
Note payable; secured by specific equipment; payable in monthly principal payments of $2,233, with final payment due in 2007. This note was offered at zero percent financing.	35,734	98,353

	22,952,862	21,044,403
Less current maturities	2,144,563	3,409,246

	$20,808,299	$17,635,157

        Future maturities of long-term debt as of December 31, 2005 are as follows:

Years ending December 31,
2006	$2,144,563
2007	4,220,382
2008	2,094,125
2009	2,214,050
2010	10,778,017
Thereafter	1,501,725

$22,952,862

NOTE F—COMMITMENTS AND CONTINGENCIES

        The Company had forward contracts to purchase approximately 4,389,000 and 3,280,000 bushels of corn at various prices at December 31, 2005 and 2004. The Company had additional forward contracts to purchase approximately 3,403,000 and 3,021,000 bushels of corn that were not yet priced at December 31, 2005 and 2004. There were no unrealized losses on open forward contracts that were priced at December 31, 2005. The Company recorded an unrealized loss of $218,989 on open forward contracts that were priced at December 31, 2004.

        On June 29, 2005, the Company entered into various agreements to construct an approximately $25,000,000 addition to the Company's ethanol plant for the production of corn protein concentrate and corn germ. The Company expects commercial production to begin July 2006. In addition, the Company entered into two marketing agreements with a third party: one for the sale of all the corn protein concentrate produced by the Company and the other for the sale of all corn germ produced by the Company. These agreements expire on the fifth anniversary of the date of first commercial production. As of December 31, 2005, construction costs of $6,500,133 are included in construction in progress.

        In addition, the Company executed a license agreement dated as of June 23, 2005 with a third party (the "License Agreement"), which was entered into on June 29, 2005. Pursuant to the License Agreement, the Company will license certain technology to use in the construction and operation of the addition to the Company's plant. The license provided under the License Agreement is irrevocable and perpetual. The Company paid $868,000 in connection with the License Agreement which is recorded as intangible assets at December 31, 2005.

        The Company leases railcars under an operating lease. This lease continues on a month to month basis. Total rent expense for all operating leases was $120,000, $63,750 and $68,625 for the years ended December 31, 2005, 2004 and 2003. There were no future minimum lease payments under this lease as of December 31, 2005.

NOTE G—RELATED PARTIES

        The Company's sole ethanol marketing company is a member and has a representative on the Company's Board of Directors. Sales for the years ended December 31, 2005, 2004 and 2003 to the member were $76,540,450, $72,095,421 and $52,077,172, respectively. Trade accounts receivable from the ethanol marketing company at December 31, 2005 and 2004 were $5,682,150 and $5,145,505, respectively.

        In connection with the sales activities of the ethanol marketing company the Company recorded expenses of $5,080,378, $4,773,310 and $4,832,854 related to railcar, freight and marketing fees for the years ended December 31, 2005, 2004 and 2003.

        An affiliate of the Company's sole distillers grain marketing company is a member and has a representative on the Company's Board of Directors. Sales for the years ended December 31, 2005, 2004 and 2003 to the distillers grain marketing company were $12,150,780, $15,667,441 and $10,765,583, respectively. Trade accounts receivable from the distillers grain marketing company at December 31, 2005 and 2004 were $227,810 and $243,263, respectively.

NOTE H—RETIREMENT PLAN

        Effective January 1, 2003, the Company established a 401(k) Plan for all employees of the Company. The Company may make profit sharing contributions to the plan at the discretion of the Company's Board of Directors. The Company's discretionary contribution was $54,243, $21,949 and $21,592 in 2005, 2004 and 2003.

NOTE I—MAJOR CUSTOMERS

        The Company has two major customers that accounted for 79% and 13% of sales and revenues for the year ended December 31, 2005, 78% and 17% of sales and revenues for the year ended

December 31, 2004 and 70% and 15% of sales and revenues for the year ended December 31, 2003. Revenue from major customers follows for the years ended December 31:

	2005	2004	2003
Ethanol marketing company	$76,540,450	$72,095,421	$52,077,172
Customer A	12,150,780	15,667,440	10,765,583

        Accounts receivable from major customers consisted of the following as of December 31:

	2005	2004
Ethanol marketing company	$5,682,150	$5,145,505
Customer A	227,810	243,362

NOTE J—INCOME TAXES

        Due to the Company's organization as a limited liability company, the income or loss of the Company is reportable by the respective members on their personal income tax returns. Therefore, no income tax provision has been included in the accompanying consolidated financial statements.

        The differences between consolidated financial statement basis and tax basis of assets are as follows as of December 31:

	2005	2004
Consolidated financial statement basis of assets	$66,612,129	$60,201,606
Plus: derivative contracts, start-up costs and other, net	(548,164)	(376,282)
Less: accumulated tax depreciation and amortization greater than financial statement basis	(31,885,329)	(26,815,539)

Income tax basis of assets	$34,178,636	$33,009,785

        There were no significant differences between the consolidated financial statement basis and tax basis of the Company's liabilities.

NOTE K—MEMBERS' EQUITY

        As specified in the Company's operating agreement, the Company has three classes of member units: Class A, Class B, and Class C.

        All members' units outstanding at December 31, 2005, 2004 and 2003 are Class A member units and provide for voting and income allocation rights based upon the number of units held.

NOTE L—QUARTERLY INFORMATION (UNAUDITED)

        The following is a summary of the Company's quarterly operating results for the years ended December 31, 2005 and 2004:

	Quarterly
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Year ended December 31, 2005
Sales and revenues	$24,682,721	$22,629,981	$24,792,787	$25,546,646
Gross margin	5,253,202	3,491,657	4,605,599	4,812,699
Net income	4,205,134	2,026,971	3,527,398	3,561,712
Net income per unit—basic and diluted	$212.66	$102.51	$178.39	$180.11
	Quarterly
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Year ended December 31, 2004
Sales and revenues	$23,431,743	$22,318,528	$24,032,104	$22,302,391
Gross margin	9,229,219	1,117,404	1,345,899	4,921,129
Net income	8,124,885	40,339	312,195	3,907,052
Net income per unit—basic and diluted	$410.89	$2.04	$15.79	$197.58

NOTE M—SUBSEQUENT EVENTS

        The Company's Board of Directors on January 26, 2006 declared a distribution of $500 per unit to be paid to all members of record at December 31, 2005. The total distribution will be $9,887,000.

        The Company's Board of Directors announced on January 30, 2006 its intent to engage in a reclassification of the Company's Class A units. The proposed transaction will provide for the reclassification of the Company's Class A units held by unit holders who are the record holders of 20 or fewer Class A units. In connection with the reclassification, each Class A unit held by such record holders will be reclassified on the basis of one Class A-1 unit for each Class A unit held by such unit holders. All other Class A units will remain outstanding and be unaffected by the reclassification. If the Company's members approve the proposed amendments to the Company's operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 Class A unit holders of record, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

BADGER STATE ETHANOL, LLC
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF MEMBERS
TO BE HELD ON [                             ], 2006

The undersigned hereby appoints [                                      ] and [                                      ] or any one of them, as proxies, with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all of the Class A member units of Badger State Ethanol, LLC, (the "Company"), 820 West 17th Street, Monroe, Wisconsin 53566, which the undersigned would be entitled to vote if personally present at the Special Meeting of Members (the "Meeting") to be held at [                                                           ] on [                             ], [                   ] [    ], 2006 at [        ] [  ].m. local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting of Members and the Proxy Statement relating to the Meeting, receipt of which are hereby acknowledged.

        If any of the proposed amendments listed under Proposal One are not approved, the board, in its discretion, may determine not to implement (i) the reclassification; or (ii) any or all of the proposed amendments to the currently effective Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement that the members otherwise approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

PROPOSAL ONE:	The approval of the following proposed amendments to the Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement:

A.	Amendments to Sections 1.11, 2.2, 2.5, 6.2, 10.2 and 10.4 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our Class A member units held by unit holders who are the record holders of 20 or fewer Class A member units. In connection with the reclassification, each Class A member unit held by such record holders will be reclassified on the basis of one Class A-1 member unit for each Class A member unit held by such record holders immediately prior to the effective time of the reclassification. All other Class A member units will remain outstanding and be unaffected by the reclassification, except as described in the Proxy Statement relating to the Meeting;
	☐ For	☐ Against	☐ Abstain
B.
By amendment to Section 2.2 of the Second Amended and Restated Operating Agreement, the addition of a minimum ownership threshold requiring each holder of our Class A member units to own not less than 10 Class A member units and the modification of the Class A unit concentration limit to provide that each Class A unit holder together with his or her affiliates may own no more than 2,000 Class A units without the consent of our board, without reference to the 10% ownership limitation in our Second Amended and Restated Operating Agreement;
	☐ For	☐ Against	☐ Abstain
C.
By amendment to Section 10.3 of the Second Amended and Restated Operating Agreement, that our board of directors be provided with the authority to disallow a transfer of Class A member units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;
	☐ For	☐ Against	☐ Abstain
D.
Revision of the amendment provisions in Section 9.1 of the Second Amended and Restated Operating Agreement to provide that our operating agreement may be modified or amended by the affirmative vote of two thirds of the directors then serving without member approval or by the affirmative vote of holders of a majority of our Class A member units, provided that the Class A unit holders must approve any amendment that would modify the limited liability of our members, would change the member approval requirements for the merger or sale of the assets of the company or our dissolution or would affect the payment of distributions to our members;

	☐ For	☐ Against	☐ Abstain
E.
Removal of member approval rights currently contained in Sections 5.4(a) and 5.4(b) of the Second Amended and Restated Operating Agreement with respect to aspects of our operations that we believe are more properly determined by our directors, such as confessions of judgment against the company, taking steps to declare bankruptcy, the issuance of member units and engaging in transactions with our directors;
	☐ For	☐ Against	☐ Abstain
F.
By amendment to Section 5.1 of the Second Amended and Restated Operating Agreement, the increase of our board size from a maximum of seven directors to a maximum of nine directors, with the actual board size determined from time to time by the affirmative vote of two thirds of all directors then serving; and
	☐ For	☐ Against	☐ Abstain
G.
Deletion of the requirement in Section 1.10 of the Second Amended and Restated Operating Agreement that our board of directors adopt a formal business plan prior to each fiscal year, which will give our board additional flexibility in operating the company and responding to changing economic, market and other conditions.
	☐ For	☐ Against	☐ Abstain
H.
Amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout, including updates in connection with provisions regarding our former Class B member units and Class C member units, which were converted to Class A member units in connection with our initial public offering.
	☐ For	☐ Against	☐ Abstain
PROPOSAL TWO:	The approval of an adjournment of the meeting, if necessary, to solicit additional proxies.
	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED MEMBER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING.

        If the Class A member units are held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the Class A member unit certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:	(Be sure to date your Proxy)	, 2006
Name(s) of Member(s)
Signature(s) of Member(s)

        Please mark, date and sign this proxy, and return it in the enclosed self-addressed return envelope. No postage is necessary.

QuickLinks

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE RULE 13E-3 TRANSACTION
SPECIAL FACTORS
THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT
DESCRIPTION OF MEMBER UNITS
ABOUT THE SPECIAL MEETING
FINANCIAL INFORMATION
BADGER STATE ETHANOL, LLC SELECTED CONSOLIDATED FINANCIAL INFORMATION
MARKET PRICE OF BADGER STATE ETHANOL, LLC CLASS A MEMBER UNITS AND DISTRIBUTION INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CLASS A MEMBER UNIT PURCHASE INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A
  Appendix A

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF BADGER STATE ETHANOL, LLC
APPENDIX B

THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF BADGER STATE ETHANOL, LLC
SECTION 4 DISTRIBUTIONS
APPENDIX C

  Item 1.—Consolidated Financial Statements (Unaudited)
BADGER STATE ETHANOL, LLC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
BADGER STATE ETHANOL, LLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
BADGER STATE ETHANOL, LLC NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS March 31, 2006
  NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  NOTE B—INVENTORIES
  NOTE C—DERIVATIVE INSTRUMENTS
  NOTE D—GOVERNMENT INCENTIVE PAYMENTS
  NOTE E—COMMITMENTS
  NOTE F—RELATED PARTIES
  NOTE G—RECLASSIFICATION OF MEMBER UNITS
  Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
  Item 3. Quantitative and Qualitative Disclosures About Market Risk
  Item 4. Controls and Procedures
PART II—OTHER INFORMATION
  Item 6. Exhibits
SIGNATURES

RISK FACTORS
PART I
  ITEM 1. BUSINESS
  ITEM 2. PROPERTIES
  ITEM 3. LEGAL PROCEEDINGS
  ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
PART II
  ITEM 5. MARKET FOR REGISTRANT'S MEMBER UNITS, RELATED MEMBER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
  ITEM 6. SELECTED FINANCIAL DATA
  ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
  ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
  ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
  ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
  ITEM 9A. CONTROLS AND PROCEDURES
PART III
  ITEM 11. EXECUTIVE COMPENSATION
  ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED MEMBER MATTERS
  ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES AUDIT AND NON-AUDIT FEES
PART IV
  ITEM 15. EXHIBITS AND REPORTS ON FORM 8-K
SIGNATURES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BADGER STATE ETHANOL, LLC CONSOLIDATED BALANCE SHEETS December 31, 2005 and 2004
BADGER STATE ETHANOL, LLC CONSOLIDATED STATEMENTS OF INCOME Years ended December 31, 2005, 2004 and 2003
BADGER STATE ETHANOL, LLC CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY Years ended December 31, 2005, 2004 and 2003
BADGER STATE ETHANOL, LLC CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, 2005, 2004 and 2003
BADGER STATE ETHANOL, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS